EXHIBIT 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS *. A COMPLETE, UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DATED 1st March 2005

(1) BIOTECHNOLOGY RESEARCH CORPORATION LIMITED

(2) GERON CORPORATION

_________________________________________

JOINT VENTURE AGREEMENT
_________________________________________

Baker & Mc. Kenzie
14th Floor Hutchison House
Hong Kong
Telephone: (852) 2846-1888
Fax: (852) 2846-0476

THIS AGREEMENT is made on the 1st day of March 2005 (the “Effective Date”)

BETWEEN:

(1)	BIOTECHNOLOGY RESEARCH CORPORATION LIMITED, a company incorporated under the laws of Hong Kong whose registered office is at The Hong Kong University of Science and Technology, Clear Water Bay, Kowloon, Hong Kong (“BRC”).

(2)	GERON CORPORATION, a company incorporated under the laws of the state of Delaware whose registered office is at 230 Constitution Drive, Menlo Park, California 94025, United States of America ( “Geron”).

RECITALS:

(A)	BRC and Geron wish to establish a joint venture company in Hong Kong (the “Company”), for the purposes of carrying on the Business (as defined below). The primary objective of the Company shall be to be commercially successful. The secondary objective of the Company shall be to promote and grow the biotechnology industry and drug development in Hong Kong.

(B)	The details of the Company immediately before Completion (as defined below) are set out in Schedule 1.

(C)	The Shareholders now wish to invest in and operate the Company as a joint venture for the purposes and on the terms set out below.

(D)	Each of the Parties enters into this Agreement in consideration of each of the other Parties entering into this Agreement and accepting the terms, undertakings and covenants contained herein.

TERMS AGREED:

1.	Definitions and Interpretation

1.1	In this Agreement and the Recitals, where the context so admits, the following words and expressions shall have the following meanings:

“Affiliated Company”	means in relation to any company, any Associated Company of such company and any company in which such company or any holding company of such company holds or controls directly or indirectly not less than 20% of the issued share capital;

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“Agreed Accounting Policies”	means the accounting policies as set out in Schedule 6, with such amendments as may from time to time be agreed in writing by the Shareholders;

“Ancillary Agreements”	means the BRC Licence Agreement, the BRC Services Agreement, the Geron Licence Agreement and the Geron Services Agreement;

“Articles of Association”	means the Articles of Association of the Company, a copy of which is attached as Schedule 3 and any reference to an “Article” shall be a reference to that article of the Articles of Association;

“A Share”	means a class A share of US$1 par value in the share capital of the Company having the rights and benefits and being subject to the restrictions set out in the Articles of Association, which initially shall have the same rights, benefits and restrictions as a B Share (except as to the rights of conversion and redemption that attach only to B Shares);

“Associated Company”	means, in relation to any company, any subsidiary or holding company of that company or any other subsidiary of such holding company (and for this purpose, HKUST shall be deemed to be a holding company of BRC until such time as when BRC ceases to be a subsidiary of HKUST);

“Background IP”	means present or future Intellectual Property other than the Existing IP, a licence under which is necessary for the development and/or commercialisation of products in the Field of Use;

“Board”	means the Company’s board of directors;

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“BRC Background IP”	means Background IP owned by or licensed to BRC or HKUST or any Affiliated Companies Controlled by BRC or HKUST, under which BRC or such Affiliated Company of BRC or HKUST is legally permitted to grant licences;

“BRC Director”	means a Director appointed by BRC pursuant to Clause 5.1;

“BRC Existing IP”	means Existing IP owned by or licensed to BRC or HKUST or any Affiliated Companies Controlled by BRC or HKUST under which BRC, HKUST or such Affiliated Company of BRC or HKUST is legally permitted to grant licences;

“BRC Licence Agreement”	means the licence agreement to be entered into between the Company and BRC in the form attached hereto as Schedule 8;

“BRC Services Agreement”	means the services agreement to be entered into between the Company and BRC in the form attached hereto as Schedule 9;

“B Share”	means a class B Share of US$1 par value in the share capital of the Company having the rights and benefits and being subject to the restrictions set out in the Articles of Association, which initially shall have the same rights, benefits and restrictions as an A Share (except as to the rights of conversion and redemption that attach only to B Shares);

“Business”	means the business of the Company as described in Clause 4 and such other business as the Shareholders may agree from time to time (in accordance with Clause 6.1) should be carried on by the Company;

“Business Day”	means a day (other than a Saturday or a Sunday) on which banks are open for business in both Hong Kong and California;

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“Collaboration Inventions”	means any and all inventions, discoveries, improvements, modifications, innovations, or Intellectual Property (including without limitation materials and rights therein), whether or not patentable, that are made, created, developed, discovered, conceived, or reduced to practice (i) by an employee of the Company or of either BRC or Geron or any of the Affiliated Companies Controlled by either BRC or Geron in the course of activities in the Collaboration Program, or (ii) by a Third Party or an Affiliated Company of either BRC or Geron which is not Controlled by either BRC or Geron in the performance of a contract in support of the Collaboration Program (but only to the extent that the Company, BRC or Geron or their relevant Affiliated Companies has rights in such invention);

“Collaboration Product”	means any product that is described in, is claimed in, incorporates or contains any Collaboration Technology;

“Collaboration Program”	means the research, development, commercialization, and other activities of the Parties under this Agreement;

“Collaboration Technology”	means Background IP, Existing IP and Collaboration Inventions;

“Companies Ordinance”	means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

“company”	means any company or body corporate wherever incorporated;

“Completion”	means completion of the matters referred to in Schedule 2;

“Completion Date”	means a date agreed in writing by the Parties for Completion to take place;

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“Control”	a person or persons (each a “controller”) shall be taken to have Control of another person (“the controlled person”) if one or more of the controllers, whether by law or in fact, has, or is entitled to acquire, the right or the power to secure directly or indirectly that the controlled person’s affairs are conducted in accordance with the wishes of the controller and in particular, but without prejudice to the generality of the foregoing, if one or more of the controllers holds:

(i)	the greater part of the share capital of the controlled person or of the voting rights attaching to the controlled person’s shares; or

(ii)	the power to control the composition of any board of directors or governing body of the controlled person;

For the purposes of the foregoing and without limitation there shall be attributed to any controller:

(i)	any rights or powers which another person possesses on his behalf or is or may be required to exercise on his direction or behalf; and

(ii)	all rights and powers of any body corporate of which any controller alone or together with another or other controllers has control or of any two or more such bodies corporate;

and a “change in Control” shall be deemed to have occurred if any person having previously controlled the relevant person, ceases to do so, or if any person acquires Control of the relevant person;

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“Deadlock”	means any situation which has persisted for not less than 90 days in which, by virtue of a substantial disagreement in good faith amongst the Shareholders, whether at Board or Shareholder level or both, and which is manifested by the inability of the Board (or the Shareholders, as the case may be) at three (3) consecutive regular or special meetings to approve an action, the failure to approve which:

(i) makes it impossible or impracticable for the Company to conduct the Business, or

(ii) makes it impossible or impracticable for the Company to obtain additional capital necessary to sustain the operations of the Company, or

(iii) makes it impossible or impracticable for the Company to comply with its material obligations under any material agreements under which it is bound.

The Deadlock shall be deemed to have arisen upon written notice of Deadlock given by one Shareholder to the other(s) no earlier than the expiry of the 90-day period referred to above;

“Deed of Adherence”	means a deed in the form attached as Schedule 4 pursuant to which a transferee or allottee of Shares agrees to be bound by all the terms of this Agreement as if it had been a signatory;

“Default Notice”	means the written notice given by the non- defaulting Shareholder to the Defaulter of the occurrence of an Event of Default;

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“Defaulter”	means with respect to an Event of Default, the Shareholder who has committed or suffered the Event of Default;

“Derivative Compound”	means any molecule or substance derived by or on behalf of the Company from any Existing Compound, including, without limitation, any modification, purification, analog, or synthetic reproduction of any Existing Compound;

“Director”	means any director of the Company from time to time;

“Effective Date”	means the date of this Joint Venture Agreement as specified on the first page hereof;

“Event of Default”	means the occurrence of any of the following:

(i) if (A) a proceeding is commenced in a court of competent jurisdiction and is not dismissed within 30 days, or an order is made by a court of competent jurisdiction or an effective resolution is passed, for the winding-up, insolvency, administration, reorganisation, reconstruction, dissolution or bankruptcy of the Defaulter (in each case, other than in the course of a bona fide reorganisation or restructuring whilst solvent, including without limitation by merger, consolidation, or sale of assets) or for the appointment of a liquidator, receiver, administrator, trustee or similar officer of the Defaulter or of all or substantially all of its business or assets; (B) the Defaulter stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or enters into any composition or other arrangement with its creditors or is declared or becomes bankrupt or insolvent; or (C) a creditor takes possession of all or substantially all of the

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business or assets of the Defaulter or any execution or other legal process is enforced against all or substantially all of the business or assets of the Defaulter and is not discharged within 30 days;

(ii) if the Defaulter is in material breach of its obligations hereunder (or under any of the Ancillary Agreements) and such breach, if capable of remedy, has not been remedied to the reasonable satisfaction of the other Shareholder (or of the Company, in the case of the Ancillary Agreements) at the expiry of 60 days following receipt by the Defaulter of written notice from the non- defaulting Shareholder specifying the breach and reasonably indicating the steps required to be taken to remedy the failure;

(iii) if the Defaulter ceases to carry on its business or any substantial part thereof, or disposes of, or any governmental or other authority expropriates, all or substantially all of its business or assets, provided that this shall not apply to a bona fide reorganisation or restructuring of the Defaulter whilst solvent (including without limitation by merger or consolidation or sale of assets); or

(iv) if the Defaulter disagrees with the other Shareholder in bad faith in order to create a Deadlock, and either (a) gives a written notice of Deadlock to the other Shareholder based on such bad faith disagreement, or (b) persists in such bad faith disagreement for 60 days after written notice by the other Shareholder that such other Shareholder believes the Defaulter’s disagreement is in bad faith;

“Existing Compounds”	means the compounds described in Schedule 12;

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“Existing IP”	means the Intellectual Property that exists on the Effective Date to the extent it is directed to TA or TA Compounds;

“Expert”	has the meaning given to it in Clause 19.1;

“Field of Use”	means the use of TA for Human Therapeutics;

“Funding Schedule”	means the funding schedule in Schedule 7 which sets out the capital contributions to be made by each of BRC and Geron to the Company and the timing of such contributions;

“Geron Background IP”	means Background IP owned by or licensed to Geron or any of the Affiliated Companies Controlled by Geron, under which Geron or such Affiliated Company is legally permitted to grant licences or sublicences (as the case may be);

“Geron Director”	means a Director appointed by Geron pursuant to Clause 5.1;

“Geron Existing IP”	means Existing IP owned by or licensed to Geron or any of the Affiliated Companies Controlled by Geron, under which Geron or such Affiliated Company is legally permitted to grant licences or sublicences (as the case may be);

“Geron Licence Agreement”	means the licence agreement dated as of the date hereof between the Company and Geron in the form attached hereto as Schedule 10;

“Geron Services Agreement”	means the services agreement dated as of the date hereof between the Company and Geron in the form attached hereto as Schedule 11;

“HKUST”	means The Hong Kong University of Science and Technology;

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“holding company”	has the meaning attributed to it in section 2 of the Companies Ordinance;

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Human Therapeutics”	means any therapeutic or prophylactic products or applications of products the marketing, use or sale of which in the U. S. requires approval by the U.S. Food and Drug Administration of any such product as a therapeutic or prophylactic drug, biologic or combination product;

“Intellectual Property”	means patents, registered designs, design rights, knowhow, trade marks, service marks, copyrights, trade secrets and other confidential information, Internet domain names of any level, design rights, rights in circuit layouts, topography rights, business names, registrations of, applications to register (including without limitation patent applications) and rights to apply for registration of any of the aforesaid items, rights in the nature of any of the aforesaid items in any country, rights in the nature of unfair competition rights and rights to sue for passing off;

“Joint Operating Committee”	has the meaning given to it in Clause 5.11;

“Licensed Geron Products”	means any and all products within the Field of Use that are sold by Geron or its sublicensees and (a) contain or incorporate any Existing Compound or Derivative Compound, or (b) are created, developed, or result from the use of any Existing Compound or Derivative Compound, or further purification thereof, or from the use of any Geron Trade Secret (as defined in the Geron Licence Agreement);

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“Net”	means, in relation to revenue, gross revenue received by the seller, less any applicable sales and value added taxes but excluding income tax and in the case of revenue from sales of products less (a) government- imposed duties, (b) trade or cash discounts and rebates, and (c) shipping, insurance and freight costs borne by the seller and reflected in the relevant invoice;

“Operations Plan”	means the most recent operations plan of the Company approved by the Shareholders in accordance with Clause 14.3, with the first operations plan of the Company to be prepared and presented to the Shareholders for approval before the commencement date of Phase I;

“Parties”	means the parties to this Agreement and “Party” means any one of them including any other person who becomes a Shareholder of the Company and who agrees to be bound by the provisions of this Agreement by executing a Deed of Adherence;

“Phase I”	means the period commencing on the date of commencement of work under the Phase I Work Plan and ending on the date of the completion of the Phase I Work Plan;

“Phase I Work Plan”	means the work plan for Phase I agreed between BRC and Geron attached hereto as Schedule 13 as such work plan may be modified pursuant to this Agreement;

“Phase II”	means the period commencing on the date of commencement of work under the Phase II Work Plan and ending on the date of the completion of the Phase II Work Plan;

“Phase II Work Plan”	means the preliminary draft of the work plan for Phase II agreed between BRC and Geron attached hereto as Schedule 14, as such

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work plan may be modified pursuant to this Agreement;

“PRC”	means the People’s Republic of China (but excluding, for the purposes of this Agreement, Hong Kong, Macau and Taiwan);

“Prescribed Price”	means the price per Share (as of the date of the written notice specified under either Clause 8.2, Clause 12.3.1 or Clause 12.4.1) (i) as agreed by the Shareholders, or (ii) in the event the Shareholders do not agree on the Prescribed Price per Share within 30 days of the relevant written notice, as determined by an Expert in accordance with Clause 19 below;

“Prospective Purchaser”	has the meaning given to it in paragraph (C) of Schedule 5;

“Purchase Notice”	has the meaning given to it in paragraph (E) of Schedule 5;

“Recipient”	has the meaning given to it in paragraph (C) of Schedule 5;

“Relevant Percentage”	means, in relation to a Shareholder, a fraction, the numerator of which is the total number of Shares held by that Shareholder at the time in question and the denominator of which is the total number of Shares in issue at that time;

“Relevant Shares”	has the meaning given to it in paragraph (C) of Schedule 5;

“SIAC”	means the Singapore International Arbitration Centre;

“Share”	means any share (of whatever class or denomination) in the share capital from time to time of the Company;

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“Shareholder”	means any registered holder of one or more Shares from time to time;

“subsidiary”	has the meaning attributed to it in section 2 of the Companies Ordinance;

“TA”	means directly or indirectly inducing the expression, or increasing the level of expression, or otherwise increasing the activity of endogenous telomerase in a cell or organism;

“TA Compounds”	means compounds that induce TA, including the Existing Compounds;

“Third Party”	means any person other than BRC, Geron or any of their Affiliated Companies;

“Third Party Interest”	means and includes any interest or equity of any person (including any right to acquire, option or right of pre-emption), voting arrangement, mortgage, charge, pledge, bill of sale, lien, deposit, hypothecation, assignment or any other encumbrance, priority or security interest or arrangement or interest under any contract or trust or any other Third Party interest of whatsoever nature over or in the relevant property;

“Transfer Notice”	has the meaning given to it in paragraph (C) of Schedule 5;

“Transferor”	has the meaning given to it in paragraph (C) of Schedule 5;

“U.S.”	means the United States of America; and

“US$”	means United States dollars, the lawful currency of the United States of America.

1.2	Save where the context otherwise requires words and phrases the definitions of which are contained or referred to in the Companies Ordinance shall be construed as having the meaning thereby attributed to them.

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1.3	Any references, express or implied, to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date hereof) and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to sections of consolidating legislation shall wherever necessary or appropriate in the context be construed as including references to the sections of the previous legislation from which the consolidating legislation has been prepared.

1.4	References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time;

1.5	References in this Agreement to recitals, clauses, paragraphs and schedules are to clauses and paragraphs in and recitals and schedules to this Agreement (unless the context otherwise requires). The Recitals and Schedules to this Agreement shall be deemed to form part of this Agreement.

1.6	Headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.7	References to the Shareholders and the Company include their respective successors and permitted assigns.

1.8	References to “persons” shall include any individual, any form of body corporate, unincorporated association, firm, partnership, joint venture, consortium, association, organisation or trust (in each case whether or not having a separate legal personality).

1.9	References to writing shall include any methods of reproducing words in a legible and non-transitory form.

1.10	The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

1.11	A document expressed to be “ in the approved terms ” means a document the terms of which have been approved by or on behalf of the Shareholders and a copy of which has been signed for the purposes of identification by or on behalf of the Shareholders.

1.12	In construing this Agreement:

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1.12.1	the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

1.12.2	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.	Conditions

2.1	This Agreement is conditional upon:

2.1.1	the passing by the directors of BRC and the directors of Geron of a resolution approving this Agreement;

2.1.2	all necessary approvals and consents to the execution of this Agreement and the performance of the transactions hereby contemplated being obtained;

2.1.3	BRC entering into the BRC Services Agreement;

2.1.4	HKUST and BRC entering into the BRC Licence Agreement;

2.1.5	Geron entering into the Geron Licence Agreement and the Geron Services Agreement; and

2.1.6	the Company having been duly incorporated with the details set out in Schedule 1.

2.2	BRC and Geron shall use all reasonable endeavours to ensure that the conditions set out in Clause 2.1 shall be fulfilled by the date referred to in Clause 2.3.

2.3	If the conditions set out in Clause 2.1 shall not have been fulfilled or waived in writing by BRC and Geron within 30 days after the Effective Date, this Agreement (other than Clauses 1, 17, 21, 25, 29, 30, 31 and 34) shall, subject to the liability of either Shareholder to the other in respect of any breaches of the terms hereof, including the obligations under Clause 2.2 antecedent thereto, be null and void and of no effect.

3.	Subscription for Shares and Completion

3.1	BRC and Geron shall make their respective capital contributions to the Company in accordance with the provisions of the Funding Schedule.

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3.2	Completion, subject to the satisfaction or waiver of the provisions of Clause 2, shall take place on the Completion Date at the time and place agreed by the Parties when all (but not some only) of the events described in Schedule 2 shall be performed.

3.3	If, in any respect, any of the provisions of Schedule 2 are not complied with on the Completion Date by any of the Parties, the remaining Party may at its option defer Completion until 1 April 2005 (and so that the provisions of this Clause shall apply to Completion as so deferred). Unless in such circumstances the remaining Party so defers Completion, this Agreement shall terminate on the Completion Date, but without prejudice to any claim which any Party may have against any other Party for breach of contract.

4.	The Business

4.1	The Parties shall procure that the Business shall be the carrying on of the following activities: to conduct research, development and commercialisation of Intellectual Property and technology in the Field of Use, including without limitation the development and commercialisation of the Collaboration Products.

4.2	The Business shall be conducted during Phase I and Phase II in accordance with the Phase I Work Plan and the Phase II Work Plan respectively. The first Operations Plan shall be prepared and presented to the Shareholders for approval before the commencement date of Phase I. After the end of Phase II, the Business shall be conducted in accordance with the business plan approved by the Shareholders from time to time. Each of the Parties shall use its respective reasonable endeavours, without being required to incur any financial obligation (other than as expressly set out in this Agreement), to promote the interests of the Company, to ensure that the Company conducts the Business with energy and efficiency and to facilitate the promotion of the Business. Each Shareholder hereby covenants with the other Shareholder that it shall at all times act in good faith towards the other in connection with this Agreement and in relation to the conduct of the Business and the interests of the Company, and further, shall act in what it reasonably believes to be the best interest of the Company and not act contrary to what it reasonably believes to be the interests of the Company or the Company’s conduct of the Business.

5.	Directors

5.1	The maximum number of Directors shall be six, unless otherwise agreed in writing by the Shareholders. For so long as BRC and Geron each own 50% of the total issued Shares, BRC shall be entitled to appoint and at any time remove or substitute three BRC Directors and Geron shall be entitled to appoint and at any

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time remove or substitute three Geron Directors. At such times as a Shareholder owns (i) at least 10% but less than 25% of the total issued Shares, such Shareholder shall be entitled to appoint and at any time remove or substitute one Director; (ii) at least 25% but not more than 40% of the total issued Shares, such Shareholder shall be entitled to appoint and at any time remove or substitute two Directors; (iii) more than 40% but less than 60% of the total issued Shares, such Shareholder shall be entitled to appoint and at any time remove or substitute three Directors; (iv) at least 60% but not more than 75% of the total issued Shares, such Shareholder shall be entitled to appoint and at any time remove or substitute four Directors; (v) more than 75% but not more than 90% of the total issued Shares, such Shareholder shall be entitled to appoint and at any time remove or substitute five Directors; and (vi) more than 90% of the total issued Shares, such Shareholder shall be entitled to appoint and at any time remove or substitute six Directors.

5.2	A Shareholder may appoint or remove a Director by depositing written notice at the Company’s registered office and by sending a copy of the same to the other Shareholder.

5.3	In the event that any Shareholder disposes of all its Shares, such Shareholder shall immediately procure the resignation of all the Directors at the time holding office by reason of their nomination by such Shareholder. In the event that the Relevant Percentage of a Shareholder falls below any of the relevant shareholding thresholds set out in Clause 5.1, such Shareholder shall comply with Clause 5.1 and immediately procure the resignation of the relevant number of Director(s) at the time holding office by reason of their nomination by such Shareholder.

5.4	Any Shareholder removing a Director in accordance with this Clause 5 and the relevant provisions of the Articles of Association shall be responsible for and shall hold harmless the other Shareholder and the Company from and against any claim for damages, loss of office, wrongful dismissal or otherwise arising out of such removal and any reasonable costs and expenses incurred in defending such proceedings including, but without prejudice to the generality of the foregoing, legal costs actually incurred.

5.5	The Board shall meet at least once every financial quarter and as required in accordance with and subject to the Articles of Association. At each meeting of the Board and in respect of each resolution proposed to the Board each Director shall have one vote. Subject to Clause 5.10, Clause 5.11 and Clause 6.1, all resolutions of the Board shall be passed by simple majority vote.

5.6	Unless waived by a majority of the Directors, not less than seven days’ notice, which period of notice shall be exclusive of the day on which the notice is served or deemed to be served and the day for which the meeting is called, of all

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meetings of the Board shall be given to each Director and shall be accompanied by an agenda of the business to be transacted at such meeting together with all papers to be circulated or presented to the same. Within no more than ten days after each such meeting, a certified copy of the minutes of that meeting shall be delivered to each Director.

5.7	The chairman of the Board (the “Chairman”) shall at all times be a Director, with each of Geron and BRC rotating to have the right to appoint and remove the Chairman every twelve months. The first Chairman shall be appointed by Geron. In the case of an equality of votes at any meeting of the Board or of the Shareholders, the Chairman shall not be entitled to a second or casting vote.

5.8	No meeting of the Board may proceed to business nor transact any business unless a quorum is present at the start of and throughout such meeting. A quorum of the Board shall be two BRC Directors and two Geron Directors present in person or represented by an alternate. In the event that a quorum of the Directors is not so present at the start of and throughout a duly convened Board meeting, that meeting shall be adjourned to the same time and place on the same day in the next week or as otherwise agreed by a simple majority of the Directors and a quorum at such adjourned meeting shall consist of two BRC Directors and two Geron Directors present in person or represented by an alternate. In the event that a quorum of the Directors is not so present at the start of and throughout such duly adjourned Board meeting, that meeting shall be further adjourned to the same time and place on the same day in the next week or as otherwise agreed by a simple majority of the Directors and a quorum at such adjourned meeting shall consist of any three Directors present in person or represented by an alternate.

5.9	Each Director may in accordance with and subject to the Articles of Association, appoint an alternate to represent him at meetings of the Board which he is unable to attend. Such alternate shall be entitled to attend and vote at meetings of the Board and to be counted in determining whether a quorum is present. Each alternate director shall have one vote for every Director whom he represents in addition to any vote of his own.

5.10	Subject only to Clause 6.1, a resolution of the Board shall be validly passed if the text of the resolution has been signed or approved by each Director or his alternate in accordance with the Articles. Such resolution shall be sent to each Director and shall require a response within a period specified in the notice of such resolution, being not less than seven days after its date of despatch and no resolution shall take effect until the expiry of such period unless a majority of the Board has waived this requirement.

5.11	Subject only to Clause 6, the business of the Company shall be managed by the Board which may delegate any of its powers, including the day-to-day running of

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the Business, to a joint operating committee (the “Joint Operating Committee”) as described in Clause 7. The Joint Operating Committee shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board. If the Board so authorises or requests, auditors, consultants, advisers and employees shall be permitted to attend and speak at meetings of the Board, but not to vote.

5.12	Directors may participate in a meeting of the Board by means of telephone conference, video conferencing or similar communications equipment whereby all persons participating in the meeting can hear each other and such participation shall constitute presence in person.

5.13	Each Shareholder hereby consents to receiving not less than seven days’ notice (or such shorter notice as consented to by the Shareholders in writing) of each Shareholders’ meeting, which period of notice shall be exclusive of the day on which the notice is served or deemed to be served and the day for which the meeting is called and each such notice shall specify the business to be transacted thereat. The quorum for Shareholders’ meetings shall be at least one duly authorised representative of BRC and at least one duly authorised representative of Geron, with each Share having one vote. A quorum must be present at the beginning of and throughout each meeting. In the event that a quorum of Shareholders is not present at the start of and throughout a duly convened Shareholders’ meeting, that meeting shall be adjourned to the same time and place on the same day in the next week and a quorum at such adjourned meeting shall consist of at least one duly authorised representative of BRC and at least one duly authorised representative of Geron, with each Share having one vote. In the event that a quorum of Shareholders is not present at the start of and throughout such duly adjourned Shareholders’ meeting, that meeting shall be further adjourned to the same time and place on the same day in the next week and a quorum at such adjourned meeting shall consist of the duly authorised representative of any Shareholder present at such adjourned meeting. The Chairman shall preside as chairman at every Shareholders’ meeting. Questions arising at any Shareholders’ meeting shall be decided by a simple majority vote of those present or participating via other permitted means and entitled to vote, except where a greater majority is required by the Articles of Association, any agreement between the Shareholders or by any relevant law and in the case of an equality of votes, the Chairman shall not have a casting vote. Shareholders may participate in a Shareholders’ meeting by means of telephone conference, video conferencing or similar communications equipment whereby all persons participating in the meeting can hear each other and such participation shall constitute presence in person or by proxy or representative. Shareholders’ resolutions may be passed by circular resolutions signed by or on behalf of all the Shareholders.

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5.14	Each Shareholder shall exercise or refrain from exercising any voting rights or other powers of control so as to ensure the passing of any and every resolution necessary or desirable to procure that the affairs of the Company are conducted in accordance with the provisions of this Agreement and otherwise to give full effect to the provisions of this Agreement and likewise to ensure that no resolution is passed which does not accord with such provisions.

5.15	The remuneration (if any) of the Directors shall be determined by, and subject to the unanimous approval of, the Shareholders.

6.	Prior Approval Required for Certain Board and Shareholders Actions

6.1	Following Completion and save as otherwise provided in this Agreement, the Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company to procure that the Company and/or the Board shall not, without the prior written approval of BRC and Geron:

6.1.1	make or agree to make any change to the authorised or issued share capital from time to time of the Company or grant any option over or interest in, or issue any instrument carrying rights of conversion into, any other security or share of the Company or redeem or purchase any of its own shares or effect any other re-organisation of its share capital;

6.1.2	permit the registration of any person as a shareholder (whether by way of subscription or transfer) other than as permitted by this Agreement;

6.1.3	make any change to the Company’s Memorandum or Articles of Association;

6.1.4	create or, where appropriate, issue any fixed or floating charge, debenture, lien (other than a lien arising by operation of law or in the ordinary course of business) or other mortgage, encumbrance or security over the whole or any part of the undertaking, business, property or assets (tangible or intangible) of the Company, except for the purpose of securing the indebtedness of the Company to its bankers for sums borrowed in the ordinary and proper course of the Business;

6.1.5	permit the Company to incur any indebtedness in excess of that provided in the Operations Plan;

6.1.6	make any loan or advance or give any credit (other than normal trade credit) to any person;

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6.1.7	give any guarantee, indemnity or security to secure the liabilities or obligations of any person;

6.1.8	except as otherwise specifically provided for in the Operations Plan, (i) sell, transfer, lease, assign, dispose of or part with control of any interest in all or any material part of the undertaking, business, property or assets (tangible or intangible) of the Company (whether by a single transaction or a series of transactions) or contract to do so or (ii) acquire or contract to acquire any business, property or assets (tangible or intangible) or any interest therein which would, following such acquisition constitute a material part of the business, property or assets of the Company;

6.1.9	set up or close down any branch or office or create, acquire or dispose of any subsidiary or of any shares or any security or any interest in any subsidiary;

6.1.10	take or agree to take any leasehold interest in, or licence over, any land;

6.1.11	enter into any partnership or profit sharing agreement or joint venture with any person;

6.1.12	approve the semi-annual operations plan, budget and capital expenditure programme or make any substantial alteration to the Operations Plan including any material change to the nature and/or geographical area of the Business or take or ratify any action materially in conflict with the Operations Plan;

6.1.13	acquire, purchase or subscribe for any shares, loan stock, debentures, mortgages or securities (or any interest therein) or any other interest in any person;

6.1.14	grant any power of attorney, delegate directors’ powers (other than as provided in this Agreement) or fail to comply with any guidelines or directives issued by the Board which are consistent with the remainder of this Agreement;

6.1.15	enter into, vary or terminate any contract or transaction for the disposal or licensing to any other person of any rights in respect of Collaboration Inventions or whereby any person would or might receive remuneration calculated by reference to its income or profits;

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6.1.16	make any composition or arrangement with its creditors, move for insolvency, receivership or administration or do or permit or suffer to be done any act or thing whereby the Company may be wound up (whether voluntarily or compulsorily), save as otherwise expressly provided for in this Agreement;

6.1.17	declare or make any dividend or other distribution in cash or in specie and whether out of revenue profits, capital profits or capital reserves save as required by Clause 15;

6.1.18	commence the prosecution or defence of, or settle, any legal or arbitration proceedings other than routine debt collection, except for any such action which involves a Shareholder or any of its Associated Companies and in such case, such Shareholder and its nominated Directors shall not be permitted to vote on such matters;

6.1.19	enter into, vary or terminate any of the Ancillary Agreements (other than in accordance with its terms), any agreement between the Company and any of the Shareholders or any of the Associated Companies of any Shareholder;

6.1.20	establish, cancel, or vary the terms of any pension, retirement, profit sharing, share option, profit related, bonus or incentive scheme;

6.1.21	enter into, effect or vary any claim, disclaimer, surrender, election or consent of a material nature for tax purposes;

6.1.22	change its name or trade under any corporate or trade name;

6.1.23	change its financial year, auditors or registered office;

6.1.24	factor or assign any of its book debts;

6.1.25	open or close any bank account or change the terms of the mandate of any bank account of the Company;

6.1.26	adopt the annual accounts or, otherwise than as required by law, amend the Agreed Accounting Policies;

6.1.27	engage or agree to engage any person as an employee of the Company, set the terms of employment of any such person or vary or terminate the terms of employment of any employee of the Company;

6.1.28.	make any gift or political or charitable donation;

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6.1.29	file an IND, NDA, or similar application or filing with any U.S. or foreign regulatory agency;

6.1.30	repay any loan made by any Shareholder to the Company, other than pro rata with repayments by the Company of other loans made by the other Shareholders or other than in accordance with the Operations Plan;

6.1.31	incur any capital expenditure or liability in excess of US$100,000 (or the equivalent in any other currency) per transaction, or which when aggregated with previous transactions of a similar nature in any 12 month period would exceed US$100,000 (or the equivalent in any other currency) for that 12 month period, unless expressly provided for in the Operations Plan;

6.1.32	enter into any reorganization, recapitalization, reconstruction of share capital or consolidation or any scheme of arrangement of the Company; and

6.1.33	make any calls upon the Shareholders in respect of all or any part of the monies unpaid on the Shares held by them respectively.

6.2.	The Parties shall procure that the Company shall (so far as it is legally able to do so) observe and comply with the provisions, prohibitions and restrictions in this Clause 6.

7.	Joint Operating Committee

7.1	The Joint Operating Committee shall consist of two representatives of Geron (one of whom shall serve as Chair) and two representatives of BRC, and shall communicate frequently (at least monthly) in formal or informal meetings and/or telephone conferences.

7.2	Subject to the final authority of the Board, the Joint Operating Committee shall oversee and provide day-to-day management of all aspects of the Collaboration Program and of the development and commercialisation of the Collaboration Products, including without limitation the plans for conducting preclinical and clinical research and development, manufacturing, obtaining regulatory approvals, and sales and marketing of the Collaboration Products. The Joint Operating Committee shall (i) implement the Phase I Work Plan and the Phase II Work Plan as approved by the Board, including defining the specific projects or tasks to be performed, determining the best place to perform each project or task (whether at the Company, Geron, BRC, or elsewhere), determining the appropriate funding

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and personnel for each, and monitoring and otherwise managing the performance of each project or task; (ii) if appropriate in the Joint Operating Committee’s judgment, propose modifications to the Phase I Work Plan and/or the Phase II Work Plan and submit them to the Board for approval; and (iii) perform such other functions as are assigned to it by the Board.

7.3	The Joint Operating Committee shall seek to achieve unanimity on all issues coming before it. In the event that the Joint Operating Committee is unable to reach a unanimous decision on any issue, then the matter shall be decided by a simple majority vote and in the case of an equality of votes, the Chair of the Joint Operating Committee shall not have a casting vote. If the vote on a matter before the Joint Operating Committee is a tie, any member of the Joint Operating Committee may refer the matter to the Board for decision by a written notice to the Board, with copies to the members of the Board and the Joint Operating Committee, that describes the matter as presented to the Joint Operating Committee.

8.	Finance

8.1	In the event that the Company’s financial resources are at any stage insufficient to satisfy its working capital requirements as determined by the Board, the Shareholders will at the option of the Board be offered the opportunity, but without any obligation, to either:

8.1.1	advance loans to the Company on a pro rata basis in accordance with their then Relevant Percentage (a “New Advance”); or

8.1.2	subscribe for additional Shares on a pro rata basis in accordance with their then Relevant Percentage (as “New Subscription”).

8.2	If either Shareholder (an “Electing Shareholder”) elects not to make a New Advance or a New Subscription in accordance with this Clause 8 within a period of twenty-one days from the Board’s call therefor, then the other Shareholder shall have the right, upon written notice to the Board and to the Electing Shareholder, to make both its own New Advance or New Subscription and the New Advance or New Subscription of the Electing Shareholder, at the Prescribed Price per Share in the case of New Subscriptions, as of the date of such written notice, and the Shareholders shall procure that the necessary authorisations are given and steps taken for such Shares to be allotted and issued to such other Shareholder.

8.3	Save as provided in this Clause 8 and the Funding Schedule, no Shareholder undertakes to provide any loan or share capital to the Company nor to give any

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guarantee, security or indemnity in respect of any of the liabilities or obligations of the Company.

9.	Transfer of Shares

9.1	No transfer of any Share to any other party shall be registered before the end of Phase II without the express written consent of the non-transferor Shareholder (to be granted or withheld in its sole discretion) and thereafter only if:

9.1.1	the proposed transferee (if not already bound by the provisions of this Agreement) has entered into a Deed of Adherence; and

9.1.2	such transfer is made in compliance with this Clause 9 and the provisions contained in Schedule 5; and

9.1.3	except where the transfer is in accordance with Clause 9.2, the transferor assigns and the transferee accepts an assignment of the benefit of all or, in the case of a transfer of part of the Shares of a Shareholder a proportionate part, of any loans made to the Company by the transferor or any of its Associated Companies and for the time being outstanding and assumes all the obligations of the transferor in respect of all, or a proportionate part, of any guarantee given by the transferor on behalf of the Company and save as otherwise provided in this Agreement no Shareholder shall otherwise sell, transfer or dispose of any Share or Shares or any interest therein or create any Third Party Interest in respect thereof.

9.2	Notwithstanding Clause 9.1, the Parties agree that a transfer of all of the Shares owned by a Shareholder to a transferee who is and remains either (i) a wholly-owned subsidiary of the ultimate holding company of the transferor Shareholder; (ii) the ultimate holding company of the transferor Shareholder; or (iii) a wholly-owned subsidiary of the transferor Shareholder, shall be permitted provided that:

9.2.1	the obligations of the transferor Shareholder under this Agreement will remain unaffected by the proposed transfer;

9.2.2	the transferee executes a Deed of Adherence contemporaneously with such transfer; and

9.2.3	the Shares will be re-transferred to the transferor Shareholder (or, at the election of the transferor Shareholder by prior written notice to the other Shareholder, to another transferee that is either (i) a wholly-owned subsidiary of the ultimate holding company of the transferor

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Shareholder; (ii) the ultimate holding company of the transferor Shareholder; or (iii) a wholly-owned subsidiary of the transferor Shareholder, in which case this Clause 9.2 shall apply to such transfer of Shares to another transferee) immediately upon the relevant transferee ceasing to be either a wholly-owned subsidiary of the ultimate holding company of the transferor Shareholder, the ultimate holding company of the transferor Shareholder or a wholly-owned subsidiary of the transferor Shareholder, as the case may be.

Each Shareholder shall provide to the other such information as the other may reasonably require to ascertain that the transferee has not ceased to be such a wholly-owned subsidiary.

9.3	The Shareholders will procure that the Directors shall register any transfer of Shares which complies with the provisions of this Clause and Schedule 5.

10.	Undertakings not to Compete

10.1	Each of the Shareholders undertakes to and with the Company and the other Shareholder that for as long as it owns any Shares and for a period of * months thereafter (“the Period”):

10.1.1	it shall not and it shall procure that none of its Associated Companies shall, other than by means of the Company, either on its own account or in conjunction with or on behalf of any other person, carry on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise in carrying on any activity or business within the Field of Use;

10.1.2	without the prior written consent of the other Shareholder granted specifically with respect to the individual(s) in question, it shall not and it shall procure that none of its Associated Companies shall either on its own account or in conjunction with or on behalf of any other person, employ, solicit or entice away or attempt to employ, solicit or entice away from the Company or other Shareholder or any Associated Company of the other Shareholder any person who is or shall have been at the date of, or within one year prior to, the commencement of the Period an officer, manager, consultant or employee of the

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Company or other Shareholder or any Associated Company of the other Shareholder including but not limited to any person who had been seconded to the Company, whether or not such person would commit a breach of contract by reason of leaving such employment, provided that nothing in this Clause 10.1.2 shall restrict a Shareholder or its Associated Companies from (a) continuing as the employer of any person who is appointed a director or officer of the Company or who is seconded to the Company, or (b) with respect to any person who is seconded to the Company, re-employing or continuing to employ such person after the expiry of the agreed term of their secondment; and

10.1.3	it shall not in relation to any trade, business or company use a name, word or symbol or its Chinese equivalent in such a way as to be capable of or likely to be confused with the name or symbol of the Company and shall use all reasonable endeavours to procure that no such name shall be used by any person with which it is connected.

10.2	Each and every obligation under this Clause 10 shall be treated as a separate obligation and shall be severally enforceable as such, and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts as are unenforceable shall be deleted from this Clause, and any such deletion shall not affect the enforceability of all such parts of this Clause as remain not so deleted.

10.3	While the restrictions contained in this Clause 10 are considered by the Parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interest of the Parties but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

11.	Deadlock

11.1	In the event of a Deadlock and the issue by a Shareholder to the other of a notice in writing confirming that a Deadlock exists, the Shareholders shall, if either Shareholder so requests:

11.1.1	within 28 days of the date of such request make or concur in the making of, or procure that their appointees on the Board shall make, a

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statutory declaration in the terms mentioned in the relevant statute to place the Company in members’ voluntary liquidation (if the state of the Company’s affairs admits of the making of such a declaration);

11.1.2	subsequently within the period specified by the relevant statute, convene an Extraordinary General Meeting of the Company to consider the matter from which the Deadlock arose and the passing of a special or extraordinary resolution to place the Company in members’ voluntary liquidation (if such a declaration as is mentioned in Clause 11.1.1 has been made) or (in any other case) in creditors’ voluntary liquidation; and

11.1.3	where the state of the Company’s affairs does not admit of the making of such a declaration as is mentioned in Clause 11.1.1, convene a meeting of the Company’s creditors in accordance with the relevant statute to place the Company in creditors’ voluntary liquidation.

11.2	If at the Extraordinary General Meeting referred to in Clause 11.1.2, no resolution is carried in relation to the matter from which the Deadlock arose by reason of an equality of votes for and against any proposal for dealing with such matter, the Shareholders shall vote in favour of the special or extraordinary (as the case may be) resolution for winding up the Company.

11.3	Immediately upon the commencement of the winding up of the Company in accordance with Clause 11.1 or Clause 11.2 above, the Ancillary Agreements shall be deemed to be terminated in accordance with the termination provisions thereof and Geron shall grant the following rights:

11.3.1	Geron shall grant to BRC, HKUST and the Associated Companies of HKUST a non-exclusive, non-transferable and fully paid-up licence to use, reproduce and exploit for research purposes (i) all Geron Existing IP; and (ii) all Geron Background IP (including without limitation trade secrets and knowhow) which has been made available to the Company prior to the commencement of the winding up of the Company; and

11.3.2	(i) Geron shall grant to BRC the right to receive royalties equal to *% of Geron’s Net worldwide annual revenues (generated after the date of such grant) from sales of Licensed Geron Products or from sublicences granted by Geron under the Geron Existing IP and/or the Geron

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Background IP in the Field of Use until the total amount of such royalty payments received by BRC has equalled the excess of BRC’s cash contributions to the Company over Geron’s cash contributions to the Company, which royalty payments will be reduced to zero percent on a country-by-country basis when the relevant patents under the Geron Existing IP and the Geron Background IP expire; and (ii) Geron shall grant to BRC the right to receive royalties equal to *% of Geron’s subsequent Net worldwide annual revenues from sales of Licensed Geron Products or from sublicences granted by Geron under the Geron Existing IP and/or the Geron Background IP in the Field of Use after the total amount of royalty payments received by BRC under (i) above has exceeded the excess of BRC’s cash contributions to the Company over Geron’s cash contributions to the Company, but so that the relevant royalty payments under this sub-paragraph (ii) will be reduced to zero percent on a country-by-country basis when the relevant patents under the Geron Existing IP and the Geron Background IP expire.

11.4	For the purposes of Clause 11.3.1, 12.3.2(a) and 12.4.2, the Parties acknowledge and agree that the licence granted by Geron for research purposes includes, without limitation, the following rights:

11.4.1	the right to publish the results of such research;

11.4.2	the right to own all Intellectual Property arising from such research and to file patent applications in respect of all such Intellectual Property; and

11.4.3	the right to commercialise all Intellectual Property arising from such research. The Parties acknowledge that it is possible that commercialisation of such Intellectual Property may require a licence under other Intellectual Property owned or controlled by Geron (including, for example, Geron Existing IP or Geron Background IP), and that nothing in this Clause 11.4 shall be interpreted as granting the licensee any commercialisation rights under any of that other Intellectual Property.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.5	Geron shall pay to BRC the royalties specified in Clauses 11.3.2, 12.3.2(b) and 12.3.2(c) on a quarterly basis within 60 days after the end of each calendar quarter. All payments shall be made by wire transfer to the bank account designated by BRC in writing from time to time and shall be considered received on the date such funds actually are received in the account. Geron shall be solely responsible for any and all payments due from its sublicencees. With each payment Geron shall provide BRC with a written report that includes, for each calendar quarter, on a product-by-product and country-by-country basis: (i) the identity and quantity of Licensed Geron Products sold by Geron or its sublicencees; (ii) the identity of the countries in which such sales have been made; (iii) the gross and Net revenues from such sales; and (iv) the gross and Net sublicence revenues received by Geron on a sublicence-by-sublicence basis. After the first such report of sales with respect to any country, the reports shall include that country whether or not Geron or its sublicencees have engaged in any sales in that country during said quarter. Geron shall provide a copy of its audited financial statements for each relevant financial year to BRC as soon as practicable after they are prepared together with a written statement from a director or officer of Geron certifying the amount of the royalties payable to BRC in respect of such financial year. Any discrepancy as to the amount of royalties payable as shown by the audited financial statements for the relevant financial year shall be promptly corrected, within five (5) Business Days after such audited financial statements are made available to Geron, by payment or refund by either Geron or BRC (as appropriate) of the difference in the amount of royalties payable, together with the accrued interest. All payments of royalties by Geron to BRC hereunder shall be made in US$, without any set-off, deduction or withholding of any kind. If Geron is overdue with any payment of royalties to BRC hereunder, then Geron shall be liable to pay interest on the overdue amount at an annual rate of 3% above the prevailing prime lending rate of The Hongkong and Shanghai Banking Corporation Limited, which interest shall accrue on a daily basis from the due date for payment until BRC has received payment of all outstanding sums in full.

11.6	Geron shall keep proper and adequate records and accounts of revenues in sufficient detail to enable the amounts payable to BRC under Clause 11 and Clause 12.3 to be reasonably determined. Geron shall require its sublicencees to keep such records as required by this Clause 11.6 and shall be solely responsible to BRC for such sublicencees’ compliance with this Clause 11.6. Upon reasonable notice to Geron, BRC shall have the right to have an independent certified public accountant, selected by BRC and reasonably acceptable to Geron, and under an appropriate obligation of confidentiality, audit Geron’s and Geron’s sublicencees’ records pertaining to sales and sublicences in the Field of Use to verify the amounts payable pursuant to this Agreement; provided, however, that such audit: (i) shall take place during normal business hours; (ii) shall not take

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place more frequently than once a year; and (iii) shall not cover such records for more than the preceding five (5) years. Such audit shall be at BRC’s expense unless Geron has paid BRC less than ninety percent (90%) of the amount determined to be due for any full calendar year, in which case Geron shall reimburse BRC for all expenses related to such audit. Any discrepancy between the amount of royalties payable as shown by the results of such audit and the amount of royalties actually paid shall be promptly corrected, within ten (10) Business Days after the results of such audit are made available to Geron, by payment or refund, by either Geron or BRC (as appropriate) of the difference in the amount of royalties payable, together with the accrued interest. Geron shall (and shall require its sublicencees to) preserve and maintain all such records and accounts required for audit for a period of at least five (5) years after the quarter to which such records and accounts apply.

11.7	If Geron or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment, Geron shall, or (as the case may be) shall procure that its sublicensee or such other person shall, together with such payment, pay such additional amount as will ensure that BRC receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. Geron shall forward to BRC with its royalty report copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

12.	Termination

12.1	This Agreement shall become effective as of the Effective Date and shall continue in full force and effect until terminated in accordance with the provisions herein.

12.2	In the event that either Shareholder shall commit or suffer an Event of Default, the Defaulter shall within five Business Days of the occurrence of such Event of Default notify the non-defaulting Shareholder in writing and the non-defaulting Shareholder shall (whether or not such notice is given by the Defaulter) be entitled but not obliged to give a Default Notice to the Defaulter.

12.3	In the event a Default Notice is given pursuant to Clause 12.2 and the Defaulter is Geron, BRC may elect to do either (but not both) of the following:

12.3.1	BRC may exercise a call option to purchase all, but not less than all, of Geron’s Shares (a “Call Option”) by serving on Geron, within 30 days of the later of either the date a Default Notice is served on the Defaulter or the expiration of any applicable cure period for the relevant Event of Default without such Event of Default (if capable of

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remedy) having been remedied to the reasonable satisfaction of BRC (or of the Company in the case of the Ancillary Agreements), written notice (a “Call Option Notice”) of its wish to exercise the Call Option. Upon service of a valid Call Option Notice in accordance with this Agreement, Geron shall be bound to sell all of its Shares to BRC at the Prescribed Price. Completion of the purchase of all of Geron’s Shares shall take place no later than 14 days after the date on which the Prescribed Price applicable thereto shall have been determined or, if later, the date on which all governmental and other consents necessary for the purchase of such Shares have been obtained. On the date of completion of the purchase of all of Geron’s Shares, Geron and the Company shall enter into the Amendment to Licence Agreement (a copy of which is attached hereto as Schedule 10-A) to amend the Geron Licence Agreement; or

12.3.2	BRC may exercise an option to wind up the Company in accordance with Clauses 11.1 and 11.2 (a “Wind Up Option”) by serving on Geron, within 30 days of the later of either the date a Default Notice is served on the Defaulter or the expiration of any applicable cure period for such Event of Default without such Event of Default (if capable of remedy) having been remedied to the reasonable satisfaction of BRC (or of the Company, in the case of the Ancillary Agreements), written notice (a “Wind Up Notice”) of its wish to exercise the Wind Up Option. Upon service of a valid Wind Up Notice in accordance with this Agreement, the Ancillary Agreements shall be deemed to be terminated in accordance with the termination provisions thereof and Geron shall grant the following rights:

(a)	Geron shall grant to BRC, HKUST and the Associated Companies of HKUST a non-exclusive, non-transferable and fully paid-up licence to use, reproduce and exploit for research purposes, (i) all Geron Existing IP; and (ii) all Geron Background IP (including without limitation trade secrets and knowhow) which has been made available to the Company prior to the commencement of the winding up of the Company; and;

(b)	Geron shall grant to BRC the right to receive royalties equal to *% of Geron’s Net worldwide annual revenues (generated after the date of such grant) from sales of Licensed Geron Products or from sublicences granted by Geron under the

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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Geron Existing IP and/or the Geron Background IP in the Field of Use until the total amount of such royalty payments received by BRC has equalled the excess of BRC’s cash contributions to the Company over Geron’s cash contributions to the Company, which royalty payments will be reduced to zero percent on a country-by-country basis when the relevant patents under the Geron Existing IP and the Geron Background IP expire; and

(c)	Geron shall grant to BRC the right to receive royalties equal to *% of Geron’s subsequent Net worldwide annual revenues from sales of Licensed Geron Products or from sublicences granted by Geron under the Geron Existing IP and/or Geron Background IP in the Field of Use after the total amount of royalty payments received by BRC under (b) above has exceeded the excess of BRC’s cash contributions to the Company compared with Geron’s cash contributions to the Company, but so that the relevant royalty payments under this sub-paragraph (c) will be reduced to zero percent on a country-by-country basis when the relevant patents under the Geron Existing IP and the Geron Background IP expire.

12.4	In the event a Default Notice is given pursuant to Clause 12.2 and the Defaulter is BRC, Geron may elect to do either (but not both) of the following:

12.4.1	Geron may exercise a Call Option to purchase all, but not less than all, of BRC’s Shares by serving on BRC, within 30 days of the later of either the date a Default Notice is served on the Defaulter or the expiration of any applicable cure period for such Event of Default without such Event of Default (if capable of remedy) having been remedied to the reasonable satisfaction of Geron (or the Company, in the case of the Ancillary Agreements), a Call Option Notice. Upon service of a valid Call Option Notice in accordance with this Agreement, BRC shall be bound to sell all of its Shares to Geron at the Prescribed Price. Completion of the purchase of all of BRC’s Shares shall take place no later than 14 days after the date on which the Prescribed Price applicable thereto shall have been determined or, if later, the date on which all governmental and other consents necessary for the purchase of such Shares have been obtained. Effectively upon the completion of the purchase of all of BRC’s Shares, the Geron Licence Agreement shall be amended as mutually agreed between Geron and the Company; or

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12.4.2	Geron may exercise a Wind Up Option by serving on BRC, within 30 days of the later of either the date a Default Notice is served on the Defaulter or the expiration of any applicable cure period for such Event of Default without such Event of Default (if capable of remedy) having been remedied to the reasonable satisfaction of Geron (or the Company, in the case of the Ancillary Agreements), a Wind Up Notice. Upon service of a valid Wind Up Notice in accordance with this Agreement, (a) the Ancillary Agreements shall be deemed to be terminated in accordance with the termination provisions thereof; and (b) Geron shall grant to BRC, HKUST and the Associated Companies of HKUST a non-exclusive, non-transferable and fully paid-up licence to use, reproduce and exploit for research purposes, (i) all Geron Existing IP; and (ii) all Geron Background IP which had been used by the Company in accordance with the Geron Licence Agreement prior to the commencement of the winding up of the Company; and (iii) any Geron Background IP to the extent necessary to use, reproduce and exploit the Geron Existing IP.

13.	Effect of Winding Up of the Company or a Shareholder Transferring its Shares

13.1	Save as otherwise provided herein, if the Company is placed in winding up pursuant to the provisions of Clause 11 or Clause 12 or otherwise, then:

13.1.1	the Ancillary Agreements shall be deemed to be terminated in accordance with the termination provisions thereof; and

13.1.2	the provisions of this Agreement (other than Clauses 1, 10, 11.3-11.6,12, 13, 16, 17, 18, 19, 21, 23, 24, 29, 30, 31 and 34) shall cease to have effect save as may be necessary to give effect to the provisions of Clause 11 and Clause 12 or in relation to any antecedent claims which may have arisen between the Parties.

13.2	Save as otherwise provided herein if a Party ceases to be a Shareholder by reason of the transfer of all of its Shares to another Shareholder or person, whether pursuant to Clause 12 or otherwise, then the provisions of this Agreement (other than Clauses 1, 10, 12, 13, 16, 17, 18, 19, 21, 23, 24, 29, 30, 31 and 34) shall cease to have effect in relation to the former Shareholder save as may be necessary to give effect to the provisions of Clauses 11 and 12 respectively or in relation to any antecedent claims which may have arisen between the Parties.

14.	Undertakings Regarding the Operations of the Company

14.1	Each of the Shareholders shall procure that the Company shall:

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14.1.1	maintain with a well established and reputable insurer adequate liability insurance against all risks usually insured against by companies carrying on the same or similar business to the Business;

14.1.2	keep books of account and therein make true and complete entries of all its dealings and transactions of and in relation to the Business and, where applicable, the business of the Company; such books of account and all other records and documents relating to the business affairs of the Company shall be open to inspection by each of the Shareholders during normal business hours and on reasonable prior notice and they shall be permitted to take and remove copies thereof;

14.1.3	provide each Shareholder with such periodic management accounts and reports as may be agreed upon by the Shareholders, in a form acceptable to the Shareholders;

14.1.4	prepare such accounts in respect of each accounting period as are required by statute such accounts being prepared on an historical cost basis and using the Agreed Accounting Policies and procure that such accounts are audited as soon as practicable and in any event not later than 4 months after the end of the relevant accounting period; and

14.1.5	keep each of the Shareholders fully informed as to all its financial and business affairs and in particular shall provide each of the Shareholders with full details of any actual or prospective material change in such affairs as soon as such details are available.

14.2	The Shareholders shall procure that not later than 30 days before the beginning of each semi-annual financial period, the Board prepares and delivers to them a draft operations plan, incorporating the proposed semi-annual budget and cash flow forecast for the next semi-annual financial period.

14.3	The Shareholders shall within such 30 day period approve the draft operations plan, subject to any amendments which they deem appropriate, whereupon it shall become the Operations Plan for that semi-annual financial period.

14.4	At any time during a semi-annual financial period, the Board may propose to the Shareholders changes to the Operations Plan, to which they shall respond within 30 days of receipt of each such proposal.

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15.	Distribution Policy

Unless otherwise expressly agreed by each of the Shareholders in writing and in compliance with the applicable laws, the Parties shall procure that the Company distributes to the Shareholders by way of dividend in respect of each of its accounting periods such amount, if any, as shall be determined from time to time by the Board. Any such distribution shall be made within 120 days of the end of the financial year in question or, if later, 21 days after the date of the auditor’s report on the relevant accounts, provided that nothing in this Clause 15 shall require the Company to declare any dividend, and that in no event shall the Company declare a dividend of an amount which would prevent it from retaining sufficient working capital to enable it to carry on business in a prudent and business-like manner.

16.	Warranties

16.1	Each of BRC and Geron represents and warrants to the other that:

16.1.1	It is duly incorporated;

16.1.2	It has the power to enter into and to exercise its rights and to perform its obligations under this Agreement;

16.1.3	It has taken and will take all necessary action to authorise the execution of and the performance of its obligations under this Agreement;

16.1.4	The obligations expressed to be assumed by it under this Agreement are legal, valid and binding;

16.1.5	Neither the execution nor performance of this Agreement will contravene any provision of:

(a)	Any existing law, treaty or regulation;

(b)	Its memorandum and articles of association or equivalent constitutive documents; or

(c)	Any obligation (contractual or otherwise) which is binding upon it, or upon any of its assets.

17.	Confidentiality

17.1	Each Shareholder undertakes to the other and to the Company that it will not and will procure that its respective officers, employees, agents, subsidiaries and other

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persons under its Control and the respective officers, employees and agents of each such person, will not during the period of this Agreement, and after its termination (for whatever reason but subject to Clause 18.8 in the event of the winding up of the Company):

17.1.1	save in the proper course of the provision of services on behalf of the Company, use or divulge to any person, or publish or disclose or permit to be published or disclosed, any secret or confidential information relating to the Company or any of the other Shareholders which it has received or obtained, or may receive or obtain (whether or not, in the case of documents, they are marked as confidential); and/or

17.1.2	other than as required by the Company and save as specifically allowed herein, retain, duplicate or remove from the premises of the Company information relating to the Company or the other Shareholder in whatever form (whether written, or recorded in some other form, or oral) which is supplied by the Company or the other Shareholder to it or which comes to its notice during the period of this Agreement,

PROVIDED THAT the obligations of this Clause shall not apply to:

(i)	the disclosure of information which the recipient can reasonably demonstrate is in the public domain through no fault of its own;

(ii)	the disclosure of information which the recipient can reasonably demonstrate was in its possession prior to the date of this Agreement without any confidentiality obligations, as evidenced by written documents in its files;

(iii)	the disclosure of information where the disclosure is required by law, pursuant to a court order or by any recognised stock exchange or governmental or other regulatory body when the Party concerned shall, if practicable, supply an advance copy of the required disclosure to the other Parties and incorporate any additions or amendments reasonably requested by them;

(iv)	the disclosure of information in confidence to any professional adviser to any of the Parties for the purposes of obtaining advice or assistance in connection with its obligations or rights, or the obligations or rights of any other Shareholder or the Company hereunder or pursuant to any of the Ancillary Agreements; or

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(v)	the disclosure of information in confidence to or by any adviser to any of the Parties for the purposes of giving or obtaining advice or acting on behalf of the relevant Party in connection with a matter where disclosure of information is permitted pursuant to the provisions hereof; or

(vi)	the disclosure of information by any Party to a potential purchaser of all or any of its Shares which is not a competitor of the Company and which has entered into obligations of confidentiality similar to those contained in this Clause.

17.2	For the purposes of this Clause 17, “information” includes, without limitation, the following:

17.2.1	information concerning the affairs or property of the Company or the other Shareholder or any business property or transaction in which the Company or the other Shareholder may be or may have been concerned or interested;

17.2.2	the names and addresses of any client of the Company or the other Shareholder;

17.2.3	information on the terms of this Agreement; or

17.2.4	information relating to the business methods of the Company or the other Shareholder.

18.	Intellectual Property

18.1	Subject to the rights of Third Parties in Intellectual Property, the Company shall own all Collaboration Inventions generated by or on behalf of the Company, its employees, secondees and contractors and sub-contractors in the course of carrying out the Business.

18.2	In the case of a Collaboration Invention made by employees, agents or contractors of a Shareholder (alone or in collaboration with others), such Shareholder shall assign to the Company all its right, title and interest in such Collaboration Invention.

18.3	The Shareholders shall procure that the Company shall ensure that, and the Shareholders shall reasonably co-operate to ensure that, employees and secondees (and any contractors and sub-contractors) of the Company shall, where necessary, have agreed to assign to the Company (or assign to the relevant Shareholder for

39

assignment to the Company under Clause 18.2) their interest in any Collaboration Inventions generated by them in the course of the Business.

18.4	The Shareholders shall reasonably co-operate to ensure that the Company uses all reasonable endeavours to procure the employees and secondees (and any contractors and sub-contractors) of the relevant Shareholder to fully disclose and record all Collaboration Inventions to enable the Company to fully collect, protect, exploit and commercialise the Collaboration Inventions.

18.5	The Shareholders shall reasonably co-operate to ensure that the Company procures that, where necessary, written and irrevocable waivers of any such moral or other non-transferable rights have been given by the employees and secondees (and any contractors and sub-contractors) of the Company and the Shareholders, as the case may be.

18.6	Without limiting any other provision of this Agreement, the Shareholders acknowledge and agree that during the continuance of this Agreement, the Collaboration Inventions shall not be sold, transferred, assigned, licensed or otherwise disposed of by a Shareholder or any member of the Company except in accordance with Clause 6.1.15.

18.7	Each of the Shareholders agrees that any Collaboration Technology owned by a Shareholder or any of its Associated Companies which is made available for the use of the Company (under the BRC Licence Agreement, the Geron Licence Agreement, or otherwise) shall remain the property of the relevant Shareholder or its Associated Company.

18.8	Each Shareholder shall do all things reasonably necessary, co-operate in good faith and provide such assistance as may be necessary and do all things as may be required to disclose, protect, maintain, enforce and/or transfer or assign the Collaboration Inventions, and shall procure that employees and secondees (and any contractors and sub-contractors) of the relevant members of the Company shall co-operate in the provision of such assistance including preparing and signing all forms, applications, documents, agreements and deeds to give effect to and complete the transactions, assignments, and licences contemplated by this Clause 18.

18.9	Upon the commencement of the winding up of the Company, but subject to any other written agreement between the Shareholders, the Company’s interests in the Collaboration Inventions and in the Company’s confidential information shall be assigned to BRC and Geron jointly and become jointly owned by BRC and Geron, each of whom shall be free to use, reproduce, exploit and commercialise such interests, and to grant licences to Third Parties to do so, without any obligation to account to the other.

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18.10	The provisions of this Clause 18 shall survive any termination of this Agreement.

19.	Expert Determination of Certain Matters

19.1	Each of BRC and Geron shall in good faith use its best endeavours to agree upon the Prescribed Price within 30 days of the written notice specified under either Clause 8.2, Clause 12.3.1 or Clause 12.4.1. In the absence of agreement by BRC and Geron within such 30 day period, the Prescribed Price for purposes of Clause 8 shall be determined by a director of an independent investment bank of international repute (the “Expert”) who shall be selected (i) by agreement of the Shareholders, or (ii) if the Shareholders fail to agree within ten (10) Business Days after either Shareholder requests such selection, by two investment bankers (with each Shareholder having the right to designate one), who shall notify the Shareholders promptly upon making such selection, or (iii) upon request of either BRC or Geron if the two designated investment bankers fail to agree on the appointment of the Expert within ten (10) Business Days after the expiration of the ten (10) Business Day period in sub-clause (ii) above, by the Chairman of SIAC.

19.2	The Expert shall determine the Prescribed Price in accordance with the following procedures:

19.2.1	Within five (5) Business Days after selection of the Expert, each Shareholder may submit to the Expert and to the other Shareholder in writing its proposal for the Prescribed Price (“Proposal”);

19.2.2	Within five (5) Business Days after each Shareholder has submitted its Proposal to the Expert, each Shareholder may submit to the Expert and to the other Shareholder concise written facts and arguments (not more than 20 pages) in support of its position;

19.2.3	Within ten (10) Business Days after the date for submission of such written facts and arguments, the Expert may, in his discretion, hold a single meeting with both Shareholders, at a place determined by the Expert and lasting not more than one day, in which to hear directly from the Shareholders and ask them any questions he wishes;

19.2.4	Within ten (10) Business Days after such meeting (or, in the absence of a meeting, after the expiry of the 5 Business Day period for the submission of written facts and arguments), the Expert shall determine the Prescribed Price, based on his professional judgment, and in making his determination, the Expert may, at his sole discretion,

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decide whether or not to take into consideration the Shareholders’ Proposals and written submissions;

19.2.5	The Expert shall act as an expert and not as an arbitrator and his written determination shall be final and binding on the Shareholders. The Expert shall make his working papers relating thereto available to each Shareholder upon request; and

19.2.6	The costs and expenses of the Expert shall be borne by the Shareholders according to the Relevant Percentages.

20.	Mutual Co-operation

20.1	Each of the Shareholders agrees that it will use all reasonable endeavours to promote the business and profitability of the Company.

20.2	Each of the Parties shall do and execute or procure to be done and executed all such acts, deeds, documents and things as may be within its power including in relation to the Shareholders (without prejudice to the generality of the foregoing) the passing of resolutions (whether by the Board or in general meeting or any class meeting of the Company) to give full effect to this Agreement and to procure that all provisions of this Agreement are observed and performed.

20.3	Each of the Shareholders agrees with the other that this Agreement is entered into between them and will be performed by each of them in a spirit of mutual co-operation, trust and confidence and that it will use all means reasonably available to it (including its voting power whether direct or indirect, in relation to the Company) to give effect to the objectives of this Agreement and to ensure compliance by the Company with its obligations.

20.4	Each Shareholder undertakes with the other that whilst it remains a Shareholder, it will not (except as expressly provided for in this Agreement) cast any of the voting rights exercisable in respect of any of the Shares held by it in accordance with the directions, or subject to the consent of, any other person (other than an Associated Company or in the case of BRC, other than The Hong Kong Jockey Club Charities Trust or an Associated Company).

21.	Restrictions on Announcements

Each of the Parties undertakes that it will not (save as required by law or any applicable regulatory body) make any announcement in connection with this Agreement unless the other Parties shall have given their respective consents to such announcement (which consents may not be unreasonably withheld and may

42

be given either generally or in a specific case or cases and may be subject to conditions).

22.	No Partnership

Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership between the Parties and save as expressly agreed herein none of the Parties shall have any authority to bind or commit any other Party.

23.	Conflict with Articles of Association

The Shareholders hereby agree that if and to the extent that the Articles of Association conflict with the provisions of this Agreement, this Agreement shall prevail for so long as it is in force and each Shareholder shall take all such further steps as may be necessary or requisite to ensure that the provisions of this Agreement shall prevail, including without limitation assisting, on request by either Shareholder, in convening a general meeting and voting in favor of amendments to the Articles of Association to conform with the terms of this Agreement.

24.	Remedies

Each Party acknowledges and agrees that if any of them shall breach the warranties, representations, indemnities, covenants, agreements, undertakings, and obligations (for the purposes of this Clause referred to as the “Agreed Terms”) on each of their parts contained in this Agreement or any other agreement entered into pursuant to it, damages may not be an adequate remedy in which case the Agreed Terms shall be enforceable by injunction, order for specific performance or such other equitable relief as a court of competent jurisdiction may see fit to award.

25.	Costs

Each Party shall pay its own costs and disbursements of and incidental to the preparation and execution of this Agreement.

26.	Assignment

Save as otherwise provided herein, the benefits and obligations conferred by this Agreement upon each of the Parties are personal to that Party and shall not be, and shall not be capable of being, assigned, delegated, transferred or otherwise disposed of save with the written consent of each of the other Parties. Notwithstanding the foregoing provisions, Geron may assign this Agreement and the benefits and obligations thereof in connection with the merger or

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consolidation of Geron with another company, or the sale of all or substantially all of its assets (or of the portion of its business related to the subject matter of this Agreement) provided that Geron notifies BRC and the Company in writing prior to any such merger or consolidation or sale.

27.	Entire Agreement

This Agreement (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) constitutes the whole agreement between the Parties and supersedes any previous agreements, arrangements or understandings between them relating to the subject matter hereof. Each of the Parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them relating to the subject matter hereof, save as expressly set out in this Agreement.

28.	Variation

No variation or amendment to this Agreement shall be effective unless in writing signed by authorised representatives of each of the Parties.

29.	Notices

Any notice required to be given by any Party to any other Party may be made (i) by hand delivery by Federal Express or comparable private courier service to the other Party’s address given herein or such other address as may from time to time be notified for this purpose or (ii) by facsimile transmission to a facsimile number notified in writing by the other Party for this purpose. Any properly addressed notice served by hand shall be deemed to have been served on delivery and any notice served by facsimile transmission shall be deemed to have been served when received, as shown by a confirmed transmission report.

30.	Waiver

No failure of any Party to exercise, and no delay in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

31.	Severability

If any provision or part of a provision of this Agreement or its application to any Party, shall be, or be found by any authority of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

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32.	Counterparts

This Agreement may be entered into on separate engrossments, each of which when so executed and delivered shall be an original but each engrossment shall together constitute one and the same instrument and shall take effect from the time of execution of the last engrossment.

33.	Survival of Provisions

All of the provisions of this Agreement shall remain in full force and effect notwithstanding Completion (except insofar as they set out obligations which have been fully performed at Completion).

34.	Governing Law and Dispute Resolution

34.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

34.2	In the event of any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity, breach or termination, the Parties shall attempt in good faith to reach a resolution satisfactory to all Parties. In the event the Parties do not reach such a resolution within thirty (30) days after the relevant dispute arises (or such longer period as the Parties may agree in writing), then any Party may, by written notice to the other Parties, demand arbitration, and the relevant dispute shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of SIAC for the time being in force which rules are deemed to be incorporated by reference into this Clause. The tribunal for any arbitration shall consist of three arbitrators to be appointed by the Chairman of SIAC. The language of the arbitration shall be English. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

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Schedule 1
Details of the Company Immediately Prior to Completion

Name:	TA Therapeutics Limited

Authorised Share Capital:	US$36,000 divided into 36,000 Shares of US$1 each

Issued Share Capital:	US$1 divided into 1 Share of US$1 each

Shareholder	Number of Shares

Biotechnology Research Corporation Limited	one (1)

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Schedule 2
Completion

On the Completion Date:

1.	The Parties will procure that a meeting of the Board shall be held to approve and pass resolutions substantially in the form specified in draft minutes in the approved terms (including resolutions to approve the issue of the A Shares and B Shares as referred to in this Schedule 2 and to adopt the Articles of Association);

2.	(i)	BRC shall deliver to the Company an unconditional application in writing for the allotment to it for cash (a) at par of * A Shares and * B Shares and shall pay US$11,997 to the Company in full payment for the said A Shares and B Shares and the Company shall accept such subscriptions and shall credit such Shares as fully paid; (b) at an issue price of US$5,988,002 of * A Share and shall pay US$1 to the Company in part payment for the said A Share and the Company shall accept such subscription as so partly paid up; and (c) at an issue price of either US$* if BRC does not make the BRC Phase II Contribution and US$* if BRC does make the BRC Phase II Contribution of one B Share and shall pay US$* to the Company in part payment for the said B Share and the Company shall accept such subscription as so partly paid up;

	(ii)	Geron shall deliver to the Company an unconditional application in writing for the allotment to it for cash (a) at par of * A Shares and * B Shares and shall pay US$11,998 to the Company in full payment for the said A Shares and B Shares and the Company shall accept such subscriptions and shall credit such Shares as fully paid; (b) at an issue price of US$1,988,002 of * A Share and shall pay US$1 to the Company in part payment for the said A Share and the Company shall accept such subscription as so partly paid up; and (c) at an issue price of either US$* if Geron does not make the Geron Phase II Contribution and US$* if Geron does make the Geron Phase II Contribution of * B Share and shall pay US$1 to the Company in part payment for the said B Share and the Company shall accept such subscription as so partly paid up;

	(iii)	BRC shall deliver duly executed copies of the BRC Licence Agreement and the BRC Services Agreement;

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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(iv)	Geron shall deliver duly executed copies of the Geron Licence Agreement and the Geron Services Agreement; and

(v)	the Company shall deliver duly executed copies of the BRC Licence Agreement, the BRC Services Agreement, the Geron Licence Agreement and the Geron Services Agreement.

3.	Subject to completion of the matters referred to in paragraph 2 above, the Parties shall procure that:

(i)	The initial nominees of BRC and the initial nominees of Geron shall be appointed as BRC Directors and Geron Directors respectively; and

(ii)	the Parties who are also parties to the any of the Ancillary Agreements shall enter into the relevant Ancillary Agreements and the Shareholders shall procure that their relevant Associated Companies and the Company enters into the same.

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Schedule 3
The Articles of Association

THE COMPANIES ORDINANCE (Chapter 32)

Company Limited by Shares

Articles of Association

of

TA Therapeutics Limited

Preliminary

1.	The regulations contained in Table “A” in the First Schedule to the Companies Ordinance (Cap. 32) shall not apply to the Company.

2.	In these Articles, unless the context requires otherwise:

“Affiliated Company” means in relation to any Member, any Associated Company of such Member and any company in which such Member or any holding company of such Member holds or controls directly or indirectly not less than 20% of the issued share capital;

“Articles” means the Articles of Association of the Company for the time being in force;

“A Share” means a class A share of US$1 par value in the share capital of the Company having the rights and benefits and subject to the restrictions set out in these Articles;

“Associated Company” means, in relation to any Member, any subsidiary or holding company of that Member or any other subsidiary of such holding company;

“BRC” means Biotechnology Research Corporation Limited, a company incorporated under the laws of Hong Kong;

“BRC Conversion Event” means either (i) BRC has given notice in writing to Geron and the Company (within the period specified in any agreement in writing between the Members for such notice to be valid) that the total share premium payable for its partly paid B Share shall be US$* and has paid up such premium in full in cash to the Company, and Geron has given notice in writing to BRC and the Company (within the period specified in any agreement in writing between the Members for such notice to be valid) that the total share premium payable for its partly paid B Share shall be US$*; or (ii) BRC has paid to the Company an aggregate share premium of US$* in respect of its * partly paid B Share if BRC has given (or is deemed to have given pursuant to any agreement in writing between the Members) prior notice in writing to Geron and the Company that the total share premium payable for its partly paid B Share shall be US$*;

“B Share” means a class B share of US$1 par value in the share capital of the Company having the rights and benefits and subject to the restrictions set out in these Articles;

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for business in both Hong Kong and California;

“Chairman” means the chairman of the board of directors of the Company;

“Collaboration Inventions” means any and all inventions, discoveries, improvements, modifications, innovations, or Intellectual Property (including without limitation materials and rights therein), whether or not patentable, that are made, created, developed, discovered, conceived, or reduced to practice (i) by an employee of the Company or of either BRC or Geron or any of the Affiliated Companies Controlled by either BRC or Geron in the course of activities in the Collaboration Program, or (ii) by a Third Party or an Affiliated Company of either BRC or Geron which is not Controlled by either BRC or Geron in the performance of a contract in support of the Collaboration Program (but only to the extent that the Company, BRC or Geron or their relevant Affiliated Companies has rights in such invention);

“Collaboration Program” means the research, development, commercialisation and other activities of the Company;

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

“Control” a person or persons (each a “controller”) shall be taken to have Control of another person (“the controlled person”) if one or more of the controllers, whether by law or in fact, has, or is entitled to acquire, the right or the power to secure directly or indirectly that the controlled person’s affairs are conducted in accordance with the wishes of the controller and in particular, but without prejudice to the generality of the foregoing, if one or more of the controllers holds:

(a)	the greater part of the share capital of the controlled person or of the voting rights attaching to the controlled person’s shares; or

(b)	the power to control the composition of any board of directors or governing body of the controlled person;

For the purposes of the foregoing and without limitation there shall be attributed to any controller:

(a)	any rights or powers which another person possesses on his behalf or is or may be required to exercise on his direction or behalf; and

(b)	all rights and powers of any body corporate of which any controller alone or together with another or other controllers has control or of any two or more such bodies corporate;

and a “change in Control” shall be deemed to have occurred if any person having previously controlled the relevant person, ceases to do so, or if any person acquires Control of the relevant person;

“Conversion Event” means either a BRC Conversion Event or a Geron Conversion Event, as the case may be;

“Directors” means the Directors of the Company for the time being, the sole Director or as the case may be the Directors assembled as a board or a committee of the board;

“Geron” means Geron Corporation, a company incorporated under the laws of the State of Delaware;

“Geron Conversion Event” means either (i) both Geron has given notice in writing to BRC and the Company (within the period specified in any agreement in writing between the Members for such notice to be valid) that the total share premium payable for its partly paid B Share shall be US$* and has paid up such premium in full in cash to the Company, and BRC has given notice in writing to Geron and the Company (within the period specified in any agreement in writing between the Members for such notice to be valid) that the total share premium payable for its partly paid B Share shall be US$*; or (ii) Geron has paid to the Company an aggregate share premium of US$* in respect of its * partly paid B Share if Geron has given (or is deemed to have given pursuant to any agreement in writing between the Members) prior notice in writing to BRC and the Company that the total share premium payable for its partly paid B Share shall be US$*;

“Hong Kong” shall have the same meaning as defined in the Interpretation and General Clauses Ordinance (Cap.1);

“Intellectual Property” means patents, registered designs, design rights, knowhow, trade marks, service marks, copyrights, trade secrets and other confidential information, Internet domain names of any level, design rights, rights in circuit layouts, topography rights, business names, registrations of, applications to register (including without limitation patent applications) and rights to apply for registration of any of the aforesaid items, rights in the nature of any of the aforesaid items in any country, rights in the nature of unfair competition rights and rights to sue for passing off;

“Member” means a person who is registered as the holder of shares in the capital of the Company;

“Memorandum of Association” means the Memorandum of Association of the Company for the time being in force;

“Month” means calendar month;

“Office” means the registered office for the time being of the Company;

“Ordinance” means the Companies Ordinance (Cap. 32) as modified from time to time;

“Paid up” or “paid” includes credited as paid up or paid;

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

“Redemption Event” means the last to occur (determined in accordance with any agreement in writing between the Members) of the following events: (i) BRC has paid to the Company an aggregate share premium of US$* in respect of its *partly paid B Share if BRC has given prior notice in writing to Geron and the Company (within the period specified in any agreement in writing between the Members for such notice to be valid) that the total share premium payable for its partly paid B Share shall be US$*; (ii) BRC has paid to the Company an aggregate share premium of US$* in respect of its * partly paid B Share if BRC has given (or is deemed to have given pursuant to any agreement in writing between the Members) prior notice in writing to Geron and the Company that the total share premium payable for its partly paid B Share shall be US$*; (iii) BRC fails to pay to the Company an aggregate share premium of US$* in respect of its * partly paid B Shares in accordance with the timetable set out in any agreement in writing between the Members, if BRC has given (or is deemed to have given pursuant to any agreement in writing between the Members) prior notice in writing to Geron and the Company that the total share premium payable for its partly paid B Share shall be US$*; (iv) Geron has paid to the Company an aggregate share premium of US$* in respect of its * partly paid B Share if Geron has given prior notice in writing to BRC and the Company (within the period specified in any agreement in writing between the Members for such notice to be valid) that the total share premium payable for its partly paid B Share shall be US$*; (v) Geron has paid to the Company an aggregate share premium of US$* in respect of its * partly paid B Share if Geron has given (or is deemed to have given pursuant to any agreement in writing between the Members) prior notice in writing to BRC and the Company that the total share premium payable for its partly paid B Share shall be US$*; or (vi) Geron fails to pay to the Company an aggregate share premium of U$* in respect of its * partly paid B Share in accordance with the timetable set out in any agreement in writing between the Members, if Geron has given (or is deemed to have given pursuant to any agreement in writing between the Members) prior notice in writing to BRC and the Company that the total share premium payable for its partly paid B Share shall be US$*;

“Register” means the register of Members to be kept pursuant to Ordinance;

“Related Company” means any company that is the Company’s subsidiary or holding company or a subsidiary of the Company’s holding company;

“Reserve Director” means a person nominated as a reserve Director of the Company under section 153A(6) of the Ordinance;

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

“Seal” means the common seal of the Company or, where appropriate, any official seal for use in any particular state, country or territory outside Hong Kong or, where appropriate, any securities seal for use by the Company in accordance with the Ordinance;

“Secretary” means any person appointed to perform the duties of the Secretary of the Company and includes any person appointed to perform such duties temporarily and any duly appointed assistant Secretary;

“Third Party” means any person other than BRC, Geron or any of their Affiliated Companies;

“US$” means United States dollars, the lawful currency of the United States of America;

“Year” means calendar year.

Any provision of these Articles that refers (in whatever words) to:

(a) the Directors;

(b) the Board of Directors;

(c) a majority of the Directors; or

(d) a specified number of percentage of the Directors of the Company shall, unless the context otherwise requires, apply with necessary modifications in case the Company has only one Director.

Any provision of these Articles that refers (in whatever words) to:

(a) the Members;

(b) a majority of Members; or

(c) a specified number or percentage of Members of the Company shall, unless the context otherwise requires, apply with necessary modifications in case the Company has only one Member.

Wherever any provision of these Articles (except a provision for the appointment of a proxy) requires that a communication as between the Company, its Directors or Members be effected in writing, the requirement may be satisfied by the communication being given in the form of an electronic record unless the person to whom the communication is given signifies refusal to communications being given to him in that form.

Expressions used in these Articles referring to “writing” or “written” shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form.

Unless the context otherwise requires, words or expressions used in these Articles shall have the same meaning as in the Ordinance or any statutory modification thereof in force at the date at which these Articles become binding on the Company.

The singular includes the plural and vice versa. Words importing any gender include the other genders.

The headings shall not affect the construction of these Articles.

Private Company

3.	The Company shall be a private company, and accordingly the following provisions shall have effect:-

(a)	the Company shall not offer any of its shares or debentures to the public for subscription;

(b)	the number of Members (not including persons who are in the employment of the Company and persons who, having been formerly in the employment of the Company, were while in that employment, and have continued after the determination of that employment to be, Members) shall not at any time exceed fifty provided that where two or more persons hold one or more shares in the Company jointly, they shall, for the purposes of this Article, be treated as a single Member; and

(c)	the right to transfer shares in the Company shall be restricted in the manner hereinafter provided.

Shares

4.	Subject to the provisions of the Ordinance (and in particular section 57B thereof) and of the Articles relating to new shares, all unissued shares in the Company including any new shares created upon an increase of capital shall be under the control of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as the Directors shall in their sole and absolute discretion think fit, but so that no shares shall be issued at a discount, except in accordance with the provisions of the Ordinance.

5.	Subject to the provisions, if any, in that regard in the Memorandum of Association or these Articles, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital, or otherwise, as the Company may from time to time by special resolution determine, (or, in the absence of any such determination or so far as the same shall not make specific provision, as the Directors may determine) and any A Share, B Share, preference share or any other share may, with the sanction of a special resolution, be issued on the terms that it is, or at the option of the Company is liable, to be redeemed.

6.	The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Class Rights

7.	The following rights shall attach to the A Shares and the B Shares:

7.1	As regards ranking

A Shares and B Shares shall rank pari passu with each other in all respects.

7.2	As regards voting

Each holder of A Shares and B Shares present in person or by proxy or (in the case of a corporation) by authorised representative at a general meeting of the Company shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, the number of votes equal to the number of A Shares and B Shares registered in its name in the register of members of the Company for which the nominal amount and the amount of any premium thereon due at the time of the poll have been paid.

7.3	As regards conversion

7.3.1	Conversion upon occurrence of Conversion Event. Upon the occurrence of a BRC Conversion Event, each B Share held by BRC shall be automatically converted without the payment of any additional consideration into a fully paid A Share by such B Share being deemed to be reclassified as an A Share. Upon the occurrence of a Geron Conversion Event, each B Share held by Geron shall be automatically converted without the payment of any additional consideration into a fully paid A Share by such B Share being deemed to be reclassified as an A Share.

7.3.2	Number of A Shares upon conversion. The number of A Shares to which a holder of B Shares shall be entitled upon conversion following the occurrence of the relevant Conversion Event shall be equal to the number B Shares held by such holder of B Shares immediately prior to the occurrence of the relevant Conversion Event.

7.3.3	Mechanism for conversion.

(a)	The reclassification of a B Share into an A Share pursuant to this Article 7.3 shall not require any action or resolution of the directors, the holder of such Share or any other person. No payment shall be required from the holder of such B Shares to be so converted.

(b)	The Company shall not be obliged to issue a certificate(s) evidencing the A Shares into which the B Shares are converted unless the holder of the B Shares: (i) delivers the certificate(s) evidencing the B Shares to be converted to the Company; or (ii) notifies the Company that such certificate(s) have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss that it may incur in connection with such certificate(s). Upon conversion of any B Shares into A Shares pursuant to Article 7.3.1 and delivery of the certificate(s) evidencing the B Shares so converted by their holder to the Company (or the indemnity agreement referred to in (ii) above), the Company shall promptly deliver to such holder a certificate(s) in respect of the A Shares into which such conversion has been effected in the name as shown on the certificate(s) evidencing the B Shares so surrendered to the Company.

7.3.4	Sufficient authorised share capital. The Company shall ensure that at all times there is a sufficient number of unissued A Shares in its authorised share capital in order to satisfy the conversion rights of the B Shares pursuant to Article 7.3.1.

7.3.5	Entry into register of members. Upon the conversion of the B Shares into A Shares, the Company shall enter such Member in its register of members in respect of the relevant number of A Shares arising from such conversion.

7.4	As regards redemption

7.4.1	Redemption Dates. Subject to the provisions of this Article 7.4 and applicable laws, each B Share shall be redeemed by the Company upon the occurrence of the Redemption Event. As soon as practicable after the date of occurrence of the Redemption Event and all relevant entries having been made in the Register in respect of any automatic conversion and reclassification of B Shares into A Shares pursuant to Article 7.3, the Company shall give notice in writing to each holder of B Shares specifying the date of redemption of the B Shares (the “Redemption Date”), which shall be as soon as practicable after (but in any event no later than ten Business Days after) the date of occurrence of the Redemption Event or the day on which any conditions required for such redemption to take place as provided for in the Companies Ordinance shall have been satisfied. Subject to the provisions of this Article 7.4, any B Shares which are not converted into A Shares pursuant to the provisions of Article 7.3 on or before the Redemption Date shall be redeemed. Notwithstanding Articles 7.1 and 7.2, with effect from the date of occurrence of the Redemption Event in respect of B Shares pursuant to this Article 7.4.1, the B Shares to be redeemed shall cease to confer any rights to attend or vote at general meetings of the Company in respect of B Shares, or to rank for any dividend in respect of B Shares declared on or after the date of occurrence of the Redemption Event, or to have any right to participate in any return of capital in respect of B Shares in excess of their par value in any winding up of the Company.

7.4.2	Redemption Price. The B Shares to be redeemed pursuant to Article 7.4.1 shall be redeemed at a price (the “Redemption Price”) equal to their * *.

7.4.3	Redemption Price is debt due and payable. Commencing from the Redemption Date, the Redemption Price shall become a debt due and payable by the Company to the relevant holder(s) of the B Shares and the Company shall, subject to receipt of the relevant share certificate(s) or an indemnity in lieu thereof in a form reasonably satisfactory to the Company, pay the Redemption Price to the relevant holder(s) of the B Shares.

7.4.4	Mechanism for Redemption. On the Redemption Date, each holder of the B Shares to be redeemed shall deliver to the Company the certificate(s) for such B Shares and the Company shall cancel the same.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

7.5 When Shares Fully Paid. If any share is issued partly paid and, by the terms and conditions on which such share is issued, the amount of any premium payable on such share is to be determined by the holder of such share at any time following such issue in accordance with any agreement in writing between all of the Members, then such share shall be deemed to be fully paid when the nominal amount, and the premium thereon as determined by the holder in accordance with any agreement in writing between all of the Members and such terms of issue, shall have been paid thereon.

7.6 Calls and Forfeiture. If any share is issued partly paid and, by the terms and conditions on which such share is issued, the amount of any premium payable on such share is to be determined by the holder of such share in accordance with any agreement in writing between all of the Members at any time following such issue, then the Company shall not be entitled to make a call in respect of such share in excess of the amount of the nominal amount of such share and the premium thereon as determined by the holder in accordance with any agreement in writing between all of the Members and such terms of issue, and the Company shall not be entitled to forfeit such share if the amounts due thereon in respect of the nominal amount, and the premium thereon as determined by the holder in accordance with any agreement in writing between all of the Members and such terms of issue, shall have been paid.

7.7 Winding-up. If (a) any share is issued partly paid and, by the terms and conditions on which the share is issued, the amount of any premium payable on such share is to be determined by the holder of such share in accordance with any agreement in writing between all of the Members at any time following such issue, and (b) a winding up of the Company (whether voluntarily or otherwise) shall be commenced before the holder of the share has given notice to the Company of its election that the premium payable on the share shall be the lowest amount which such Member may by such terms of issue elect to be payable as the premium payable on such share, and the period specified in any agreement in writing between the Members for the giving of notice of such election has not expired, then the premium payable on such share shall, with effect from the commencement of such winding up and (notwithstanding such terms of issue) without any notice in writing being required from such Member, be deemed to be the lowest amount which such Member would have been entitled by such terms of issue to elect to be payable as the premium payable on such share.

Redemption and Purchase of Shares

8.	(A)	Subject always to the provisions of the Ordinance, the Company may:

(i)	issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or holder;

(ii)	purchase its own shares (including any redeemable shares); and

(iii)	make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of its shares.

(B)	Subject to the provisions of Article 7, a share which is liable to be redeemed may be redeemed by the holder or the Company giving not less than thirty days’ notice in writing of the intention to redeem such shares specifying the date of such redemption which must be a Business Day.

(C)	Subject to the provisions of Article 7, the amount payable on such redemption on each share so redeemed shall be the * * of such share.

(D)	Subject to the provisions of Article 7, any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

(E)	The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

(F)	At the date specified in the notice of redemption or purchase, the holder of the shares being redeemed or purchased shall be bound to deliver up to the Company at its registered office the certificate thereof for cancellation and thereupon the Company shall pay to him the redemption or purchase monies in respect thereof.

(G)	The Directors may when making payments in respect of redemption or purchase of shares in accordance with the provisions of this Article, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

General

9.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

10.	Subject always to the provisions of the Ordinance, the Directors may exercise the power of the Company to purchase or otherwise acquire its own shares and/or warrants upon such terms and subject to such conditions as the Directors may deem fit.

11.	Subject always to the provisions of the Ordinance, the Company may give financial assistance for the purpose of or in connection with a purchase made or to be made by any person of, or a subscription for, any shares in the capital of the Company or its holding company, or for the purpose of or in connection with reducing or discharging any liability so incurred.

Register and Share Certificates

12.	The Directors shall cause to be kept a Register and there shall be entered therein the particulars required under the Ordinance.

13.	(A)	Every person whose name is entered as a Member in the Register shall, without payment, be entitled to a certificate under seal specifying the share or shares held by him and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

	(B)	If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee, if any, not exceeding one dollar, and on such terms, if any, as to evidence and indemnity, as the Directors think fit.

14.	If any share shall stand in the names of two or more persons, the person first named in the Register shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of the Articles, all or any other matters connected with the Company, except the transfer of such share.

Lien

15.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a single person for all monies presently payable by him or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such Member and whether the period for the payment or discharge of the same shall have actually arrived or not and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not. Notwithstanding the foregoing, the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all dividends, bonuses and distributions payable in respect thereof.

16.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of the death, mental disorder or bankruptcy of the registered holder.

17.	For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

18.	The net proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

Calls on Shares

19.	Subject to the provisions of Article 7 and Article 102(gg), the Directors may from time to time, or at times determined in accordance with any agreement in writing between the Members, make such calls as they think fit upon the Members in respect of all or any part of the monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares and/or by way of premiums) and not by the conditions of allotment thereof made payable at fixed times and each Member shall (subject to receiving at least 14 days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares. A call shall be deemed to have been made when the resolution of the Directors authorising such call is passed and may be made payable by instalments. A call may be revoked or postponed as the Directors may determine. A person upon whom a call is made shall remain liable on such call notwithstanding any subsequent transfer of the shares in respect of which the call was made.

20.	The joint holders of a share shall be jointly and severally liable to pay all calls and instalments due in respect of such share or other monies due in respect thereof.

21.	The Directors may from time to time at their discretion extend the time fixed for any call and may extend such time as regards all or any of the Members whom, by reason of residence outside Hong Kong or other cause, the Directors may deem entitled to any such extension.

22.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of 20 per cent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

23.	No holder of a partly paid share shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another Member who is entitled) at any general meeting, either personally or by proxy or authorised representative or be reckoned in a quorum or to exercise any other privilege as a holder of a share unless all calls and instalments due from him to the Company in respect of such partly paid share, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

24.	Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date or on dates determined in accordance with any agreement in writing between the Members shall for all the purposes of the Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment all the relevant provisions of the Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

25.	The Directors may make arrangements on the issue of shares for differences in the amount of calls to be paid and in the times of payment between one holder and another.

26.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him and upon all or any of the monies so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding, without the sanction of the Company in general meeting, 6 per cent per annum) as may be agreed upon between the Member paying the sum in advance and the Directors. The Directors may at any time repay the amount so advanced or any part thereof upon giving to such Member not less than one month’s notice in writing of their intention to do so, unless before the expiration of such notice the amount proposed to be repaid shall have been called up on the shares in respect of which it was advanced in which event the same shall be applied in or towards satisfaction of the call under the applicable provisions of the Articles.

Forfeiture of Shares

27.	If a Member fails to pay in full any call or instalment of a call on the day appointed for the payment thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may accrue up to the date of payment and all other costs, charges and expenses incurred or suffered by the Company in connection with the failure to pay any call.

28.	The notice shall name a further day (not earlier than 14 days after the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

29.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares but not paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture shall include surrender.

30.	Until cancelled in accordance with the requirements of the Ordinance, any share so forfeited shall be deemed to be the property of the Company and may be sold, reallotted or otherwise disposed of either to the person who was, before the forfeiture, the holder thereof or entitled thereto or to any other person on such terms and in such manner as the Directors think fit and at any time before a sale or disposition thereof the forfeiture may be cancelled on such terms as the Directors think fit.

31.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were presently payable by him to the Company in respect of the shares (together with interest thereon at the rate of 20 per cent per annum from the date of forfeiture if the Directors think fit to enforce payment of such interest and all other costs, charges and expenses incurred and suffered by the Company in connection with the failure to pay any call), but his liability shall cease if and when the Company shall receive payment in full of all such monies in respect of the shares. For the purposes of this Article, any sum which by the terms of issue of a share is payable thereon at a fixed time or at a time determined in accordance with any agreement in writing between the Members which time is subsequent to the date of forfeiture, whether on account of the nominal value of the share and/or by way of premium, shall, notwithstanding that such time has not yet arrived be deemed to be payable at the date of forfeiture and the same shall become due and payable immediately upon the forfeiture but interest thereon shall only be payable in respect of any period between the said fixed time and, if later, the date of actual payment.

32.	A statement in writing from a Director or the Secretary that a share in the Company has been duly forfeited or surrendered on a date stated in the statement, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may, subject to the restrictions contained in the Articles execute a transfer of the share in favour of the person to whom the share is sold or disposed of, and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

33.	When any share shall have been forfeited, notice of the resolution shall be given to the Member in whose name it stood immediately prior to the forfeiture and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register.

34.	(A)	Notwithstanding any such forfeiture as aforesaid, the Directors may at any time, before any shares so forfeited shall have been sold, reallotted or otherwise disposed of, permit the shares forfeited to be redeemed upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the shares and upon such further terms (if any) as they think fit.

	(B)	The forfeiture of a share shall not prejudice the right of the Company to any call already made or instalment payable thereon.

	(C)	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time or at a time determined in accordance with any agreement in writing between the Members, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Transfer of Shares

35.	(A)	All transfers of shares shall be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only.

	(B)	The instrument of transfer shall be signed by or on behalf of both the transferor and the transferee.

	(C)	The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.

36.	(A)	The Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of shares which are not fully paid and shall refuse to register any transfer of shares if registration thereof would cause the number of Members to exceed the number permitted under these Articles. The Directors shall not register a transfer to a person who is known to them to be an infant, bankrupt or person of unsound mind provided that the Directors shall not be bound to enquire into the age or soundness of mind of any transferee or whether or not he is a bankrupt.

	(B)	Save as provided in paragraph (I) of this Article and subject to any agreement in writing between all of the Members no transfer or disposal of any shares or any interest in any shares shall be made by a Member except in compliance with the following provisions of this Article and no Member shall otherwise sell, mortgage, charge or otherwise dispose of or encumber any shares or assign or otherwise purport to deal with the beneficial interest therein or any right in relation thereto separate from the legal interest.

	(C)	A Member shall be entitled to transfer its shares to a Third Party who has made a bona fide offer therefor provided that before transferring its shares such Member (the “Transferor”) shall give a notice in writing (a “Transfer Notice”) to the other Member (the “Recipient”) that it desires to transfer the same. The Transfer Notice shall specify:

(i)	the number of shares which the Transferor wishes to transfer (which may be all or part only of the shares then held by the Transferor) (the “Relevant Shares”);

(ii)	the name of the Third Party who has made the bona fide offer for the Relevant Shares (the “Prospective Purchaser”);

(iii)	the price which the Prospective Purchaser has offered for the Relevant Shares; and

(iv)	details of any other material terms of the offer made by the Prospective Purchaser and any other material terms or circumstances known to the Transferor which affect or may affect the offer.

(D)	The Recipient may within a period of one month after the Transfer Notice is given require the Transferor to produce to it such further evidence as it may reasonably require to enable it to establish the bona fides of the offer by the Prospective Purchaser.

(E)	The Recipient shall be entitled within a period of three months after the Transfer Notice is given, or, if later, the provision to it of such further evidence, to serve a purchase notice (a “Purchase Notice”) on the Transferor requiring it to sell the Relevant Shares to it at the same price and on the same terms as those offered by the Prospective Purchaser (as set out in the Transfer Notice).

(F)	Subject to paragraph (H) of this Article, if the Recipient serves a Purchase Notice within the said three month period referred to in paragraph (E), the Transferor shall be bound upon payment to transfer such of the Relevant Shares to the Recipient as he has applied for. The purchase shall be completed at a place and time to be appointed by the Directors being not less than three days nor more than ten days after the Purchase Notice is served and the Directors shall be bound to register the transfer.

(G)	If the Recipient has not served a Purchase Notice within the period referred to in paragraph (E), the Transferor shall be entitled to sell the Relevant Shares to the Prospective Purchaser at the price and on the terms set out in the Transfer Notice provided that if such sale is not completed within six months after the Transfer Notice is given the right to sell the Relevant Shares to the Prospective Purchaser shall lapse. The Directors shall be bound to register a transfer effected pursuant to this paragraph (G).

(H)	If Purchase Notices shall have been served in respect of part only of the Relevant Shares, the Transferor shall be entitled to sell the remaining Relevant Shares to the Prospective Purchaser in accordance with the provisions of paragraph (G) of this Article or by notice in writing to the Recipient may withdraw all the Relevant Shares from sale in which event the Transfer Notice shall be deemed to have been withdrawn and no transfers shall take place.

(I)	The restrictions contained in paragraph (B) of this Article shall not apply to any transfer:

(i)	by any Member of all of its shares to (i) a wholly-owned subsidiary of the ultimate holding company of the transferor Member; (ii) the ultimate holding company of the transferor Member; or (iii) a wholly-owned subsidiary of the transferor Member; or

(ii)	by the sole Member; or

(iii)	to which the consent in writing of all the Members for the time being is given.

(J)	For the purpose of ensuring that a transfer of shares is a permitted transfer or that no circumstances have arisen whereby a Transfer Notice is required to be given or to be deemed to have been given hereunder the Directors may from time to time require any Member or any person named as transferee in any transfer lodged for registration to furnish to the Company such reasonable information and evidence as the Directors may think fit regarding any matter which they may deem relevant to such purpose. Failing such information or evidence being furnished to the reasonable satisfaction of the Directors within a reasonable time after request, the Directors shall be entitled to refuse to register the transfer in question or (in case no transfer is in question) to require by notice in writing that a Transfer Notice be given in respect of the shares concerned. If such information or evidence discloses that a Transfer Notice ought to have been given in respect of any shares the Directors may by notice in writing require that a Transfer Notice be given in respect of the shares concerned.

37.	Every instrument of transfer shall be left at the Office for registration accompanied by the certificate of the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor or his right to transfer the shares. If the Directors refuse to register a transfer they shall within 2 months after the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal. All instruments of transfer which are registered may be retained by the Company but any instrument of transfer which the Directors may decline to register shall (except in the case of fraud) be returned to the person depositing the same together with the share certificate within 2 months after the date on which the transfer was lodged with the Company.

38.	The Register may be closed during such time or times as the Directors may from time to time think fit (not exceeding a total of 30 days in any year).

Untraced Shareholders

39.	The Company may sell any shares in the Company if:

(i)	all cheques or warrants, being not less than 3 in total number, or any sum payable in cash to the holder of such shares in respect of them sent in the manner authorised by these Articles have remained uncashed for a period of 12 years;

(ii)	the Company has not at any time during the relevant period received any indication of the existence of the Member or of any person who is entitled to such shares; and

(iii)	the Company has caused an advertisement to be inserted in at least one leading English language and one leading Chinese language daily Hong Kong newspaper giving notice of its intention to sell such shares and a period of 3 months has elapsed since the date of such advertisement.

To give effect to any such sale the Directors may authorise any person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it has been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale shall belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any monies earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

Transmission of Shares

40.	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the share provided that nothing herein contained shall release the estate of the deceased (whether a sole or joint holder) from any liability in respect of any share which had been jointly held by him with other persons.

41.	Any person to whom the right to any share has been transmitted by operation of law may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before the event giving rise to the transmission. The merger of any two or more corporations under the laws of one or more foreign countries or states shall constitute a transmission by operation of law for the purposes of this Article.

42.	If the person so becoming entitled shall elect to be registered himself, whether in whole or in part, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing to that person a transfer of the relevant shares. All the limitations, restrictions and provisions of the Articles (except paragraphs (B) – (I) (inclusive) of Article 36) relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the transmission had not occurred and the notice or transfer were a transfer signed by the registered holder.

43.	Any person to whom the right to any share has been transmitted by operation of law shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. Provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with but, subject to the requirements of Article 66 being met, such person may vote at meetings of the Company.

44.	Any person to whom the right to any shares in the Company has been transmitted by operation of law shall, if the Directors refuse to register the transfer, be entitled to call on the Directors to furnish within 28 days a statement of the reasons for the refusal.

Alteration of Capital

45.	Subject to Article 102, the Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

46.	Except so far as otherwise provided by the conditions of issue or by these Articles, any new shares issued as a consequence of an alteration of capital shall be subject to the same provisions with reference to the payments of calls and instalments, liens, transfer, transmission, forfeiture, cancellation, surrender, voting and otherwise as the shares in the original capital.

47. Subject to Article 102, the Company may by ordinary resolution:-

(a)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(b)	sub-divide its existing shares, or any of them, into shares of a smaller amount than is fixed by the Memorandum of Association subject, nevertheless, to the provisions of section 53(1)(d) of the Ordinance; and

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

48.	Subject to Article 102, the Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner prescribed by law.

General Meetings

49.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it, and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. Provided that so long as the Company holds its first annual general meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the following year. The annual general meeting shall be held at such time and place as the Directors shall appoint. All general meetings other than annual general meetings shall be called extraordinary general meetings.

50.	The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by section 113 of the Ordinance. If at any time there are not within Hong Kong sufficient Directors capable of acting to form a quorum, any Director or any 2 Members who are entitled to attend and vote at a general meeting may convene an extraordinary general meeting in the same manner as nearly as possible as that in which a meeting may be convened by the Directors.

Notice of General Meetings

51.	An annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days’ notice in writing at the least, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by 14 days’ notice in writing at the least or such shorter notice as consented to by the Members in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business. The notice convening an annual general meeting shall specify the meeting as such and the notice convening a meeting to pass a special resolution shall specify the intention to propose the relevant resolution as a special resolution.

52.	All business shall be deemed special that is transacted at an extraordinary general meeting and at an annual general meeting, with the exception of sanctioning a dividend, the reading, consideration and adoption of accounts, balance sheets, and the reports of the Directors and the auditors, the election of Directors in the place of those retiring at the meeting, the appointment of the auditors (where special notice of the resolution for such appointment is not required by the Ordinance) and the fixing, or the determination of the method of fixing, of the remuneration of the auditors.

53.	Subject to the foregoing Article, the notice of every general meeting shall be given in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting to such persons as are under the Articles entitled to receive such notices from the Company provided that subject to the provisions of the Ordinance a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Article, be deemed to have been duly called if it is so agreed:

(a)	in the case of a meeting called as the annual general meeting, by all the Members entitled to attend and vote thereat; and

(b)	in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

54.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at any meeting.

55.	In cases where instruments of proxy are or are to be sent out with notices, the accidental omission to send such instruments of proxy to or the non-receipt of such instruments of proxy by any person entitled to receive notice shall not invalidate any resolution passed or any proceedings at any such meeting.

Proceedings at General Meetings

56.	For all purposes the quorum for a general meeting shall be at least one duly authorised representative of BRC and at least one duly authorised representative of Geron. If the Company has only one Member, the sole Member present in person or by proxy shall constitute a quorum. No business shall be transacted at any general meeting unless the requisite quorum shall be present at the commencement of the meeting provided that the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting.

57.	If within 15 minutes from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week and at such time and place as shall be decided by the Directors and if at the adjourned meeting a quorum is not present within 15 minutes from the time appointed for the meeting, at least one duly authorised representative of BRC and at least one duly authorised representative of Geron shall be a quorum and may transact the business for which the meeting was called. In the event that a quorum is not present at the start of and throughout such duly adjourned meeting of the Members, that meeting shall be further adjourned to the same time and place on the same day in the next week and a quorum at such adjourned meeting shall consist of the duly authorised representative(s) of any Member or Members present at such adjourned meeting and the business for which the meeting was called may be transacted.

58.	Each Director shall be entitled to attend and speak at any general meeting of the Company and at any separate meeting of the holders of any class of shares in the Company.

59.	The Chairman shall preside as chairman at every general meeting of the Company. If at any meeting the Chairman is not present within 15 minutes after the time appointed for holding the meeting, the Member or Members present shall choose one of their number to be chairman.

60.	The chairman may, with the consent of any meeting at which a quorum is present and shall if so directed by the meeting, adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for 21 days or more, not less than 7 days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

61.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by any Member entitled to vote present in person or by proxy or representative and, unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against that resolution.

62.	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

63.	All questions submitted to a meeting shall be decided by a majority of votes except where a greater majority is required by the Articles or by the Ordinance or by any agreement in writing between the Members. In the event of an equality of votes the Chairman shall not have a casting vote.

64.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith at the meeting and without adjournment. A poll demanded on any other question shall be taken at such time (being not later than 30 days after the date of the demand) and place as the chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn with the consent of the chairman at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

65.	(A)	Subject to the provisions of the Ordinance, a resolution in writing signed by all Members for the time being entitled to receive notice of and attend and vote at general meetings (or being corporations, by a Director thereof or by their duly authorised representative) shall be treated as a resolution duly passed at a general meeting of the Company duly convened and held, and, where relevant, as a special resolution so passed. Any such resolution may consist of several documents in the like form, each signed by one or more persons.

	(B)	Subject to the provisions of the Ordinance, all general meetings may be held by means of video conference or by other lawful electronic means and in such manner as may be agreed by the Company in general meeting. All the provisions in these Articles as to general meetings shall, mutatis mutandis, be applicable.

	(C)	(1)	Where the Company has only one Member and that Member takes any decision that may be taken by the Company in general meeting and that has effect as if agreed by the Company in general meeting, he shall (unless that decision is taken by way of a written resolution agreed in accordance with section 116B of the Ordinance) provide the Company with a written record of that decision within 7 days after the decision is made.

		(2)	Where the sole Member provides the Company with a written record of a decision in accordance with Article 65(C)(1), that record shall be sufficient evidence of the decision having been taken by the sole Member.

(3)	The Company shall cause a record of all written records provided to the Company in accordance with this Article to be entered into a book kept for that purpose in the same way as minutes of proceedings of a general meeting of the Company.

Votes of Members

66.	Subject to the rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person or by proxy or representative shall have one vote, and on a poll every Member present in person or by proxy or representative shall have one vote for each share of which he is the holder and which is paid up as to all amounts due on such share. A person entitled to cast more than one vote upon a poll need not use all his votes or cast all the votes he uses in the same way.

67.	Any person entitled under Article 42 to be registered as a Member may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares provided that at least 48 hours before the time of the holding of the meeting or adjourned meeting (as the case may be) at which he proposes to vote, he shall satisfy the Directors of his right to be registered as the holder of such shares or the Directors shall have previously admitted his right to vote at such meeting in respect thereof.

68.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy or by representative, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

69.	If (a) any objection shall be raised to the qualification of any voter or (b) any votes have been counted which ought not to have been counted or which might have been rejected or (c) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

70.	Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. On a poll votes may be given either personally or by proxy. A proxy need not be a Member of the Company. A Member may appoint more than one proxy to attend on the same occasion.

71.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation, either under seal, or under the hand of an officer or attorney duly authorised. The signature on such instrument need not be witnessed.

72.	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited:

(a)	not less than 48 hours before the meeting at the Office or at the place or one of such places (if any) as maybe specified for the purpose in or by way of note to the notice convening the meeting or in any notice of any adjourned meeting or, in either case, in any document sent therewith or in the instrument of proxy issued by the Company; or

(b)	immediately before the commencement of the meeting or adjourned meeting or poll to which the proxy relates (as the case may be) at which the person named in the instrument proposes to vote at the place at which the meeting or adjourned meeting is convened and in default the instrument of proxy shall not be treated as valid. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting or poll concerned.

73.	No instrument appointing a proxy shall be valid after the expiration of 12 months from the date of its execution unless it states that it is valid, for all meetings whatsoever until revoked with the exception that any instrument may be used at any adjournment of the meeting for which it was originally intended.

74.	The instrument appointing a proxy to vote at a general meeting shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.

75.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death of the principal or the revocation of the proxy or transfer of the share in respect of which the proxy is given provided that no intimation in writing of the death, revocation or transfer has been received at the Office or such other place as was specified for the deposit of proxies or by the chairman of the meeting before the vote is given.

76.	An instrument appointing a proxy may be in any usual or common form or in any other form which the Directors may approve and may be expressed to be valid for a particular meeting or generally until revoked.

77.	Any corporation which is a Member may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member.

Directors

78.	Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than the minimum required by the Ordinance nor more than six. The first Directors shall be determined in writing by the subscriber to the Memorandum of Association. A Director shall not be required to hold any shares in the Company by way of qualification.

79.	(A)	For so long as BRC and Geron each hold 50% of the total issued shares which carry voting rights at general meetings of the Company, each of BRC and Geron may at any time and from time to time by notice in writing signed by him or them delivered to the Office appoint and/or remove or substitute any three persons as Directors. Any such notice may be signed on behalf of a corporate Member by a director thereof or by its duly authorised representative. Any such notice may consist of several documents in the like form, each signed by one or more persons. At such times as a Member owns (i) at least 10% but less than 25% of the total issued shares, such Member shall be entitled to appoint and at any time remove or substitute one Director; (ii) at least 25% but not more than 40% of the total issued shares, such Member shall be entitled to appoint and at any time remove or substitute two Directors; (iii) more than 40% but less than 60% of the total issued shares, such Member shall be entitled to appoint and at any time remove or substitute three Directors; (iv) at least 60% but not more than 75% of the total issued shares, such Member shall be entitled to appoint and at any time remove or substitute four Directors; (v) more than 75% but not more than 90% of the total issued shares, such Member shall be entitled to appoint and at any time remove or substitute five Directors; and (vi) more than 90% of the total issued shares, such Member shall be entitled to appoint and at any time remove or substitute six Directors.

	(B)	Subject to the provisions of paragraph (A) above, the Company in general meeting may by ordinary resolution appoint any person to be a Director for such term as may be resolved or remove any existing Director. Special notice is required of a resolution to remove a Director or to appoint somebody in place of a Director so removed at the meeting at which he is removed in accordance with the Ordinance.

(C)	Subject to the provisions of paragraph (A) above, the Directors may appoint any person to be a Director as an additional Director or to fill a casual vacancy provided that any person so appointed shall hold office only until the conclusion of the next following annual general meeting and shall then be eligible for re-election.

(D)	Any appointment of a Director pursuant to this Article shall be ineffective if such appointment would have the result that the number of Directors exceeds the number fixed in accordance with Article 78.

80.	The Directors shall be entitled to receive by way of remuneration for their services such sum as shall from time to time be determined by all the Members, such sum (unless otherwise unanimously directed by the Members) to be divided amongst the Directors in such proportions and in such manner as the Directors may agree or, failing agreement, equally, except that if any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in proportion to the time during such period for which he has held office.

81.	Any Director who holds any executive office or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

82.	The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or general meetings or otherwise in or about the business of the Company.

83.	The office of a Director shall be vacated if the Director:

(a)	becomes bankrupt or has a receiving order made against him or suspends payment or makes any arrangement or composition with his creditors generally;

(b)	becomes a lunatic or of unsound mind or a patient for any purpose of any statute relating to mental health and the Directors resolve that his office be vacated;

(c)	(not being a Director appointed to an office in the management or business of the Company under Article 88(A) whose contract precludes resignation) resigns his office by notice in writing to the Company;

(d)	is convicted of an indictable offence;

(e)	has his office vacated or becomes prohibited from being a Director under any of the provisions of the Ordinance or any order made under the Ordinance;

(f)	absents himself from the meetings of the Directors during a continuous period of 6 months, without special leave for absence from the Directors and his alternate Director (if any) shall not during such period have attended in his stead and the Directors pass a resolution that his office be vacated by reason of such absence; or

(g)	shall be removed from office by a Member or the Members in accordance with Article 79(A) or (B).

84.	The Company shall keep a register in which there shall be entered the particulars required by the Ordinance in respect of the Directors, the Secretary and reserve Director, and shall from time to time notify the Registrar of Companies of any change that takes place in such particulars as required by the Ordinance.

Powers and Duties of Directors

85.	The business of the Company shall be managed by the Directors who, without limiting the generality of the foregoing, may pay all expenses incurred in setting up and registering the Company and may exercise all such powers of the Company as are not required, by the Ordinance or by the Articles, to be exercised by the Company in general meeting subject, nevertheless, to such regulations as may be prescribed by the Company in general meeting being not inconsistent with any of the Articles or the provisions of the Ordinance; but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article. A meeting of the Directors at which a quorum is present may exercise all powers exercisable by the Directors.

86.	The Directors may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds or death or disability benefits for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or of any company which is a subsidiary of the Company or is allied or associated with the Company or with any such subsidiary company or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid and holding or who have held any salaried employment or office in the Company or such other company and the wives, widows, families and dependants of any such persons. The Directors may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid and may make payments for or towards the insurance of any such persons as aforesaid and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The Directors may do all or any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

87.	The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

88.	(A)	The Directors may from time to time appoint one or more of their body to the office of managing director or joint managing director on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment. Such appointment shall automatically determine if the holder ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

	(B)	The Directors may entrust to and confer upon a managing director or joint managing director any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers. The managing director or joint managing directors shall receive such remuneration (either by way of salary, commission, participation in profits, or otherwise howsoever) as the Directors may determine.

89.	The Directors shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of Directors;

(c)	of all declarations made or notices given by any Director (either generally or specially) of his interest in any contract or proposed contract or of his holding of any office or property whereby any conflict of duty or interest may arise; and

(d)	of all resolutions, written records and proceedings of general meetings of the Company and of meetings of the Directors and any committee of Directors;

and any such minutes of any general meeting of the Company or any meeting of the Directors or of any committee of Directors shall be signed by the chairman of such meeting or by the chairman of the next succeeding meeting and if so signed shall be receivable as prima facie evidence of the matters stated therein.

Borrowing Powers

90.	The Directors may exercise all powers of the Company to borrow money, to give guarantees and to mortgage or charge the undertaking, property and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Directors’ Interests

91.	(A)	A Director may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as vendor, shareholder or otherwise and, subject to the Ordinance, no such Director shall be accountable to the Company for any remuneration or benefits received by him as a director or officer of, or from his interest in, such other company unless the Company otherwise directs. The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them as directors or other officers of such company) and any Director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or about to be, appointed a director or other officer of such a company and that as such he is or may become interested in the exercise of such voting rights in the manner aforesaid.

(B)	A Director may hold other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms as to remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such office or place of profit or as vendor, purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested (whether or not such contract or arrangement is with any person, company or partnership of or in which any Director shall be a member) be liable to be avoided on that account nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall forthwith disclose the nature of his interest in any contract or arrangement in which he is interested as required by and subject to the provisions of the Ordinance and the Articles. A Director may vote in respect of any resolution concerning his own appointment as the holder of any office or place of profit with the Company (including the arrangement or variation of the terms thereof or the termination thereof).

(C)	A Director who is in any way, whether directly or indirectly, materially interested in a contract, arrangement or transaction or proposed contract, arrangement or transaction with the Company and which is of significance in relation to the Company’s business shall declare the nature of his interest at the earliest meeting of the Directors at which it is practicable for him to do so, in accordance with the Ordinance. A general notice to the Directors by a Director stating that, by reason of facts specified in the notice, he is to be regarded as interested in contracts, arrangements or transactions or proposed contracts, arrangements or transactions of any description which may subsequently be made or contemplated by the Company shall be deemed for the purposes of this Article to be a sufficient declaration of his interest, so far as attributable to those facts, in relation to any contract, arrangement or transaction or proposed contract, arrangement or transaction of that description which may subsequently be made or contemplated by the Company, but no such general notice shall have effect in relation to any contract, arrangement or transaction or proposed contract, arrangement or transaction unless it is given before the date on which the question of entering into the same is first taken into consideration on behalf of the Company.

(D)	Provided such disclosure is made as aforesaid, a Director shall be entitled to vote in respect of any contract or arrangement in which he is interested and to be counted in the quorum present at the meeting at which such contract or arrangement is considered.

(E)	If any question shall arise at any meeting as to the materiality of a Director’s interest or the significance of a contract, arrangement or transaction or proposed contract, arrangement or transaction or as to the entitlement of any Director to vote or form part of a quorum and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director (other than himself) shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned as known to such Director have not been fairly disclosed.

(F)	The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

(G)	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

(H)	(1)	Subject to the provisions of Article 91(H)(2), in case the Company has only one Member and the Company enters into a contract with that Member and that Member is also a Director of the Company, unless the contract is in writing, the terms of the contract shall be set out in a written memorandum within 7 days after the contract is made and the memorandum shall be kept at the same place where the books containing the minutes of the meetings of the Directors are kept.

	(2)	Article 91(H)(1) does not apply to contracts entered into in the ordinary course of the Company’s business.

Proceedings of Directors

92.	The Directors may meet together for the dispatch of business, adjourn, and otherwise regulate their meetings, at least once every financial quarter and as they think fit. At any time any Director may, and the Secretary on requisition of any Director shall, summon a meeting of Directors. Any Director may waive notice of any meeting and any such waiver may be given prospectively or retrospectively. Subject to Article 93(A) and Article 102, questions arising at any meeting shall be decided by resolution passed by a simple majority of votes and in the event, of an equality of votes the Chairman shall not have a second or casting vote.

93.	(A)	A resolution in writing signed by all the Directors for the time being shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. Any such resolution may consist of several documents in like form each signed by one or more of the Directors.

(B)	(1)	In case the Company has only one Director and that Director takes any decision that may be taken in a meeting of the Directors and that has effect as if agreed in a meeting of the Directors, he shall (unless that decision is taken by way of a resolution in writing) provide the Company with a written record of that decision within 7 days after the decision is made in accordance with the Ordinance.

	(2)	Where the Director provides the Company with a written record of a decision, that record shall be sufficient evidence of the decision having been taken by the Director.

	(3)	The Company shall cause a record of all written records provided to the Company to be entered into a book kept for that purpose in the same way as minutes of proceedings of a meeting of the Directors.

94.	Meetings of the Directors may be held by means of conference telephone, video conference or by such lawful electronic means and in such manner as may be agreed by the Directors. All the provisions in these Articles as to Directors’ meetings shall, mutatis mutandis, be applicable.

95.	No meeting of the Directors may proceed to business nor transact any business unless a quorum is present at the start and throughout such meeting. The quorum of a Directors’ meeting shall be two Directors appointed by BRC and two Directors appointed by Geron, present in person or represented by an alternate. In the event that a quorum of the Directors is not so present at the start of and throughout a duly convened meeting of Directors, that meeting shall be adjourned to the same time and place on the same day in the next week or as otherwise agreed by a simple majority of the Directors and a quorum at such adjourned meeting shall consist of two Directors appointed by BRC and two Directors appointed by Geron present in person or represented by an alternate. In the event that a quorum of the Directors is not so present at the start of and throughout such duly adjourned meeting of Directors, that meeting shall be further adjourned to the same time and place on the same day in the next week or as otherwise agreed by a simple majority of the Directors and a quorum at such adjourned meeting shall consist of any three Directors present in person or represented by an alternate . Any Director who ceases to be a Director at a Directors’ meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Directors’ meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

96.	The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

97.	The Chairman shall at all times be a Director, with each of Geron and BRC rotating to have the right to appoint and remove the Chairman every twelve months. In the case of an equality of votes at any meeting of the Board or of the Members, the Chairman shall not be entitled to a second or casting vote. If at any meeting the Chairman is not present within 10 minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

98.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

99.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within 10 minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

100.	(A)	All acts done by any such committee in conformity with such regulations and in fulfilment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Directors and the Directors shall have power, with the consent of the Company in general meeting, to remunerate the members of any special committee and charge such remuneration to the current expenses of the Company.

	(B)	The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Directors including Articles 92 to 94 so far as the same are applicable thereto and are not replaced by any regulations imposed by the Directors pursuant to Article 98.

101.	All acts bona fide done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were or was disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or member of such committee.

Prior Approval Required for Certain Actions of Directors and Members

102.	Subject to any agreement in writing between the Members, the Company and/or the Directors shall not, without the prior written approval of BRC and Geron:

(a)	make or agree to make any change to the authorised or issued share capital from time to time of the Company or grant any option over or interest in, or issue any instrument carrying rights of conversion into, any other security or share of the Company or redeem or purchase any of its own shares or effect any other re-organisation of its share capital;

(b)	permit the registration of any person as a Member (whether by way of subscription or transfer) other than as permitted by any agreement in writing between the Members;

(c)	make any change to the Memorandum of Association or the Articles;

(d)	create or, where appropriate, issue any fixed or floating charge, debenture, lien (other than a lien arising by operation of law or in the ordinary course of business) or other mortgage, encumbrance or security over the whole or any part of the undertaking, business, property or assets (tangible or intangible) of the Company, except for the purpose of securing the indebtedness of the Company to its bankers for sums borrowed in the ordinary and proper course of the Business;

(e)	permit the Company to incur any indebtedness in excess of that provided in the operations plan of the Company approved by the Members;

(f)	make any loan or advance or give any credit (other than normal trade credit) to any person;

(g)	give any guarantee, indemnity or security to secure the liabilities or obligations of any person;

(h)	except as otherwise specifically provided for in the operations plan of the Company approved by the Members, (i) sell, transfer, lease, assign, dispose of or part with control of any interest in all or any material part of the undertaking, business, property or assets (tangible or intangible) of the Company (whether by a single transaction or a series of transactions) or contract to do so or (ii) acquire or contract to acquire any business, property or assets (tangible or intangible) or any interest therein which would, following such acquisition constitute a material part of the business, property or assets of the Company;

(i)	set up or close down any branch or office or create, acquire or dispose of any subsidiary or of any shares or any security or any interest in any subsidiary;

(j)	take or agree to take any leasehold interest in, or licence over, any land;

(k)	enter into any partnership or profit sharing agreement or joint venture with any person;

(l)	approve the semi-annual operations plan, budget and capital expenditure programme or make any substantial alteration to the operations plan of the Company approved by the Members including any material change to the nature and/or geographical area of the business of the Company as approved by the Members, or take or ratify any action materially in conflict with the operations plan of the Company approved by the Members;

(m)	acquire, purchase or subscribe for any shares, loan stock, debentures, mortgages or securities (or any interest therein) or any other interest in any person;

(n)	grant any power of attorney, delegate directors’ powers (other than as provided in any agreement in writing between the Members) or fail to comply with any guidelines or directives issued by the board of Directors which are consistent with any agreement in writing between the Members;

(o)	enter into, vary or terminate any contract or transaction for the disposal or licensing to any other person of any rights in respect of Collaboration Inventions or whereby any person would or might receive remuneration calculated by reference to its income or profits;

(p)	make any composition or arrangement with its creditors, move for insolvency, receivership or administration or do or permit or suffer to be done any act or thing whereby the Company may be wound up (whether voluntarily or compulsorily), save as otherwise expressly provided for in any agreement in writing between the Members;

(q)	declare or make any dividend or other distribution in cash or in specie and whether out of revenue profits, capital profits or capital reserves save as required by any agreement in writing between the Members;

(r)	commence the prosecution or defence of, or settle, any legal or arbitration proceedings other than routine debt collection, except for any such action which involves a Member or any of its Associated Companies and in such case, such Member and its nominated Directors shall not be permitted to vote on such matters;

(s)	enter into, vary or terminate any of the agreements between the Company and any of the Members or any of the Associated Companies of any Member;

(t)	establish, cancel, or vary the terms of any pension, retirement, profit sharing, share option, profit related, bonus or incentive scheme;

(u)	enter into, effect or vary any claim, disclaimer, surrender, election or consent of a material nature for tax purposes;

(v)	change its name or trade under any corporate or trade name;

(w)	change its financial year, auditors or registered office;

(x)	factor or assign any of its book debts;

(y)	open or close any bank account or change the terms of the mandate of any bank account of the Company;

(z)	adopt the annual accounts or, otherwise than as required by law, amend the accounting policies of the Company agreed by the Members;

(aa)	engage or agree to engage any person as an employee of the Company, set the terms of employment of any such person or vary or terminate the terms of employment of any employee of the Company;

(bb)	make any gift or political or charitable donation;

(cc)	file an IND, NDA, or similar application or filing with any U.S. or foreign regulatory agency;

(dd)	repay any loan made by any Member to the Company, other than pro rata with repayments by the Company of other loans made by the other Members or other than in accordance with the operations plan of the Company approved by the Members;

(ee)	incur any capital expenditure or liability in excess of US$100,000 (or the equivalent in any other currency) per transaction, or which when aggregated with previous transactions of a similar nature in any 12 month period would exceed US$100,000 (or the equivalent in any other currency) for that 12 month period, unless expressly provided for in the operations plan of the Company approved by the Members;

(ff)	enter into any reorganization, recapitalization, reconstruction of share capital or consolidation or any scheme of arrangement of the Company; and

(gg)	make any calls upon the Members in respect of all or any part of the monies unpaid on the shares held by them respectively.

Alternate Directors

103.	(A)	A Director may at any time by notice in writing delivered to the Office or at a meeting of the Directors appoint any person (including another Director) to be an alternate Director in his place. Any person so appointed under this Article shall (except when absent from Hong Kong) be entitled to receive notices of and to attend and vote at meetings of the Directors and be counted towards a quorum and generally at such meetings to perform all the functions of his appointor as a Director and shall automatically vacate his office on the expiration of the term for or the happening of the event until which he is by the terms of his appointment to hold office or which, were he a Director, would cause him to vacate such office or if the appointor in writing revokes the appointment or himself ceases for any reason to hold office as a Director. An appointment of an alternate Director under this Article shall not prejudice the right of the appointor to receive notices of and to attend and vote at meetings of the Directors and the powers of the alternate Director shall automatically be suspended during such time as the Director appointing him is himself present in person at a meeting of the Directors.

	(B)	An alternate Director shall (subject to his giving to the Company an address at which notices may be served on him) be entitled (in addition to his appointor) to receive and (in lieu of his appointor) to waive notices of meetings of the Directors and of any committee of the Directors of which his appointor is a member and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which his appointor is not personally present and generally at such meeting to perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director and shall attend any such meeting as an alternate for more than one Director, he shall be counted in the quorum separately in respect of himself (if a Director) and in respect of each Director for whom he is an alternate (but so that nothing in this provision shall enable a meeting to be constituted when only one person is physically present) and his voting rights shall be cumulative and he need not use all his votes or cast all the votes he uses in the same way. His signature to any resolution in writing of the Directors or of any such committee and his attestation of the affixing of the Seal shall be as effective as the signature and attestation of his appointor. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

(C)	An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

(D)	Section 153B(1) of the Ordinance shall not apply to an alternate Director appointed pursuant to these Articles.

Reserve Director

104.	(A)	In case the Company has only one Member and that Member is the sole Director of the Company, subject to the Ordinance, the Company may in general meeting, notwithstanding anything in these Articles, nominate a person (other than a body corporate) who has attained the age of 18 years as a reserve Director of the Company to act in the place of the sole Director in the event of his death.

	(B)	The nomination of a person as a reserve Director of the Company ceases to be valid if:

(a)	before the death of the Director in respect of whom he was nominated,

(i)	he resigns as reserve Director; or

(ii)	the Company in general meeting revokes the nomination; or

(b)	the Director in respect of whom he was nominated ceases to be the sole Member and sole Director of the Company for any reason other than the death of that Director.

(C)	Subject to compliance with the conditions set out in Article 104(D), in the event of the death of the Director in respect of whom the reserve Director is nominated, the reserve Director shall be deemed to be a Director of the Company for all purposes until such time as:

(a)	a person is appointed as a Director of the Company in accordance with these Articles; or

(b)	he resigns from his office of Director,

whichever is the earlier.

(D)	The conditions referred to in Article 104(C) are:

(a)	the nomination of the reserve Director has not ceased to be valid under Article 104(B); and

(b)	the reserve Director is not prohibited by law from acting as a Director of the Company.

(E)	The provisions in these Articles relating to the resignation of Directors apply to a reserve Director appointed under this Article.

Secretary

105.	(A)	The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them. Anything by the Ordinance or the Articles required or authorised to be done by or to the Secretary, may be done by or to any assistant or deputy secretary or if there is no assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors. In the event that the Secretary appointed is a corporation, it may act and sign by the hand of any one or more of its Directors or officers duly authorised.

	(B)	The Secretary shall, if an individual, ordinarily reside in Hong Kong and, if a body corporate, have its registered office or a place of business in Hong Kong. In case the Company has only one Director, the sole Director shall not also be the Secretary of the Company and the Company shall not have as its Secretary a body corporate the sole Director of which is the sole Director of the Company.

(C)	A provision of the Ordinance or the Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

Cheques

106.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

The Seal

107.	The Directors shall provide for safe custody of the Seal which shall only be used with the authority of the Directors or of a committee authorised by the Directors in that behalf; and every instrument to which the Seal shall be affixed shall be signed by one Director or the Secretary or by some other person appointed by the Directors for the purpose.

108.	The Company may exercise the powers conferred by the Ordinance with regard to having an official seal for use outside Hong Kong and such powers shall be vested in the Directors.

Dividends and Reserves

109.	The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

110.	The Directors may from time to time pay to the Members such interim dividends as appear to the Directors to be justified by the profits of the Company.

111.	No dividend shall be paid otherwise than out of profits available for the purpose and in accordance with the Ordinance.

112.	The Company may upon the recommendation of the Directors by ordinary resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid up shares or debentures of any other company) and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Member upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

113.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly. The Directors may deduct from any dividend payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

114.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit and the Directors may also without placing the same to reserve carry forward any profits.

115.	If several persons are registered as joint holders of any share, any one of them may give an effectual receipt for any dividend or other moneys payable on or in respect of the share.

116.	Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto or in the case of joint holders to any one of such joint holders at his registered address or to such person at such address as the Member or person entitled or such joint holders (as the case may be) may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled or such joint holders (as the case may be) may direct.

117.	No dividend shall bear interest against the Company.

118.	The Directors may, with the sanction of a resolution of the Company, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of any profit and loss account or otherwise available for distribution by appropriating such sum to the holders of shares in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and applying such sum on their behalf in or towards paying up any amount for the time being unpaid on any shares held by them respectively or in paying up in full unissued shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid, or partly in the one way and partly in the other. Notwithstanding the foregoing, the share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be allotted to Members as fully paid bonus shares. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

119.	The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of 12 years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

Record Dates

120.	Notwithstanding any other provision of these Articles the Company or the Directors may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

Accounts

121.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

122.	The books of account shall be kept at the Office or, subject to the Ordinance, at such other place or places as the Directors think fit, and shall always be open to the inspection of any Director.

123.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

124.	The Directors shall from time to time, in accordance with sections 122, 124 and 129D of the Ordinance, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in those sections.

125.	Subject to section 129G of the Ordinance, a copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting, together with a copy of the Directors’ report and a copy of the auditors’ report, shall not less than 21 days before the date of the meeting be sent to every Member, and every holder of debentures of the Company and to all persons other than Members or holders of debentures of the Company, being persons entitled to receive notices of general meetings of the Company provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

Branch Registers

126.	The Company may exercise the powers conferred by the Ordinance and may cause to be kept in any place outside Hong Kong a branch register of Members. The Board of Directors may, subject to the Ordinance, make or vary from time to time such provisions as it thinks fit respecting the keeping of any such branch register and the transfer of shares to, on or from any such branch register and shall comply with the requirements of any local law.

Audit

127.	Auditors shall be appointed and their duties regulated in accordance with the Ordinance.

Notices

128.	Any notice or other communication (except the appointment of a Secretary) between the Company, any Director or Member may be given personally or effected in writing or by any other means in the form of an electronic record at the recipient’s postal or electronic address. A Member who (having no registered address in Hong Kong) has not supplied to the Company an address, cable, telex, or electronic address for the service of notices shall not be entitled to receive notices from the Company.

129.	Where a notice is sent:

(a)	by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting sent to a Member at his registered address in Hong Kong at the expiration of 48 hours after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post, provided always that notices despatched to addresses outside Hong Kong shall be sent by air mail; or

(b)	by telex when despatched with confirmed answerback (in the case of any notice made by telex); or

(c)	by telegraph or cable, 24 hours after delivery to the telegraph or cable company; or

(d)	by facsimile or electronic means, on transmission provided that the transmission records reveal that the facsimile or electronic means has no error or break.

130.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder named first in the Register in respect of the share.

131.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it to them, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, by the means set out in Articles 128 and 129, supplied for the purpose by the persons claiming to be so entitled, or by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

132.	Any person who, by operation of law, transfer or other means whatsoever, becomes entitled to any share shall be bound by every notice in respect of such share which, prior to his name and address being entered in the Register, shall have been duly given to the person from whom he derived his title to such share.

Destruction of Documents

133.	The Company may destroy:

(a)	any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

(b)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of 2 years from the date of such mandate, variation, cancellation or notification was recorded by the Company;

(c)	any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

(d)	any other document on the basis of which any entry in the Register is made at any time after the expiry of 6 years from the date an entry in the Register was first made in respect of it; and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:-

(i)	the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)	nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(iii)	references in this Article to the destruction of any document include references to its disposal in any manner.

Winding Up

134.	If the Company is wound up and the assets available for distribution amongst the Members as such are insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that as nearly as may be the losses shall be borne by the Members in proportion to the capital paid up or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively. If in a winding up the assets available for distribution among the Members are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the nominal capital at the commencement of the winding up paid up by them respectively. This Article shall not add to or detract from the rights of the holders of shares issued upon special terms and conditions.

135.	No fee or commission shall be paid by the Company to any Director or liquidator upon any sale or realisation of the Company’s undertaking or assets or any part thereof except with the sanction of a general meeting convened by notice specifying the fee or commission proposed to be paid.

136.	If the Company shall be wound up (whether voluntarily or otherwise) the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Ordinance, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

Indemnity

137. (A)	Subject to the provisions of and so far as may be permitted by the Ordinance, the Company may indemnify any officer of the Company against all costs, charges, losses, expenses and liabilities which he may sustain or incur in or about the execution and discharge of his duties or in relation thereto including any liability incurred by him:

(a)	in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted; or

(b)	in connection with any application under section 358 of the Ordinance in which relief is granted to him by the court.

(B)	The Company may purchase and maintain for any officer of the Company:

(a)	insurance against any liability to the Company, a related company or any other party in respect of any negligence, default, breach of duty or breach of trust (save for fraud) of which he may be guilty in relation to the Company or a related company; and

(b)	insurance against any liability incurred by him in defending any proceedings, whether civil or criminal, taken against him for any negligence, default, breach of duty or breach of trust (including fraud) of which he may be guilty in relation to the Company or a related company.

(C)	Subject to section 165 of the Ordinance, if any Director and/or other person shall become personally liable for the payment of any sum primarily due from the Company, the Directors may execute or cause to be executed any mortgage, charge, or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Director and/or person so becoming liable as aforesaid from any loss in respect of such liability.

Schedule 4
Deed of Adherence

DATE:

By this Deed we
having our registered office at
of
intending to become a shareholder of [           ] Limited (“the Company”) hereby agree with the Company and each of its shareholders to comply with and to be bound by all of the provisions of a Joint Venture Agreement dated [           ] 2005 between Biotechnology Research Corporation Limited and Geron Corporation (a copy of which has been delivered to us and which we have initialled and attached hereto for identification) in all respects as if we were a party to such Agreement and were named therein as a Shareholder with the same rights and obligations as the transferor Shareholder from whom we intend to acquire shares in the Company, and a Party and on the basis that references therein to each of Shareholder and Party include a separate reference to us.

This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

IN WITNESS WHEREOF this Deed has been executed by us and is intended to be and is hereby delivered on the date appearing at the head hereof.

THE COMMON SEAL	)
of [ ]	)
was affixed to this Deed	)
in the presence of:	)

Director

Director/Secretary

Schedule 5
Pre-Emption Provisions

(A)	The Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of shares which are not fully paid and shall refuse to register any transfer of shares if registration thereof would cause the number of Shareholders to exceed the number permitted under the Articles of Association. The Directors shall not register a transfer to a person who is known to them to be an infant, bankrupt or person of unsound mind provided that the Directors shall not be bound to enquire into the age or soundness of mind of any transferee or whether or not he is a bankrupt.

(B)	Save as provided in paragraph (I) of this Schedule and subject to any agreement between all of the Shareholders no transfer or disposal of any shares or any interest in any shares shall be made by a Shareholder except in compliance with the following provisions of this Schedule and no Shareholder shall otherwise sell, mortgage, charge or otherwise dispose of or encumber any shares or assign or otherwise purport to deal with the beneficial interest therein or any right in relation thereto separate from the legal interest.

(C)	A Shareholder shall be entitled to transfer its shares to a Third Party who has made a bona fide offer therefor provided that before transferring its shares such Shareholder (the “Transferor”) shall give a notice in writing (a “Transfer Notice”) to the other Shareholder (the “Recipient”) that it desires to transfer the same. The Transfer Notice shall specify:

(a)	the number of shares which the Transferor wishes to transfer (which may be all or part only of the shares then held by the Transferor) (the “Relevant Shares”);

(b)	the name of the Third Party who has made the bona fide offer for the Relevant Shares (the “Prospective Purchaser”);

(c)	the price which the Prospective Purchaser has offered for the Relevant Shares; and

(d)	details of any other material terms of the offer made by the Prospective Purchaser and any other material terms or circumstances known to the Transferor which affect or may affect the offer.

(D)	The Recipient may within a period of one month after the Transfer Notice is given require the Transferor to produce to it such further evidence as it may reasonably require to enable it to establish the bona fides of the offer by the Prospective Purchaser.

(E)	The Recipient shall be entitled within a period of three months after the Transfer Notice is given, or, if later, the provision to it of such further evidence, to serve a purchase notice (a “Purchase Notice”) on the Transferor requiring it to sell the Relevant Shares to it at the same price and on the same terms as those offered by the Prospective Purchaser (as set out in the Transfer Notice).

(F)	Subject to paragraph (H) of this Schedule, if the Recipient serves a Purchase Notice within the said three month period referred to in paragraph (E), the Transferor shall be bound upon payment to transfer such of the Relevant Shares to the Recipient as he has applied for. The purchase shall be completed at a place and time to be appointed by the Directors being not less than three days nor more than ten days after the Purchase Notice is served and the Directors shall be bound to register the transfer.

(G)	If the Recipient has not served a Purchase Notice within the period referred to in paragraph (E), the Transferor shall be entitled to sell the Relevant Shares to the Prospective Purchaser at the price and on the terms set out in the Transfer Notice provided that if such sale is not completed within six months after the Transfer Notice is given the right to sell the Relevant Shares to the Prospective Purchaser shall lapse. The Directors shall be bound to register a transfer effected pursuant to this paragraph (G).

(H)	If Purchase Notices shall have been served in respect of part only of the Relevant Shares, the Transferor shall be entitled to sell the remaining Relevant Shares to the Prospective Purchaser in accordance with the provisions of paragraph (G) of this Schedule or by notice in writing to the Recipient may withdraw all the Relevant Shares from sale in which event the Transfer Notice shall be deemed to have been withdrawn and no transfers shall take place.

(I)	The foregoing provisions of this Schedule shall not apply to any transfer to which the consent in writing of all the Shareholders for the time being is given.

Schedule 6
Agreed Accounting Policies

The Company’s accounts shall be maintained in accordance with Generally Accepted Accounting Principles (“GAAP”) of Hong Kong. The Company shall produce quarterly and annual financial statements in accordance with Hong Kong GAAP and separate quarterly and annual financial statements in accordance with U.S. GAAP.

The Company shall provide quarterly financial information to Geron by the 12th calendar day following the end of each calendar quarter and annual financial information by the 20th calendar day following the end of each calendar year, so as to permit Geron to prepare any necessary consolidating or consolidated financial statements. The Company shall engage a “Big Four” public accounting firm to be its auditors and conduct an annual audit of financial information as of and for the year ended December 31. At Geron’s reasonable request, the Company shall adopt such policies or procedures with respect to internal controls, conduct such audits, if any, and provide to Geron such documents and information, if any, as are reasonably necessary to permit Geron to comply and its external auditor to assess Geron’s compliance with Section 404 of the U.S. Sarbanes-Oxley Act of 2002 with respect to Geron’s consolidated financial statements, provided that the Company shall have no obligation to do so to the extent doing so would violate Hong Kong GAAP.

Schedule 7
Funding Schedule

1. Phase I

1.1	During Phase I, BRC shall contribute US$6,000,000 to the Company (as payment towards its partly paid A Share and payable in 6 equal quarterly payments at the beginning of each quarter commencing from the commencement date of Phase I as shown in the Phase I Work Plan) to fund development work of the Company pursuant to the Phase I Work Plan.

1.2	During Phase I, Geron shall contribute US$2,000,000 to the Company for the Phase I Work Plan, after BRC has contributed to the Company all of the US$6,000,000 pursuant to paragraph 1.1 (as payment towards its partly paid A Share and payable in 2 equal quarterly payments commencing three months after the date BRC has contributed a total of US$6,000,000 to the Company).

2.	Phase II

2.1	In addition to the payment in paragraph 1.1 above, BRC shall contribute an additional aggregate sum of US$* of Phase II as payment towards its partly paid B Share.

2.2	BRC may (but is not required to) contribute US$* to the Company for the Phase II Work Plan (the “BRC Phase II Contribution”). BRC shall notify Geron and the Company in writing within 30 days after completion of Phase I whether it will make the BRC Phase II Contribution. BRC shall be deemed to have elected to make the BRC Phase II Contribution if Geron and the Company have not received written notice from BRC within such 30 day period stating that BRC will not make this contribution. The BRC Phase II Contribution, if made, will be made as payment towards its partly paid B Share and will be payable in 5 equal payments every 45 days commencing 30 days after the date of commencement of Phase II.

2.3	If BRC makes the BRC Phase II Contribution, all of the B Shares owned by BRC shall be automatically converted into an equal number of new A Shares.

2.4	Geron may (but is not required to) contribute to the Company US$2,000,000 for the Phase II Work Plan (the “Geron Phase II Contribution”). Within 30 days after BRC has either (i) made the BRC Phase II Contribution or (ii) notified Geron within the 30 day period described in paragraph 2.2 above of its decision not to

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

make the BRC Phase II Contribution , whichever is later, Geron shall notify BRC and the Company in writing whether it will make the Geron Phase II Contribution. Geron shall be deemed to have elected to make the Geron Phase II Contribution if BRC and the Company have not received written notice from Geron within such 30 day period stating that Geron will not make this contribution. The Geron Phase II Contribution, if made, will be made as payment towards its partly paid B Share and will be payable in 2 equal payments every 45 days commencing 45 days after the date of the last payment by BRC pursuant to paragraph 2.2 of this Schedule 7.

2.5	If Geron makes the Geron Phase II Contribution, all of the B Shares owned by Geron shall be automatically converted into an equal number of A Shares.

2.6	Subject to the completion of the automatic conversion of B Shares pursuant to paragraph 2.3 and/or paragraph 2.5 (if any, as the case may be), and as soon as practicable which in any event shall be no later than ten (10) Business Days after either (i) BRC completes, or notifies Geron of its election not to make, the BRC Phase II Contribution, or BRC fails to complete the BRC Phase II Contribution in accordance with the timetable set out in paragraph 2.2 after BRC has elected or deemed to have elected to make the BRC Phase II Contribution, or (ii) Geron completes, or notifies BRC of its election not to make, the Geron Phase II Contribution, or Geron fails to complete the Geron Phase II Contribution in accordance with the timetable set out in paragraph 2.4 after Geron has elected or deemed to have elected to make the Geron Phase II Contribution, or (iii) BRC has contributed an aggregate sum of US$* to the Company in accordance with paragraph 2.1 above, whichever is later, all outstanding B Shares shall be redeemed by the Company and each of BRC and Geron shall cooperate with each other and the Company and do and execute all such further acts, deeds, documents and things as may be necessary for the Company to redeem all outstanding B Shares within such ten Business Day period. In the event both BRC and Geron elect not to make their respective Phase II Contributions, all of the B Shares owned by BRC and Geron shall be automatically converted into an equal number of A Shares.

2.7	By way of illustration only and subject at all times to the other provisions of this Agreement (inclusive of the other provisions of this Schedule 7), immediately after the conversion and/or redemption of all the B Shares:

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.7.1	if both BRC and Geron had either (i) made their respective contributions in paragraphs 2.2 and 2.4 above or (ii) elect not to make their respective contributions in paragraphs 2.2 and 2.4 above, each of BRC and Geron shall own 50% of the total issued Shares (being 12,000 A Shares out of a total of 24,000 A Shares);

2.7.2	if BRC did not make its contribution under paragraph 2.2 above but Geron did make its contribution under paragraph 2.5 above, BRC shall own 25% of the total issued Shares (being 4,000 A Shares out of a total of 16,000 A Shares) and shall be entitled to appoint and remove up to two Directors and Geron shall own 75% of the total issued Shares (being 12,000 A Shares out of a total of 16,000 A Shares) and shall be entitled to appoint and remove up to four Directors; and

2.7.3	if Geron did not make its contribution under paragraph 2.5 above but BRC did make its contribution under paragraph 2.2 above, BRC shall own 60% of the total issued Shares (being 12,000 A Shares out of a total of 20,000 A Shares) and shall be entitled to appoint and remove up to four Directors and Geron shall own 40% of the total issued Shares (being 8,000 A Shares out of a total of 20,000 A Shares) and shall be entitled to appoint and remove up to two Directors.

Schedule 8
BRC Licence Agreement

This Licence Agreement (the “Agreement”), effective 21st March, 2005, (the “Effective Date”), is between Biotechnology Research Corporation Limited, a Hong Kong corporation whose registered office is at The Hong Kong University of Science and Technology, Clear Water Bay, Kowloon, Hong Kong (“BRC”), The Hong Kong University of Science and Technology, a Hong Kong corporation having a place of business at Clear Water Bay, Kowloon, Hong Kong (“HKUST”), and TA Therapeutics Limited, a Hong Kong limited company whose registered office is at The Hong Kong University of Science and Technology, Clear Water Bay, Kowloon, Hong Kong (“Newco”).

RECITALS

WHEREAS, BRC and/or HKUST owns or controls certain natural materials, and substances derived therefrom, as well as trade secrets and other Intellectual Property related to such natural materials and substances or related to telomerase activation;

WHEREAS, BRC and Geron Corporation (“Geron”) have formed Newco to develop telomerase activation for human therapeutic applications, pursuant to a Joint Venture Agreement dated March 1, 2005 (the “JV Agreement”);

WHEREAS, under the JV Agreement BRC agrees to enter into and procure HKUST to enter into this Agreement to grant to Newco licences in respect of the BRC Intellectual Property described above including, without limitation, the BRC Background IP and the BRC Existing IP;

WHEREAS, the BRC Existing IP and the BRC Background IP include Intellectual Property that may be owned or controlled by HKUST;

NOW, THEREFORE, BRC, HKUST and Newco agree as follows:

AGREEMENT

1. Definitions.

As used throughout this Agreement, the following terms shall have the meanings set forth below. Capitalized terms not defined in this Agreement shall have the meanings set forth in the JV Agreement.

1.1. “Derivative Compound” means any molecule or substance derived by or on behalf of Newco from any Existing Compound, including, without limitation, any modification, purification, analog, or synthetic reproduction of any Existing Compound.

1.2. “Existing Compound” shall have the meaning set forth in the JV Agreement.

1.3. “Field of Use” shall have the meaning set forth in the JV Agreement.

1.4. “BRC Background IP” shall have the meaning set forth in the JV Agreement. BRC Background IP includes, without limitation, the HKUST Background IP.

1.5. “BRC Existing IP” shall have the meaning set forth in the JV Agreement. BRC Existing IP includes, without limitation, the Existing IP set forth in Exhibit A to this Agreement and the HKUST Existing IP.

1.6. “BRC Trade Secrets” means any and all information provided by BRC or HKUST to Newco hereunder which, at the time of disclosure, qualifies as a trade secret within the meaning of the Uniform Trade Secrets Act, including, without limitation, information regarding the identity, source, structure and composition of any Existing Compound.

1.7. “HKUST Background IP” means present or future Intellectual Property other than the HKUST Existing IP, (i) which is owned by or licensed to HKUST or any of the Affiliated Companies Controlled by HKUST, under which HKUST or such Affiliated Company is legally permitted to grant licences or sublicences as the case may be, and (ii) a licence under which is necessary for the development and/or commercialisation of products in the Field of Use.

1.8. “HKUST Existing IP” means the Intellectual Property that exists on the Effective Date to the extent it is directed to TA or TA Compounds and that is owned by or licensed to HKUST or any of the Affiliated Companies Controlled by HKUST, under which HKUST or such Affiliated Company is legally permitted to grant licences or sublicences as the case may be. HKUST Existing IP includes, without limitation, the Existing IP set forth in Exhibit B to this Agreement.

1.9. “Human Therapeutics” shall have the meaning set forth in the JV Agreement.

1.10. “Licensed Products” means any and all products within the Field of Use that (a) contain or incorporate any Existing Compound or Derivative Compound, (b) are created, developed, or result from the use of any Existing Compound or Derivative Compound, or further purification thereof, or from the use of any BRC Trade Secret, or (c) would, but for the rights granted hereunder, infringe one or more Valid Claims of any BRC Existing IP or BRC Background IP.

1.11. “Territory” means the entire world.

1.12. “Valid Claim” means an unexpired claim in a pending patent application or in a granted or issued patent which has not been revoked, abandoned, disclaimed or withdrawn, or held unenforceable, unpatentable or invalid by a court of competent jurisdiction, or unappealable or unappealed within the time allowed for appeal; and which has not been rendered unenforceable.

2. Grant of Licence.

2.1. BRC Existing IP. BRC and HKUST hereby grant, and each of them procures that the Affiliated Companies Controlled by it shall grant, to Newco, on the terms and conditions of this Agreement, a fully paid-up exclusive licence in respect of the BRC Existing IP, throughout the Territory and in the Field of Use, to develop, make, have made, use, sell or have sold, commercialise or otherwise exploit the Licensed Products. Newco shall have the right to grant sublicences under the licence granted in this Section 2.1, provided that Newco shall remain responsible for the compliance by the sublicencee with all applicable terms of this Agreement.

2.2. BRC Background IP. BRC and HKUST hereby grant, and each of them procures that the Affiliated Companies Controlled by it shall grant, to Newco, on the terms and conditions of this Agreement, a fully paid-up non-exclusive licence in respect of the BRC Background IP, throughout the Territory and in the Field of Use, to develop, make, have made, use, sell or have sold, commercialise or otherwise exploit the Licensed Products in the Field of Use. Newco shall have the right to grant sublicences under the licence granted in this Section 2.2 but only to sublicencees under the licence granted in Section 2.1 and for use only in connection with such sublicencee’s exercise of the sublicence to develop, make, have made, use, sell or have sold Licensed Products in the Field of Use, provided that Newco shall remain responsible for the compliance by the sublicencee with all applicable terms of this Agreement.

2.3. Associated Obligations. The licences granted under Sections 2.1 and 2.2, and any sublicenses granted thereunder, are subject to the terms and conditions of any licence agreements under which the licensor holds the BRC Existing IP or BRC Background IP in question, to the extent such terms and conditions apply to such licences or sublicences, including without limitation any applicable royalty, reporting, and indemnification provisions. BRC and HKUST have provided to Newco copies of the licence agreements applicable to the BRC Existing IP, and upon Newco’s request will provide copies of any license agreements applicable to any BRC Background IP that BRC or Newco identifies is being used by Newco.

3. Patent Prosecution and Defense. BRC (or HKUST with respect to BRC Background IP owned by HKUST) shall have the sole right to control the preparation, filing, prosecution and maintenance of the BRC Existing IP and the BRC Background IP and other legal proceedings relating thereto, at BRC’s expense and in BRC’s sole discretion, provided that BRC or HKUST, as the case may be, will consider in good faith Newco’s interests in making any decision with respect to BRC Existing IP that materially affects Newco’s interests.

4. Use of Name and Logo. If and to the extent that any Licensed Products marketed by Newco and its permitted sublicencees have been developed using Intellectual Property of BRC or HKUST, such products will indicate that they are marketed under licence from BRC or HKUST (as the case may be). In such cases, product packaging and marketing materials will be submitted to BRC or HKUST (as the case may be) for review and approval (which approval will not be unreasonably withheld or delayed) with respect to use of the name and logo of BRC or HKUST (as the case may be), at least thirty (30) days prior to use or dissemination by Newco. BRC or HKUST (as the case may be) shall be deemed to have approved the use of the name and logo of BRC or HKUST (as the case may be) in respect of the submitted product packaging and marketing materials, unless Newco receives written notice from BRC or HKUST (as the case may be) within 14 days of Newco’s submission rejecting such use of the name and logo of BRC or HKUST (as the case may be) by Newco. Any other use of the name “BRC,” “Biotechnology Research Corporation”, “HKUST” or “Hong Kong University of Science and Technology” or the logo of BRC or HKUST, or the name of any employee of BRC or HKUST, will require the written agreement of BRC or HKUST (as the case may be).

5. Compliance with Law; Government Approvals. In its development and marketing of Licensed Products and its other activities under this Agreement, Newco shall comply in all respects with all applicable laws and regulations. Newco shall obtain all governmental approvals necessary for the research, development, testing, production, distribution, sale, and use of Licensed Products in the Field of Use.

6. Confidentiality.

6.1. Confidential Information. “Confidential Information” means all non-public and/or proprietary information owned or possessed by the disclosing party and specifically designated as such. Confidential Information includes, without limitation, any methods, techniques and processes, and technical and scientific data, unpublished findings, biological material, know-how, specifications, patent applications, algorithms, programs, designs, drawings, and formulae, and engineering, manufacturing, marketing, development, sales, research, operations, financial and business plans and data disclosed by a party to the other party hereunder. Confidential Information of BRC and/or HKUST (as the case may be) includes, without limitation, BRC Trade Secrets. Each party shall ensure that written confidential information is marked “confidential” or with a comparable marking and that confidential information not disclosed in writing is reduced to writing and marked as “confidential” or with a comparable marking within thirty (30) days of disclosure, provided that information (other than scientific know-how and scientific techniques) exchanged by the parties hereunder or otherwise that relates to the business or operations of Newco shall be treated as confidential whether or not so marked.

6.2. Confidentiality Obligations. In the course of this Agreement, any of the parties may disclose Confidential Information to any other party. Except as expressly set forth in this Agreement, during the Term of this Agreement or a period of four (4) years from receipt thereof, whichever is longer, the recipient of the Confidential Information will use such information only for purposes of performing its obligations and/or exercising its rights under this Agreement, and will not disclose such information except to its employees and consultants and, in the case of Newco, permitted sublicencees, for those purposes. Each of the parties will ensure that its employees, consultants or permitted sublicencees who receive access to the other party’s Confidential Information are legally obligated to maintain the confidentiality of such Confidential Information, and such party shall be responsible for the compliance of its employees, consultants or permitted sublicencees. Each party represents to the others that the terms of this Section 6 do not conflict with any of the representing party’s obligations to any other person or entity. For the avoidance of doubt, this Section 6 shall not affect or limit Newco’s right to fully exercise or use the licences granted under this Agreement according to the terms of such licenses.

6.3. Exceptions to Confidentiality. The restrictions on use and disclosure of Confidential Information shall not apply to information to the extent any of the following is true:

(a)	the information is now, or hereafter becomes, through no act or failure to act on the part of the recipient, generally known or available to the public;

(b)	the information is known by the recipient or is already in the possession of the recipient before it receives the information from the disclosing party;

(c)	the information is furnished to the recipient by a third party who did not acquire the information directly or indirectly from the disclosing party under an obligation of confidentiality to the disclosing party or otherwise under circumstances in which such third party did not have the legal right to acquire and furnish to the recipient the information in question;

(d)	the information is independently developed by the recipient without use or knowledge of the Confidential Information;

(e)	the information is required by law or by order of any court or governmental authority to be disclosed by the recipient. In the event of such compulsory disclosure, however, the recipient shall use reasonable efforts to give the disclosing party sufficient advance written notice to enable it to seek a protective order or other remedy to protect such Confidential Information. The recipient shall use reasonable efforts to disclose only the minimum Confidential Information required to be disclosed, whether or not a protective order or other remedy is in place;

(f)	the information is made available by the disclosing party to a third party without similar restrictions; or

(g)	the information (i) does not relate to the business or operations of Newco or is scientific know-how or scientific techniques and (ii) is not disclosed in writing or reduced to writing and marked as “confidential” or with a comparable marking within thirty (30) days of disclosure.

7. Term and Termination.

7.1. Term. The term of this Agreement shall begin on the Effective Date and expire when all Valid Claims under the BRC Existing IP and the BRC Background IP have expired in every country and jurisdiction in the Territory. In any country or jurisdiction which does not have any Valid Claims under the BRC Existing IP or the BRC Background IP, Newco shall be entitled to fully exploit the BRC Existing IP and the BRC Background IP in such country or jurisdiction without any restriction or payment of royalties in any form arising under this Agreement.

7.2. Termination. This Agreement may be terminated:

(a)	by BRC upon sixty (60) days written notice to Newco for Newco’s material breach of this Agreement, unless such breach is cured to BRC’s reasonable satisfaction within said sixty (60) day period; or

(b)	by Newco upon sixty (60) days written notice to BRC and HKUST for BRC’s or HKUST’s material breach of this Agreement or BRC’s breach of the JV Agreement, unless such breach is cured to Newco’s reasonable satisfaction within said sixty (60) day period; or

(c)	by either BRC or HKUST upon written notice to Newco if Newco files a voluntary petition in bankruptcy (or similar proceedings) or an involuntary petition (or similar proceedings) is filed against it and not dismissed within sixty (60) days of filing; or

(d)	by Newco upon written notice to BRC and HKUST if either of BRC or HKUST files a voluntary petition in bankruptcy (or similar proceedings) or an involuntary petition (or similar proceedings) is filed against either of them and not dismissed within sixty (60) days of filing.

In addition, this Agreement shall automatically and immediately terminate as provided in Clause 13.1.1 of the JV Agreement if Newco is placed in winding up pursuant to the provisions of Clause 11 or 12 of the JV Agreement or otherwise.

7.3. Effect of Termination.

7.3.1. Termination of this Agreement shall not release either party from any obligation accrued prior to such termination.

7.3.2. Effective upon termination of this Agreement for any reason, the licence rights granted to Newco under this Agreement and all sublicences under such licence rights shall terminate.

7.3.3. Survival, Articles 1, 4, 5, 6 and 9 and Sections 7.3 and 10 hereof shall survive expiration or termination of this Agreement for any reason.

8. Notices.

Any notice required to be given by a party to any other party may be made (i) by hand delivery by Federal Express or comparable private courier service to the other party’s address given herein or such other address as may from time to time be notified for this purpose or (ii) by facsimile transmission to a facsimile number notified in writing by the other party for this purpose. Any properly addressed notice served by hand shall be deemed to have been served on delivery and any notice served by facsimile transmission shall be deemed to have been served when received, as shown by a confirmed transmission report.

9. Representations and Warranties; Indemnification.

9.1. BRC’s Representations and Warranties. Each of BRC and HKUST affirmatively represents and warrants, to and for the benefit of Newco, that the following statements are true and accurate in all respects in respect of itself as of the Effective Date:

9.1.1. each of HKUST and BRC has all necessary rights, powers and authority to enter into this Agreement, including without limitation the right to grant the licences (or sublicences, as the case may be) contained herein;

9.1.2. each of HKUST’s and BRC’s performance under this Agreement, including without limitation the grant of the licences contained herein, does not conflict with or create a breach or a default of any law, order of a court, governmental agency, contract, or other obligation with any third party;

9.1.3. to the best of HKUST’s and BRC’s knowledge and belief, neither the BRC Existing IP nor the BRC Background IP is subject to any liens or similar encumbrances and no party holds a valid security interest in any of the BRC Existing IP or the BRC Background IP; and

9.1.4. there are no other licences or assignments granted by HKUST or BRC or any Affiliated Company Controlled by BRC or Affiliated Company Controlled by HKUST in effect in respect of the BRC Existing IP in the Field of Use.

9.2. BRC’s Disclaimers. Each of HKUST and BRC expressly disclaims and does not represent, warrant or otherwise guarantee Newco that:

9.2.1. any Intellectual Property licensed hereunder will not be held invalid or unenforceable or that they will be of any particular scope;

9.2.2. anything made, used, or disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

9.2.3. actions or suits against third parties for infringement of any Intellectual Property licensed hereunder which may be filed by BRC or HKUST will be brought or prosecuted; or

9.2.4. by implication, estoppel, or otherwise any licenses or rights under patents or other rights of BRC or HKUST or third parties other than expressly provided herein are granted to Newco. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH OF HKUST AND BRC MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE INTELLECTUAL PROPERTY LICENSED HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THAT INTELLECTUAL PROPERTY LICENSED HEREUNDER DOES NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

9.3. Newco’s Representations and Warranties. Newco affirmatively represents and warrants to and for the benefit of BRC and HKUST that the following statements are true and accurate in all respects as of the Effective Date:

9.3.1. Newco has all necessary rights, powers and authority to enter into this Agreement.

9.3.2. Newco’s performance under this Agreement does not conflict with or create a breach or a default of any law, order or a court or governmental agency, contract, or other obligation with any third party.

9.4. BRC’s Indemnification. Each of BRC and HKUST severally shall indemnify and hold harmless Newco and its directors, officers and employees (collectively the “Newco Indemnified Parties”) harmless against any and all liability, loss, damage, claim or expense, including reasonable attorney’s fees and costs (collectively the “Indemnified Losses”) arising out of or in connection with any breach by it of any of the representations and warranties made by it in this Section 9.

9.5. Newco’s Indemnification. Newco agrees that it shall indemnify and hold harmless BRC and HKUST and their respective directors, officers and employees (collectively the “BRC Indemnified Parties”) harmless against any and all

Indemnified Losses arising out of or in connection with any breach by Newco of any representations or warranties made by Newco in this Section 9 and any and all Indemnified Losses resulting from any use by Newco or Newco’s employees or sublicencees or customers of the Licensed Products, Existing Compounds and Derivative Compounds; provided, however, that Newco’s obligation to indemnify shall not apply to the extent that the Indemnified Losses result from (i) the gross negligence or willful misconduct of a BRC Indemnified Party, or (ii) breach by BRC or HKUST of any term of this Agreement. Subject to the other provisions of this Section 9.5, Newco’s indemnification obligation includes, but is not limited to, indemnification for any product liability claims against the Licensed Products.

9.6. Indemnity Procedures. Promptly after becoming aware of a claim, the indemnified party shall provide written notice to the indemnifying party. Delay in providing such notice shall relieve the indemnifying party of its obligations only if the indemnifying party’s ability to defend against such claim is thereby materially impaired. The indemnifying party shall have the right to assume and control the defense of the claim at its own expense. The indemnified party shall have the right to participate in, but not to control, such defense at its own expense. If the indemnifying party does not assume the defense of the claim, the indemnified party may defend the claim at the indemnifying party’s expense. The indemnified party shall not settle or compromise the claim without the prior written consent of the indemnifying party, and the indemnifying party shall not settle or compromise the claim in any manner which would have an adverse effect on the indemnified party without the consent of the indemnified party. No consent required hereunder shall be unreasonably withheld or delayed. The indemnified party shall reasonably cooperate with the indemnifying party and shall make available to the indemnifying party all pertinent information available to the indemnified party, all at its own expense.

9.7. Insurance. Newco shall, at its sole cost and expense, insure its activities under this Agreement, and obtain and keep in force liability insurance in such amounts as may be customary in the industry. Such insurance coverage shall not in any way limit the liability of Newco. From and after the time Newco first uses a Licensed Product to treat a human being (whether in a research or a commercial setting), the BRC Indemnified Parties shall be endorsed as additional named insureds under the coverage referred to above. Upon request by BRC or HKUST not more than once annually, Newco shall furnish BRC and HKUST with certificates of insurance showing compliance with all requirements. Newco shall be responsible for ensuring that its permitted sublicencees obtain and maintain in force insurance in amounts equivalent to those required of Newco hereunder.

10. Newco Inventions. Nothing in this Agreement shall give BRC or HKUST any ownership or licence rights or any obligations with respect to new inventions made by or on behalf of Newco, including without limitation inventions that represent improvements to the BRC Existing IP and/or the BRC Background IP. Each of HKUST and BRC acknowledges and agrees that, as provided in the JV Agreement and subject to the rights of third parties, Newco will own all Collaboration Inventions (as that term is defined in the JV Agreement) generated by or on behalf of Newco, its employees, secondees and contractors and sub-contractors in the course of carrying out Newco’s business, including without limitation Collaboration Inventions that represent improvements to the BRC Existing IP and/or the BRC Background IP.

11. Miscellaneous.

11.1. Governing Law. This Agreement shall be governed and construed in accordance with the laws of Hong Kong without regard to its rules regarding conflict of laws.

11.2. Consistency with JV Agreement. The provisions of this Agreement are intended to be consistent with the provisions of the JV Agreement. In the event of any conflict or inconsistency between this Agreement and the JV Agreement, the provisions of the JV Agreement shall prevail and each party shall take all such further steps as may be necessary or requisite to ensure that the provisions of the JV Agreement shall prevail.

11.3. Severability; Waiver. In the event that any provision(s) of this Agreement is determined to be invalid or unenforceable, the remainder of the Agreement shall remain in full force and effect. The failure of a party to enforce any provision shall not be a waiver of the right to thereafter enforce that provision or any other provision or right.

11.4. Assignment. This Agreement shall not be assigned by any party without the prior written consent of the other parties, except as part of a sale or transfer, by way of merger or otherwise, of all or substantially all of the business assets of such party (or, if such party is organized in divisions or other distinct business units, all of the business assets of a division or unit engaged in activities in the Field of Use), and provided further that the assignee agrees to be bound in writing by all the terms of this Agreement in place of the assignor, and the assignor agrees to remain responsible for the obligations of the assignee pursuant to the terms set forth herein.

11.5. Binding Upon Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of successors in interest and assigns of BRC, HKUST and Newco subject to the limitations on assignment.

11.6. Counterparts. This Agreement may be fully executed in two (2) original counterparts, each of which shall be deemed an original.

11.7. Entire Agreement. This Agreement and the JV Agreement constitute the entire agreement between the parties, both oral and written, with respect to the subject matter hereof. No amendment hereto shall be effective unless made in writing and executed by duly authorized representatives of BRC, HKUST and Newco.

IN WITNESS THEREOF, BRC, HKUST and Newco have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

BIOTECHNOLOGY RESEARCH CORPORATION LIMITED		TA THERAPEUTICS LIMITED

By:	/s/ Roland Chin	By:	/s/ Chu Ching-wu

	Roland Chin		Chu Ching-wu
	Director		Director

THE HONG KONG UNIVERSITY OF SCIENCE AND TECHNOLOGY

By:	/s/. T. Eastham

Exhibit A

BRC Existing IP

NIL

Exhibit B

HKUST Existing IP

NIL

Schedule 9

BRC Services Agreement

This Services Agreement (the “Agreement”), effective 21st March, 2005, (the “Effective Date”), is between Biotechnology Research Corporation Limited, a Hong Kong corporation whose registered office is at The Hong Kong University of Science and Technology, Clear Water Bay, Kowloon, Hong Kong (“BRC”) and TA Therapeutics Limited, a Hong Kong limited company whose registered office is at The Hong Kong University of Science and Technology, Clear Water Bay, Kowloon, Hong Kong (“Newco”).

RECITALS

WHEREAS, BRC and Geron Corporation (“Geron”) have formed Newco to develop telomerase activation for human therapeutic applications, pursuant to a Joint Venture Agreement dated March 1, 2005 (the “JV Agreement”);

WHEREAS, under the JV Agreement BRC agrees to enter into this Agreement to perform certain services for Newco;

NOW, THEREFORE, BRC and Newco agree as follows:

AGREEMENT

1. Definitions.

Capitalized terms not defined in this Agreement shall have the meanings set forth in the JV Agreement.

2. Services.

2.1. Business Services. From time to time Newco and BRC may agree on certain business, administrative, management or professional services (“Business Services”) that BRC will perform or cause to be performed for Newco in accordance with the Operations Plan. The scope, period of performance, expected cost, and other terms and conditions for such Business Services, as agreed upon by Newco and BRC, will be set forth in a Business Services Addendum to this Agreement, signed by both parties. The parties contemplate that a separate Business Services Addendum will typically be executed for each distinct category of Business Services.

2.2. Scientific Services. From time to time Newco and BRC may agree on certain scientific research and development work (“Scientific Services”) that BRC will perform or cause to be performed for Newco in accordance with the Operations Plan. The scope, period of performance, expected cost, and other terms and conditions for such Scientific Services, as agreed upon by Newco and BRC, will be set forth in a Scientific Services Addendum to this Agreement, signed by both

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parties. The parties contemplate that a separate Scientific Services Addendum will typically be executed for each distinct research and development project.

2.3. Performance of Services. BRC will perform all Business Services and Scientific Services (collectively, “Services”) in accordance with this Agreement and each applicable Business Services Addendum or Scientific Services Addendum (each an “Addendum” and collectively “Addenda”). BRC warrants that the Services shall be provided with reasonable skill and care and the same degree of care and diligence that BRC uses for similar activities on its own behalf and shall conform to standards generally observed in the biotechnology industry for similar services and shall be provided with reasonable skill and care. BRC will use commercially reasonable efforts to provide the Services in a timely manner.

2.4. Personnel. BRC will use qualified and experienced personnel with the necessary skills and expertise to perform all Services to be performed under this Agreement.

2.5. Third Party Contractors. BRC may engage qualified third-party contractors, consultants or service providers (including but not limited to HKUST and Affiliated Companies Controlled by HKUST) to perform, or assist BRC in performing, the Services, but only if and to the extent specifically authorized by the applicable Addendum. BRC will remain responsible for the due performance of the Services.

3. Payment for Services.

3.1. Direct Cost Reimbursement. In consideration for the Services, Newco will pay BRC the Direct Cost (as defined in Section 3.2 below) of the Services provided, up to the monetary limit specified in the applicable Addendum. BRC shall not exceed, and Newco shall have no obligation to pay any amounts in excess of any monetary limit stated in the applicable Addendum unless approved in writing in advance by Newco.

3.2. Definition of Direct Costs. The “Direct Cost” of Services shall mean the sum of the following:

     (a) Salaries and wages of BRC’s employees employed in the performance of the Services. Labor charges will be based on time sheets approved by the respective employee’s supervisor or such other method as is appropriate for the type of service provided and customarily used by BRC;

     (b) BRC’s actual cost of employee benefits for such employees (calculated on a pro rata basis by reference to the actual time they are employed in the performance of the Services);

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     (c) BRC’s actual cost for third-party contractors, consultants and service providers authorized pursuant to Section 2.5;

     (d) BRC’s actual cost for supplies purchased for use in the performance of the Services;

     (e) A percentage of BRC’s actual cost for common supplies, calculated based on the allocation method used by BRC for such supplies for government grants;

     (f) BRC’s actual cost for equipment purchased which is substantially dedicated for use in performance of the Services and specifically authorized in the applicable Addendum, and for maintenance of such equipment;

     (g) BRC’s reasonable travel and related expenses incurred in connection with the performance of the Services by employees whose salaries and wages are chargeable under subsection (a) above who have been reimbursed under BRC’s usual practice and in accordance with BRC’s travel policy, provided that the travel has been approved in advance by Newco in the applicable Addendum or otherwise in writing;

     (e) Other reasonable out-of-pocket expenses incurred by BRC that are necessary for the proper performance of the Services and which have been approved in advance by Newco in the applicable Addendum or otherwise in writing.

3.3. Billing and Payment. BRC shall submit a monthly invoice to Newco for each calendar month on or before the fifteenth (15th) Business Day of the following calendar month. Each such invoice shall state separately for each Addendum the Direct Cost of Services provided in such month under such Addendum. Newco will pay BRC the amount due under each invoice within thirty (30) calendar days after receipt of the invoice.

4. Limitations on Services.

4.1. No Representation or Warranty. The parties acknowledge that BRC is not in the business of providing the Services as set forth in this Agreement, and is entering into this Agreement as an accommodation to Newco in connection with the JV Agreement. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN AN ADDENDUM, BRC does not make any express or implied representations, warranties or guarantees relating to the Services to be provided hereunder or the quality or results of such services. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN AN ADDENDUM, ALL SERVICES PROVIDED HEREUNDER ARE PROVIDED TO NEWCO ON AN “AS IS” BASIS WITHOUT WARRANTY OF ANY KIND. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN AN

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ADDENDUM, BRC HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.2. Alternatives. If BRC reasonably believes it is unable to provide any of the Services because of a failure to obtain necessary consents, licences, sublicences or approvals or because of illegality or another cause beyond BRC’s control, the parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem is otherwise resolved to the satisfaction of the parties, BRC shall use commercially reasonable efforts to continue providing the Services. To the extent an agreed-upon alternative approach requires payment above and beyond that which is included in BRC’s charge for the Services in question, Newco shall be responsible for any such payment only if Newco agrees in advance in writing, provided that if Newco does not agree to be responsible for such payment, BRC will not be required to pursue such alternative approach.

5. Term and Termination.

5.1. Term. The term of this Agreement shall begin on the Effective Date and expire on the eighth (8th) anniversary of the Effective Date, unless earlier terminated as provided below.

5.2. Termination of Agreement. This Agreement and all Addenda shall be terminated automatically, as provided in Clause 13.1.1 of the JV Agreement, if Newco is placed in winding up pursuant to the provisions of Clause 11 or Clause 12 of the JV Agreement or otherwise. In addition, this Agreement may be terminated as follows:

5.2.1. By Newco, upon ten (10) days written notice, if BRC is in material breach of its obligations under this Agreement or any Addendum and such breach, if capable of remedy, has not been remedied to the reasonable satisfaction of Newco at the expiry of 60 days following receipt by BRC of a notice in writing from Newco notifying BRC of such breach and reasonably indicating the steps required to be taken to remedy the failure;

5.2.2. By Newco, upon ten (10) days written notice, if BRC ceases to be a Shareholder of Newco;

5.2.3. By BRC, upon ten (10) days written notice, if Newco is in material breach of its obligations under this Agreement or any Addendum and such breach, if capable of remedy, has not been remedied to the reasonable satisfaction of BRC at the expiry of 60 days following receipt by Newco of a notice in writing from BRC notifying Newco of such breach and Default Notice reasonably indicating the steps required to be taken to remedy the failure;

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5.2.4. By BRC, upon sixty (60) days written notice, if BRC ceases to be a Shareholder of Newco.

5.3. Termination of Addendum. Any Addendum may be terminated as follows, unless such Addendum provides otherwise:

5.3.1. By Newco, upon thirty (30) days written notice, with or without cause.

5.3.2. By Newco, upon ten (10) days written notice, if BRC is in material breach of its obligations under such Addendum and such breach, if capable of remedy, has not been remedied to the reasonable satisfaction of Newco at the expiry of 60 days following receipt by BRC of a notice in writing from Newco notifying BRC of such breach and reasonably indicating the steps required to be taken to remedy the failure;

5.3.3. By BRC, upon ten (10) days written notice, if Newco is in material breach of its obligations under such Addendum and such breach, if capable of remedy, has not been remedied to the reasonable satisfaction of BRC at the expiry of 60 days following receipt by Newco of a notice in writing from BRC notifying Newco of such breach and reasonably indicating the steps required to be taken to remedy the failure.

5.3.4. By BRC, upon sixty (60) days’ written notice, if BRC ceases to have available the personnel or resources required to perform the Services under such Addendum, provided that this section 5.3.4 will not apply with respect to personnel or resources designated by BRC as being dedicated to the performance of the Services.

5.4. Upon any termination of an Addendum, BRC shall immediately cease performance of services in respect of such Addendum and Newco shall be liable only for Direct Costs in respect of such Services up to the effective date of termination, and Direct Costs to be incurred after the effective date of termination to the extent that BRC is legally obligated to incur them and is unable to cancel the obligation despite reasonable efforts.

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6. Indemnification and Limitation of Liability.

6.1. Indemnification. BRC shall indemnify, defend, and hold harmless Newco and its officers, directors, employees and agents (each person or entity, an “Indemnified Person”), from any liability, loss, claim, expense, proceeding, action and/or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by BRC, its officers, directors, employees and/or agents in connection with the Services, including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss, or damage and which arises out of or in relation to or by reason of:

(a)	the negligence, recklessness or intentional misconduct of BRC, its officers, directors, employees and/or agents in the provisions of the Services; or

(b)	any act or omission of BRC, its officers, directors, employees and/or agents outside the prescribed or authorized scope of the Services as defined by the applicable Addendum.

6.2. Limitation of Liability. IN NO EVENT WILL BRC BE LIABLE TO NEWCO FOR INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS.

7. Intellectual Property.

7.1. Subject to the rights of Third Parties in Intellectual Property, Newco shall own all Collaboration Inventions generated by BRC and/or its employees in the course of carrying out the Services.

7.2. In the case of Collaboration Inventions made by employees or agents of BRC (alone or in collaboration with others), BRC shall assign to Newco all its right, title and interest in such Collaboration Inventions.

7.3. BRC shall ensure that its employees and agents shall, where necessary, agree to assign to Newco (or assign to BRC for assignment to Newco under Section 7.2) their interest in any Collaboration Inventions generated by them in the course of carrying out the Services.

7.4. BRC shall use all reasonable endeavours to procure its employees and agents to fully disclose and record all Collaboration Inventions to enable Newco to fully collect, protect, exploit and commercialise the Collaboration Inventions.

7.5. BRC shall procure that, where necessary, written and irrevocable waivers of any such moral or other non-transferable rights in respect of the Collaboration Inventions have been given by its employees and agents in favour of Newco.

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7.6. BRC shall do all things reasonably necessary, co-operate in good faith and provide such assistance as may be necessary and do all things as may be required to disclose, protect, maintain, enforce and/or transfer or assign the Collaboration Inventions, and shall procure that its employees and agents shall co-operate in the provision of such assistance including preparing and signing all forms, applications, documents, agreements and deeds to give effect to and complete the transactions, assignments, and licences contemplated by this Section 7.

7.7. The provisions of this Section 7 shall survive any termination of this Agreement.

8. Confidentiality.

8.1. Confidential Information. “Confidential Information” means all non-public and/or proprietary information owned or possessed by the disclosing party and specifically designated as such. Confidential Information includes, without limitation, any methods, techniques and processes, and technical and scientific data, unpublished findings, biological material, know-how, specifications, patent applications, algorithms, programs, designs, drawings, and formulae, and engineering, manufacturing, marketing, development, sales, research, operations, financial and business plans and data disclosed by a party to the other party hereunder. Each party shall ensure that written confidential information is marked “confidential” or with a comparable marking and that confidential information not disclosed in writing is reduced to writing and marked as “confidential” or with a comparable marking within thirty (30) days of disclosure, provided that information (other than scientific know-how and scientific techniques) exchanged by the parties hereunder or otherwise that relates to the business or operations of Newco shall be treated as confidential whether or not so marked.

8.2 Confidentiality Obligations. In the course of this Agreement, either or both of the parties may disclose Confidential Information to the other. Except as expressly set forth in this Agreement, during the term of this Agreement or a period of four (4) years from receipt thereof, whichever is longer, the recipient of the Confidential Information will use such information only for purposes of performing its obligations and/or exercising its rights under this Agreement, and will not disclose such information except to its employees and consultants. Each of the parties will ensure that its employees or consultants who receive access to the other party’s Confidential Information are legally obligated to maintain the confidentiality of such Confidential Information, and such party shall be responsible for the compliance of its employees or consultants. Each party represents to the other that the terms of this Section 8 do not conflict with any of the representing party’s obligations to any other person or entity.

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8.3 Exceptions to Confidentiality. The restrictions on use and disclosure of Confidential Information shall not apply to information to the extent any of the following is true:

(a)	the information is now, or hereafter becomes, through no act or failure to act on the part of the recipient, generally known or available to the public;

(b)	the information is known by the recipient or is already in the possession of the recipient before it receives the information from the disclosing party;

(c)	the information is furnished to the recipient by a third party who did not acquire the information directly or indirectly from the disclosing party under an obligation of confidentiality to the disclosing party or otherwise under circumstances in which such third party did not have the legal right to acquire and furnish to the recipient the information in question;

(d)	the information is independently developed by the recipient without use or knowledge of the Confidential Information;

(e)	the information is required by law or by order of any court or governmental authority to be disclosed by the recipient. In the event of such compulsory disclosure, however, the recipient shall use reasonable efforts to give the disclosing party sufficient advance written notice to enable it to seek a protective order or other remedy to protect such Confidential Information. The recipient shall use reasonable efforts to disclose only the minimum Confidential Information required to be disclosed, whether or not a protective order or other remedy is in place;

(f)	the information is made available by the disclosing party to a third party without similar restrictions; or

(g)	the information (i) does not relate to the business or operations of Newco or is scientific know-how or scientific techniques and (ii) is not disclosed in writing or reduced to writing and marked as “confidential” or with other comparable marking within thirty (30) days of disclosure.

9. Publication. Except as otherwise specified in the applicable Addendum, publication of results, records, or other information arising out of or relating to Services will be permitted only with the prior written consent of Newco’s Joint Operating Committee. Newco may withhold that consent if Newco believes that such publication or disclosure may compromise or adversely impact Newco’s product development efforts, competitive position, or business. If BRC wishes to make such a publication or disclosure, it will

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submit a draft manuscript or disclosure for review by Newco at least forty-five (45) days prior to the date of submission for publication or public disclosure. Newco will, within forty-five (45) days after all members of Newco’s Joint Operating Committee have received the draft, communicate to BRC in writing its decision to:

(i) consent to the publication or disclosure as submitted without changes; or

(ii) consent to the publication or disclosure provided that specified information is deleted, or that publication or disclosure is delayed for a period, not to exceed sixty (60) days, sufficient to permit Newco to file any desire patent applications, or both; or

(iii) withhold consent to the publication or disclosure.

Any publication arising out of or relating to this Agreement shall recognise intellectual contributions by co-authorship and/or acknowledgement, in accordance with applicable academic norms.

10. Miscellaneous.

10.1. Independent Contractor. BRC and Newco agree that, in performing its obligations under this Agreement, BRC shall be an independent contractor, and that neither BRC nor any of its employees or agents shall be deemed for any purpose to be an employee or agent of Newco and BRC shall not hold itself out as such. Nothing in this Agreement shall be deemed to give BRC any right or power to bind Newco to any obligation.

10.2. Governing Law; Dispute Resolution. The validity, construction and enforceability of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong without regard to choice of law provisions. Any dispute arising out of this Agreement shall be resolved as provided in Clause 34.2 of the JV Agreement.

10.3 Notice. Any notice required to be given by either party to the other party may be made (i) by hand delivery by Federal Express or comparable private courier service to the other party’s address given herein or such other address as may from time to time be notified for this purpose or (ii) by facsimile transmission to a facsimile number notified in writing by the other party for this purpose. Any properly addressed notice served by hand shall be deemed to have been served on delivery and any notice served by facsimile transmission shall be deemed to have been served when received, as shown by a confirmed transmission report.

10.4 Severability. If any provision in this Agreement shall be found or be held to be invalid or unenforceable then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if

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no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by either party. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

10.5 No Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on a party unless the same shall have been set forth in a written document, specifically referring to this Agreement and duly signed by the waiving party. The failure of a party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a party to enforce each and every such provision thereafter.

10.6 Assignment. This Agreement may not be assigned without the written consent of both of the parties to this Agreement. Any assignment not in conformance with this Section 10.6 shall be null, void and of no legal effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective permitted successors and assigns.

10.7 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

10.8 Force Majeure. Neither party shall be liable for any delay in performing any of its obligations under this Agreement to the extent that such delay is directly caused by any occurrence which is beyond the reasonable control of the party so delaying, including, without limitation, delays arising out of acts of God, acts or orders of any government agency or instrumentality thereof, acts of public enemy, riots, embargoes, strikes, casualties or accidents, deliveries of materials, transportation or shortage of cars, trucks, fuel, power, labor or materials, interruption of or delay in transportation, unavailability of, interruption of or delay in telecommunications, or any other causes, circumstances or contingencies within or without the United States of America which are beyond the reasonable control of such party and such party shall be entitled (subject to giving the other party full particulars of the circumstances in question and to using its best endeavours to resume full performance without avoidable delay) to a reasonable extension of time for the performance of such obligations. Notwithstanding the occurrence of any force majeure event, this Agreement shall continue in full force for the remainder of its term and any renewals thereof.

10.9 Variation. No variation or amendment to this Agreement shall be effective unless in writing signed by authorized representatives of each of the parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Services Agreement as of the day and year first above written.

TA THERAPEUTICS LIMITED			BIOTECHNOLOGY RESEARCH
CORPORATION LIMITED

By:	/s/ Chu Ching-wu	By:	/s/ Roland Chin

	Chu Ching-wu		Roland Chin
	Director		Director

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Schedule 10
Geron Licence Agreement

This Licence Agreement (the “Agreement”), effective 21st March, 2005, (the “Effective Date”), is between Geron Corporation, a Delaware corporation having a place of business at 230 Constitution Drive, Menlo Park, California 94025 (“Geron”) and TA Therapeutics Limited, a Hong Kong limited company whose registered office is at The Hong Kong University of Science and Technology, Clear Water Bay, Kowloon, Hong Kong (“Newco”).

RECITALS

WHEREAS, Geron owns or controls certain natural materials, and substances derived therefrom, demonstrating telomerase activation properties in skin and other cells, as well as trade secrets and other Intellectual Property related to such natural materials and substances or related to telomerase activation;

WHEREAS, Geron and Biotechnology Research Corporation Limited (“BRC”) have formed Newco to develop telomerase activation for human therapeutic applications, pursuant to a Joint Venture Agreement dated March 1, 2005 (the “JV Agreement”);

WHEREAS, under the JV Agreement Geron agrees to enter into this Agreement to grant to Newco licences in respect of the Geron Intellectual Property described above including, without limitation, the Geron Background IP and the Geron Existing IP;

NOW, THEREFORE, Geron and Newco agree as follows:

AGREEMENT

1. Definitions.

As used throughout this Agreement, the following terms shall have the meanings set forth below. Capitalized terms not defined in this Agreement shall have the meanings set forth in the JV Agreement.

1.1. “Derivative Compound” means any molecule or substance derived by or on behalf of Newco from any Existing Compound, including, without limitation, any modification, purification, analog, or synthetic reproduction of any Existing Compound.

1.2. “Existing Compound” shall have the meaning set forth in the JV Agreement.

1.3. “Field of Use” shall have the meaning set forth in the JV Agreement.

1.4. “Geron Background IP” shall have the meaning set forth in the JV Agreement.

1.5. “Geron Existing IP” shall have the meaning set forth in the JV Agreement. Geron Existing IP includes, without limitation, the Existing IP set forth in Exhibit A to this Agreement.

1.6. “Geron Trade Secrets” means any and all information provided by Geron to Newco hereunder which, at the time of disclosure, qualifies as a trade secret within the meaning of the Uniform Trade Secrets Act, including, without limitation, information regarding the identity, source, structure and composition of any Existing Compound.

1.7. “Human Therapeutics” shall have the meaning set forth in the JV Agreement.

1.8. “Licensed Products” means any and all products within the Field of Use that (a) contain or incorporate any Existing Compound or Derivative Compound, (b) are created, developed, or result from the use of any Existing Compound or Derivative Compound, or further purification thereof, or from the use of any Geron Trade Secret or (c) would, but for the rights granted hereunder, infringe one or more Valid Claims of any Geron Existing IP or Geron Background IP.

1.9. “Territory” means the entire world.

1.10. “Valid Claim” means an unexpired claim in a pending patent application or in a granted or issued patent which has not been revoked, abandoned, disclaimed or withdrawn, or held unenforceable, unpatentable or invalid by a court of competent jurisdiction, or unappealable or unappealed within the time allowed for appeal; and which has not been rendered unenforceable.

2. Grant of Licence.

2.1.	Geron Existing IP. Geron hereby grants, and procures that the Affiliated Companies Controlled by Geron shall grant, to Newco, on the terms and conditions of this Agreement, a fully paid-up exclusive licence in respect of the Geron Existing IP, throughout the Territory and in the Field of Use, to develop, make, have made, use, sell or have sold, commercialise or otherwise exploit the Licensed Products. Newco shall have the right to grant sublicences under the licence granted in this Section 2.1, provided that Newco shall remain responsible for the compliance by the sublicencee with all applicable terms of this Agreement.

2.2.	Geron Background IP. Geron hereby grants, and procures that the Affiliated Companies Controlled by Geron shall grant, to Newco, on the terms and conditions of this Agreement, a fully paid-up non-exclusive licence in respect of the Geron Background IP, throughout the Territory and in the Field of Use, for use only in connection with Newco’s exercise of the licence granted under Section 2.1 to develop, make, have made, use, sell or have sold, commercialise or otherwise exploit the Licensed Products in the Field of Use. Newco shall have the right to grant sublicences under the licence granted in this Section 2.2 but only to sublicencees under the licence granted in Section 2.1 and for use only in connection with such sublicencee’s exercise of the sublicence to develop, make, have made, use, sell or have sold Licensed Products in the Field of Use, provided that Newco shall remain responsible for the compliance by the sublicencee with all applicable terms of this Agreement.

2.3	Associated Obligations. The licenses granted under Sections 2.1 and 2.2, and any sublicenses granted thereunder, are subject to the terms and conditions of any licence agreements under which the licensor holds the Geron Existing IP or Geron Background IP in question, to the extent such terms and conditions apply to such licences or sublicences, including without limitation any applicable royalty, reporting, and indemnification provisions. Geron has provided to Newco copies of the licence agreements applicable to the Geron Existing IP, and upon Newco’s request will provide copies of any license agreements applicable to any Geron Background IP that Geron or Newco identifies is being used by Newco.

3. Patent Prosecution and Defense. Geron shall have the sole right to control the preparation, filing, prosecution and maintenance of the Geron Existing IP and the Geron Background IP and other legal proceedings relating thereto, at Geron’s expense and in Geron’s sole discretion, provided that Geron will consider in good faith Newco’s interests in making any decision with respect to Geron Existing IP that materially affects Newco’s interests.

4. Use of Name and Logo. If and to the extent that any Licensed Products marketed by Newco and its permitted sublicencees have been developed using Intellectual Property of Geron, such products will indicate that they are marketed under licence from Geron. In such cases, product packaging and marketing materials will be submitted to Geron for review and approval (which approval will not be unreasonably withheld or delayed) with respect to use of the Geron name and logo, at least thirty (30) days prior to use or dissemination by Newco. Geron shall be deemed to have approved the use of the Geron name and logo in respect of the submitted product packaging and marketing materials, unless Newco receives written notice from Geron within 14 days of Newco’s submission rejecting such use of the Geron name and logo by Newco. Any other use of the name “Geron” or the Geron logo, or the name of any Geron employee, will require Geron’s written agreement.

5. Compliance with Law; Government Approvals. In its development and marketing of Licensed Products and its other activities under this Agreement, Newco shall comply in all respects with all applicable laws and regulations. Newco shall obtain all governmental approvals necessary for the research, development, testing, production, distribution, sale, and use of Licensed Products in the Field of Use.

6. Confidentiality.

6.1. Confidential Information. “Confidential Information” means all non-public and/or proprietary information owned or possessed by the disclosing party and specifically designated as such. Confidential Information includes, without limitation, any methods, techniques and processes, and technical and scientific data, unpublished findings, biological material, know-how, specifications, patent applications, algorithms, programs, designs, drawings, and formulae, and engineering, manufacturing, marketing, development, sales, research, operations, financial and business plans and data disclosed by a party to the other party hereunder. Confidential Information of Geron includes, without limitation, Geron Trade Secrets. Each party shall ensure that written confidential information is marked “confidential” or with a comparable marking and that confidential information not disclosed in writing is reduced to writing and marked as “confidential” or with a comparable marking within thirty (30) days of disclosure, provided that information (other than scientific know-how and scientific techniques) exchanged by the parties hereunder or otherwise that relates to the business or operations of Newco shall be treated as confidential whether or not so marked.

6.2. Confidentiality Obligations. In the course of this Agreement, either or both of the parties may disclose Confidential Information to the other. Except as expressly set forth in this Agreement, during the Term of this Agreement or a period of four (4) years from receipt thereof, whichever is longer, the recipient of the Confidential Information will use such information only for purposes of performing its obligations and/or exercising its rights under this Agreement, and will not disclose such information except to its employees and consultants and, in the case of Newco, permitted sublicencees, for those purposes. Each of the parties will ensure that its employees, consultants or permitted sublicencees who receive access to the other party’s Confidential Information are legally obligated to maintain the confidentiality of such Confidential Information, and such party shall be responsible for the compliance of its employees, consultants or permitted sublicencees. Each party represents to the other that the terms of this Section 6 do not conflict with any of the representing party’s obligations to any other person or entity. For the avoidance of doubt, this Section 6 shall not affect or limit Newco’s right to fully exercise or use the licences granted under this Agreement according to the terms of such licenses.

6.3. Exceptions to Confidentiality. The restrictions on use and disclosure of Confidential Information shall not apply to information to the extent any of the following is true:

(a)	the information is now, or hereafter becomes, through no act or failure to act on the part of the recipient, generally known or available to the public;

(b)	the information is known by the recipient or is already in the possession of the recipient before it receives the information from the disclosing party;

(c)	the information is furnished to the recipient by a third party who did not acquire the information directly or indirectly from the disclosing party under an obligation of confidentiality to the disclosing party or otherwise under circumstances in which such third party did not have the legal right to acquire and furnish to the recipient the information in question;

(d)	the information is independently developed by the recipient without use or knowledge of the Confidential Information;

(e)	the information is required by law or by order of any court or governmental authority to be disclosed by the recipient. In the event of such compulsory disclosure, however, the recipient shall use reasonable efforts to give the disclosing party sufficient advance written notice to enable it to seek a protective order or other remedy to protect such Confidential Information. The recipient shall use reasonable efforts to disclose only the minimum Confidential Information required to be disclosed, whether or not a protective order or other remedy is in place;

(f)	the information is made available by the disclosing party to a third party without similar restrictions; or

(g)	the information (i) does not relate to the business or operations of Newco or is scientific know-how or scientific techniques and (ii) is not disclosed in writing or reduced to writing and marked as “confidential” or with a comparable marking within thirty (30) days of disclosure.

7. Term and Termination.

7.1. Term. The term of this Agreement shall begin on the Effective Date and expire when all Valid Claims under the Geron Existing IP and the Geron Background IP have expired in every country and jurisdiction in the Territory. In any country or jurisdiction which does not have any Valid Claims under the Geron Existing IP or the Geron Background IP, Newco shall be entitled to fully exploit the Geron Existing IP and the Geron Background IP in such country or jurisdiction without any restriction or payment of royalties in any form arising under this Agreement.

7.2. Termination. This Agreement may be terminated:

(a)	by Geron upon sixty (60) days written notice to Newco for Newco’s material breach of this Agreement, unless such breach is cured to Geron’s reasonable satisfaction within said sixty (60) day period; or

(b)	by Newco upon sixty (60) days written notice to Geron for Geron’s material breach of this Agreement or Geron’s breach of the JV Agreement, unless such breach is cured to Newco’s reasonable satisfaction within said sixty (60) day period; or

(c)	by either party upon written notice to the other party if the other party files a voluntary petition in bankruptcy (or similar proceedings) or an involuntary petition (or similar proceedings) is filed against it and not dismissed within sixty (60) days of filing.

In addition, this Agreement shall automatically and immediately terminate as provided in Clause 13.1.1 of the JV Agreement if Newco is placed in winding up pursuant to the provisions of Clause 11 or 12 of the JV Agreement or otherwise.

7.3. Effect of Termination.

7.3.1. Termination of this Agreement shall not release either party from any obligation accrued prior to such termination.

7.3.2. Effective upon termination of this Agreement for any reason, the licence rights granted to Newco under this Agreement and all sublicences under such licence rights shall terminate.

7.3.3. Survival. Articles 1, 4, 5, 6 and 9 and Sections 7.3 and 10 hereof shall survive expiration or termination of this Agreement for any reason.

8. Notices.

Any notice required to be given by a party to the other party may be made (i) by hand delivery by Federal Express or comparable private courier service to the other party’s address given herein or such other address as may from time to time be notified for this purpose or (ii) by facsimile transmission to a facsimile number notified in writing by the other party for this purpose. Any properly addressed notice served by hand shall be deemed to have been served on delivery and any notice served by facsimile transmission shall be deemed to have been served when received, as shown by a confirmed transmission report.

9. Representations and Warranties; Indemnification.

9.1. Geron’s Representations and Warranties. Geron affirmatively represents and warrants, to and for the benefit of Newco, that the following statements are true and accurate in all respects as of the Effective Date:

9.1.1. Geron has all necessary rights, powers and authority to enter into this Agreement, including without limitation the right to grant the licences or sublicences (as the case may be) contained herein;

9.1.2. Geron’s performance under this Agreement, including without limitation the grant of the licences contained herein, does not conflict with or create a breach or a default of any law, order of a court, governmental agency, contract, or other obligation with any third party;

9.1.3. to the best of Geron’s knowledge and belief, neither the Geron Existing IP nor the Geron Background IP is subject to any liens or similar encumbrances and no party holds a valid security interest in any of the Geron Existing IP or the Geron Background IP; and

9.1.4. there are no other licences or assignments granted by Geron or any Affiliated Company Controlled by Geron in effect in respect of the Geron Existing IP in the Field of Use..

9.2. Geron’s Disclaimers. Geron expressly disclaims and does not represent, warrant or otherwise guarantee Newco that:

9.2.1. any Intellectual Property licensed hereunder will not be held invalid or unenforceable or that they will be of any particular scope;

9.2.2. anything made, used, or disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties;

9.2.3. actions or suits against third parties for infringement of any Intellectual Property licensed hereunder which may be filed by Geron will be brought or prosecuted; or

9.2.4. by implication, estoppel, or otherwise any licenses or rights under patents or other rights of Geron or third parties other than expressly provided herein are granted to Newco. EXCEPT AS EXPRESSLY SET FORTH HEREIN, GERON MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE INTELLECTUAL PROPERTY LICENSED HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THAT INTELLECTUAL PROPERTY LICENSED HEREUNDER DOES NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

9.3. Newco’s Representations and Warranties. Newco affirmatively represents and warrants to and for the benefit of Geron that the following statements are true and accurate in all respects as of the Effective Date:

9.3.1. Newco has all necessary rights, powers and authority to enter into this Agreement.

9.3.2. Newco’s performance under this Agreement does not conflict with or create a breach or a default of any law, order or a court or governmental agency, contract, or other obligation with any third party.

9.4. Geron’s Indemnification. Geron shall indemnify and hold harmless Newco and its directors, officers and employees (collectively the “Newco Indemnified Parties”) harmless against any and all liability, loss, damage, claim or expense, including reasonable attorney’s fees and costs (collectively the “Indemnified Losses”) arising out of or in connection with any breach by Geron of any representations and warranties made by Geron in this Section 9.

9.5. Newco’s Indemnification. Newco agrees that it shall indemnify and hold harmless Geron and its directors, officers and employees (collectively the “Geron Indemnified Parties”) harmless against any and all Indemnified Losses arising out of or in connection with any breach by Newco of any representations or warranties made by Newco in this Section 9 and any and all Indemnified Losses resulting from any use by Newco or Newco’s employees or sublicencees or customers of the Licensed Products, Existing Compounds and Derivative Compounds; provided, however, that Newco’s obligation to indemnify shall not apply to the extent that the Indemnified Losses result from, (i) the gross negligence or willful misconduct of a Geron Indemnified Party, or (ii) breach by Geron of any term of this Agreement. Subject to the other provisions of this Section 9.5, Newco’s indemnification obligation includes, but is not limited to, indemnification for any product liability claims against the Licensed Products.

9.6. Indemnity Procedures. Promptly after becoming aware of a claim, the indemnified party shall provide written notice to the indemnifying party. Delay in providing such notice shall relieve the indemnifying party of its obligations only if the indemnifying party’s ability to defend against such claim is thereby materially impaired. The indemnifying party shall have the right to assume and control the defense of the claim at its own expense. The indemnified party shall have the right to participate in, but not to control, such defense at its own expense. If the indemnifying party does not assume the defense of the claim, the indemnified party may defend the claim at the indemnifying party’s expense. The indemnified party shall not settle or compromise the claim without the prior written consent of the indemnifying party, and the indemnifying party shall not settle or compromise the claim in any manner which would have an adverse effect on the indemnified party without the consent of the indemnified party. No consent required hereunder shall be unreasonably withheld or delayed. The indemnified party shall reasonably cooperate with the indemnifying party and shall make available to the indemnifying party all pertinent information available to the indemnified party, all at its own expense.

9.7. Insurance. Newco shall, at its sole cost and expense, insure its activities under this Agreement, and obtain and keep in force liability insurance in such amounts as may be customary in the industry. Such insurance coverage shall not in any way limit the liability of Newco. From and after the time Newco first uses a Licensed Product to treat a human being (whether in a research or a commercial setting), the Geron Indemnified Parties shall be endorsed as additional named insureds under the coverage referred to above. Upon request by Geron not more than once annually, Newco shall furnish Geron with certificates of insurance showing compliance with all requirements. Newco shall be responsible for ensuring that its permitted sublicencees obtain and maintain in force insurance in amounts equivalent to those required of Newco hereunder.

10. Newco Inventions.

Nothing in this Agreement shall give Geron any ownership or licence rights or any obligations with respect to new inventions made by or on behalf of Newco, including without limitation inventions that represent improvements to the Geron Existing IP and/or the Geron Background IP. Geron acknowledges and agrees that, as provided in the JV Agreement and subject to the rights of third parties, Newco will own all Collaboration Inventions (as that term is defined in the JV Agreement) generated by or on behalf of Newco, its employees, secondees and contractors and sub-contractors in the course of carrying out Newco’s business, including without limitation Collaboration Inventions that represent improvements to the Geron Existing IP and/or the Geron Background IP.

11. Miscellaneous.

11.1. Governing Law. This Agreement shall be governed and construed in accordance with the laws of Hong Kong without regard to its rules regarding conflict of laws.

11.2. Consistency with JV Agreement. The provisions of this Agreement are intended to be consistent with the provisions of the JV Agreement. In the event of any conflict or inconsistency between this Agreement and the JV Agreement, the provisions of the JV Agreement shall prevail and each party shall take all such further steps as may be necessary or requisite to ensure that the provisions of the JV Agreement shall prevail.

11.3. Severability; Waiver. In the event that any provision(s) of this Agreement is determined to be invalid or unenforceable, the remainder of the Agreement shall remain in full force and effect. The failure of a party to enforce any provision shall not be a waiver of the right to thereafter enforce that provision or any other provision or right.

11.4. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, except as part of a sale or transfer, by way of merger or otherwise, of all or substantially all of the business assets of such party (or, if such party is organized in divisions or other distinct business units, all of the business assets of a division or unit engaged in activities in the Field of Use), and provided further that the assignee agrees to be bound in writing by all the terms of this Agreement in place of the assignor and the assignor agrees to remain responsible for the obligations of the assignee pursuant to the terms set forth herein.

11.5. Binding Upon Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of successors in interest and assigns of Geron and Newco subject to the limitations on assignment.

11.6. Counterparts. This Agreement may be fully executed in two (2) original counterparts, each of which shall be deemed an original.

11.7. Entire Agreement. This Agreement and the JV Agreement constitute the entire agreement between the parties, both oral and written, with respect to the subject matter hereof. No amendment hereto shall be effective unless made in writing and executed by duly authorized representatives of Geron and Newco.

IN WITNESS THEREOF, Geron and Newco have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

GERON CORPORATION		TA THERAPEUTICS LIMITED

By:	/s/ David L. Greenwood	By:	/s/ Chu Ching-wu

	David L. Greenwood		Chu Ching-wu
	Executive Vice President and		Director
Chief Financial Officer

Exhibit A

Geron Existing IP

PCT Applications (U.S. and Overseas)

Title	Number
Compositions and Methods for Increasing Telomerase Activity	PCT/US04/20277
Compositions and Methods for Skin Conditioning	PCT/US04/20338
Formulations Containing Astragalus Extracts and Uses Thereof	PCT/US04/20363

U.S. Patents

Title	Number
Method for Screening for Agents Which Increase Telomerase Activity in a Cell	5,830,644
Methods for Measuring Telomere Length	5,741,677
Methods for Measuring Telomere Length	5,834,193
Methods for Screening for Agents which Modulate Telomere Length	5,686,245
Methods of Screening for Compounds that Derepress or Increase Telomerase Activity	6,007,989
Telomerase Activity Assays	5,629,154
Telomerase Activity Assays	5,804,380
Telomerase Activity Assays	5,837,453
Telomerase Activity Assays	5,863,726
Telomerase Activity Assays	5,891,639
Therapy and Diagnosis of Conditions Related to Telomere Length and/or Telomerase Activity	5,707,795

Overseas Patents and Applications

Jurisdiction	Title	Number
Australia	Human Telomerase Catalytic Subunit: Diagnosis	65518/01

Jurisdiction	Title	Number

	and Therapeutic Methods

Brazil	Human Telomerase Catalytic Subunit:
	Diagnosis and Therapeutic Methods	PI9712254-8

Canada	Human Telomerase Catalytic Subunit:
	Diagnosis and Therapeutic Methods	2,267,664

China	Human Telomerase Catalytic Subunit:
	Diagnosis and Therapeutic Methods	97180256.4

Hong Kong	Human Telomerase Catalytic Subunit:
	Diagnosis and Therapeutic Methods	01107160.8

Korea	Human Telomerase Catalytic Subunit:
	Diagnosis and Therapeutic Methods	1019997002838

Norway	Human Telomerase Catalytic Subunit:
	Diagnosis and Therapeutic Methods	19991588

Singapore	Human Telomerase Catalytic Subunit:
	Diagnosis and Therapeutic Methods	94355

Australia	Methods for Measuring Telomere Length	697882

Canada	Methods for Measuring Telomere Length	2,196,898

Hong Kong	Methods for Measuring Telomere Length	98112560.8

Japan	Methods for Measuring Telomere Length	9-502170

Mexico	Methods for Measuring Telomere Length	201219

Australia	Telomerase Activity Assays	682082

Australia	Telomerase Activity Assays	723767

Austria	Telomerase Activity Assays	0728207

Belgium	Telomerase Activity Assays	0728207

Canada	Telomerase Activity Assays	2,173,872

Denmark	Telomerase Activity Assays	0728207

Europe	Telomerase Activity Assays	0728207

France	Telomerase Activity Assays	0728207

Germany	Telomerase Activity Assays	69424797.9

Jurisdiction	Title	Number

Greece	Telomerase Activity Assays	3034249

Hong Kong	Telomerase Activity Assays	1011384

Ireland	Telomerase Activity Assays	0728207

Italy	Telomerase Activity Assays	0728207

Japan	Telomerase Activity Assays	2875394

Luxembourg	Telomerase Activity Assays	0728207

Monaco	Telomerase Activity Assays	0728207

Netherlands	Telomerase Activity Assays	0610260

Portugal	Telomerase Activity Assays	0728207

Spain	Telomerase Activity Assays	2147602

Sweden	Telomerase Activity Assays	0728207

Switzerland	Telomerase Activity Assays	0728207

United Kingdom	Telomerase Activity Assays	0728207

Schedule 10-A
Amendment to Geron Licence Agreement
(Pursuant to Clause 12)

This Amendment to Licence Agreement (the “Agreement”), effective ___, 2005 (the “Effective Date”), is between Geron Corporation, a Delaware corporation having a place of business at 230 Constitution Drive, Menlo Park, California 94025 (“Geron”) and TA Therapeutics Limited, a Hong Kong limited company whose registered office is at The Hong Kong University of Science and Technology, Clear Water Bay, Kowloon, Hong Kong (“Newco”).

RECITALS

WHEREAS, Geron and Biotechnology Research Corporation Limited formed Newco to develop telomerase activation for human therapeutic applications, pursuant to a Joint Venture Agreement dated March 1, 2005 (the “JV Agreement”);

WHEREAS, pursuant to the JV Agreement Geron and Newco entered into a Licence Agreement dated as of March 21, 2005 (the “Licence Agreement”);

WHEREAS, pursuant to Clause 12.3.1 of the JV Agreement, Geron and Newco now wish to amend the Licence Agreement;

NOW, THEREFORE, Geron and Newco agree as follows:

1. The definition of “Territory” in Section 1.9 of the Licence Agreement is amended to read as follows:

1.9	“Territory” means means the People’s Republic of China, Hong Kong, Macau, India, Indonesia, Cambodia, Korea, Laos, Malaysia, Burma, the Philippines, Singapore, Taiwan, Thailand and Vietnam.

2. Section 1 of the Licence Agreement is amended to add the following new definitions as Sections 1.11, 1.12 and 1.13:

1.11	“Net Sales Revenues” means any and all gross revenues, other than Net Sublicence Revenues, received by Newco on account of the sale or transfer of Licensed Products by Newco, less amounts actually paid or payable by Newco with respect to: (a) any applicable sales and value added taxes and any government-imposed duties (excluding income taxes or franchise taxes), (b) trade or cash discounts and rebates, and (c) shipping, insurance and freight costs (to the extent reflected in the relevant invoice).

1.12	“Net Sublicence Revenues” means any and all gross revenues, other than Net Sales Revenues, received by Newco for or on account of the grant of a sublicence of any of the rights granted under the Licence Agreement, less:

any applicable sales and value added taxes and any government-imposed duties (excluding income taxes). Net Sublicence Revenues include, without limitation, upfront fees or equity, milestone payments, annual licence fees, success fees, share of profits, and royalty payments, but exclude payment by a third party of Newco’s expenses for research employees and laboratory supplies and equipment directly related to research and development of Licensed Products.

1.13	“Newco Revenues” means Net Sales Revenues and Net Sublicence Revenues.

3. Section 7.2 of the Licence Agreement is deleted in its entirety and replaced by the following new Section 7.2:

7.2 Termination. This Agreement may be terminated:

(a)	by Geron upon sixty (60) days written notice to Newco for Newco’s breach of this Agreement, unless such breach is cured to Geron’s reasonable satisfaction within said sixty (60) day period, or

(b)	by Newco upon sixty (60) days written notice to Geron for Geron’s breach of this Agreement, unless such breach is cured to Newco’s reasonable satisfaction within said sixty (60) day period, or

(c)	by either party upon written notice to the other party if the other party files a voluntary petition in bankruptcy or an involuntary petition is filed against it and not dismissed within sixty (60) days of filing.

4. A new Section 12 is added at the end of the Licence Agreement, reading as follows:

12.	Diligence, Reports and Publications.

12.1 Diligence. Within thirty (30) days of the effective date of this Amendment to the Licence Agreement, Newco will deliver to Geron a development plan (the “Development Plan”) that will include Newco’s research and development and commercialization work plans for the development and commercialization of Licensed Products and a description of proposed Licensed Products. Newco may make reasonable amendments to the Development Plan from time to time to reflect the results of its development work, provided that the amended Development Plan continues to include all the elements described in the previous sentence and that Newco provides Geron promptly with a copy of any amended Development Plan. Newco will diligently pursue the development and commercialization of Licensed Products in the Field of Use as set forth in and in accordance with the timeline in the then-current Development Plan. Newco’s noncompliance in a material respect with the

Development Plan shall be deemed a material breach of the Licence Agreement, provided that failure to achieve an objective by a deadline for reasons beyond Newco’s control and in spite of Newco’s diligent efforts shall not be deemed a material breach. For purposes of this provision, if Newco’s noncompliance with the Development Plan consists of a failure to take an action or achieve an objective by a deadline, Newco may cure such noncompliance by taking such action or achieving such objective within the 60-day notice period.

12.2 Development Reports. On each anniversary of the effective date of this Amendment to the Licence Agreement, Newco will provide Geron with an annual progress report summarizing its activities under the Development Plan, its progress in bringing Licensed Products to market and accomplishing the Development Plan, and any departures or anticipated departures from the Development Plan.

5. A new Section 13 is added at the end of the Licence Agreement, to read as follows:

     13. Royalties and Revenue Sharing.

13.1 Newco shall pay to Geron a royalty equal to * percent (*%) of Newco Revenues generated after the date of this Agreement. If Newco receives Newco Revenues in the form of non-cash consideration (other than equity securities of a third party) for any Licensed Product sold or otherwise transferred to an independent third party hereunder, Newco will pay Geron the royalty computed in accordance with the previous sentence, based upon the fair market value of such non-cash consideration on the date of its receipt by Newco. If Newco receives Newco Revenues in the form of equity securities of a third party, Newco will transfer to Geron * percent (*%) of the number of shares of such equity securities. Notwithstanding the foregoing, Geron shall not be entitled to any royalties on either (a) Net Sales Revenues for any Licensed Products that are made, used, and sold in a country or jurisdiction in which (i) there has never been any Valid Claims under the Geron Existing IP and any applicable Geron Background IP, or (ii) in which all Valid Claims under the Geron Existing IP and any applicable Geron Background IP have expired, or (b) Net Sublicence Revenues in respect of any such country or jurisdiction.

Newco shall pay to Geron the royalties specified in Section 13.1 on a quarterly basis within 60 days after the end of each calendar quarter. With each payment Newco shall provide Geron with a written report that includes, for each calendar quarter, on a product-by-product and country-by-country basis: (i) the identity and quantity of Licensed Products sold by

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Newco or its sublicensees; (ii) the identity of the countries in which such sales have been made; (iii) the gross and Net Sales Revenues from such sales; and (iv) the gross and Net Sublicence Revenues received by Newco, on a sublicence-by-sublicence basis. After the first such report of sales with respect to any country, the reports shall include that country whether or not Newco or its sublicensees have engaged in any sales in that country during said quarter. Newco shall provide a copy of its audited financial statements for each relevant financial year to Geron as soon as practicable after they are prepared together with a written statement from a director or officer of Newco certifying the amount of the royalties payable to Geron in respect of such financial year. Any discrepancy as to the amount of royalties payable as shown by the audited financial statements for the relevant financial year shall be promptly corrected, within five (5) Business Days after such audited financial statements are made available to Newco, by payment or refund by either Geron or BRC (as appropriate) of the difference in the amount of royalties payable, together with the accrued interest. All payments of royalties by Newco to Geron hereunder shall be made in US$, without any set-off, deduction or withholding of any kind. If Newco is overdue with any payment of royalties to Geron hereunder, then Newco shall be liable to pay interest on the overdue amount at an annual rate of 3% above the prevailing prime lending rate of The Hongkong and Shanghai Banking Corporation Limited, which interest shall accrue on a daily basis from the due date for payment until Geron has received payment of all outstanding sums in full.

13.2 Payments Generally. All payments shall be made in U.S. dollars by wire transfer to the account designated by Geron to Newco in writing from time to time and shall be considered received on the date such funds actually are received in the account. Newco shall be solely responsible for any and all payments due from its sublicensees.

13.3 Non-U.S. Sales – Conversion and Withholding.

(a) Royalties shall be calculated in the currency in which they are received by Newco, and converted into U.S. dollars and paid in U.S. dollars on the basis of the average of the closing spot selling exchange rates on the last Business Day of the calendar quarter as reported by the Wall Street Journal. If the Wall Street Journal ceases to publish currency exchange rates, the parties shall agree to an alternate reference.

(b) If Newco or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment, Newco shall, or (as the case may be) shall procure that its sublicensee or such other person shall, together with such payment, pay such additional amount as will ensure that Geron receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. Newco shall forward to Geron with its royalty report copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

13.4 Records and Audit. Newco shall keep proper and adequate records and accounts of Net Sales Revenues and Net Sublicence Revenues in sufficient detail to enable the amounts payable to Geron under this Section 13 to be reasonably determined. Newco shall require its sublicensees to keep such records as required by this Section 13.4 and shall be solely responsible to Geron for such sublicensees’ compliance with this Section 13.4. Upon reasonable notice to Newco, Geron shall have the right to have an independent certified public accountant, selected by Geron and reasonably acceptable to Newco, and under an appropriate obligation of confidentiality, audit Newco’s and Newco’s sublicensees’ records pertaining to Licensed Products during normal business hours to verify the amounts payable pursuant to this Agreement; provided, however, that such audit: (i) shall not take place more frequently than once a year; and (ii) shall not cover such records for more than the preceding five (5) years. Such audit shall be at Geron’s expense unless Newco has paid Geron less than ninety percent (90%) of the amount determined to be due for any full calendar year, in which case Newco shall reimburse Geron for all expenses related to such audit. Any discrepancy between the amount of royalties payable as shown by the results of such audit and the amount of royalties actually paid shall be promptly corrected, within ten (10) Business Days after the results of such audit are made available to Newco, by payment or refund, by either Geron or Newco (as appropriate) of the difference in the amount of royalties payable, together with accrued interest. Newco shall (and shall require its sublicensees to) preserve and maintain all such records and accounts required for audit for a period of at least five (5) years after the quarter to which such records and accounts apply.

6. In all other respects, the Licence Agreement remains unchanged and in full force and effect.

IN WITNESS THEREOF, Geron and Newco have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

GERON CORPORATION	TA THERAPEUTICS LIMITED

By:	By:

Schedule 11
Geron Services Agreement

This Services Agreement (the “Agreement”), effective 21st March, 2005, (the “Effective Date”), is between Geron Corporation, a Delaware corporation having a place of business at 230 Constitution Drive, Menlo Park, California 94025 (“Geron”) and TA Therapeutics Limited, a Hong Kong limited company whose registered office is at The Hong Kong University of Science and Technology, Clear Water Bay, Kowloon, Hong Kong (“Newco”).

RECITALS

WHEREAS, Geron and Biotechnology Research Corporation Limited (“BRC”) have formed Newco to develop telomerase activation for human therapeutic applications, pursuant to a Joint Venture Agreement dated March 1, 2005 (the “JV Agreement”);

WHEREAS, under the JV Agreement Geron agrees to enter into this Agreement to perform certain services for Newco;

NOW, THEREFORE, Geron and Newco agree as follows:

AGREEMENT

1. Definitions.

Capitalized terms not defined in this Agreement shall have the meanings set forth in the JV Agreement.

2. Services.

2.1. Business Services. From time to time Newco and Geron may agree on certain business, administrative, management or professional services (“Business Services”) that Geron will perform or cause to be performed for Newco in accordance with the Operations Plan. The scope, period of performance, expected cost, and other terms and conditions for such Business Services, as agreed upon by Newco and Geron, will be set forth in a Business Services Addendum to this Agreement, signed by both parties. The parties contemplate that a separate Business Services Addendum will typically be executed for each distinct category of Business Services.

2.2. Scientific Services. From time to time Newco and Geron may agree on certain scientific research and development work (“Scientific Services”) that Geron will perform or cause to be performed for Newco in accordance with the Operations Plan. The scope, period of performance, expected cost, and other terms and conditions for such Scientific Services, as agreed upon by Newco and

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Geron, will be set forth in a Scientific Services Addendum to this Agreement, signed by both parties. The parties contemplate that a separate Scientific Services Addendum will typically be executed for each distinct research and development project.

2.3. Performance of Services. Geron will perform all Business Services and Scientific Services (collectively, “Services”) in accordance with this Agreement and each applicable Business Services Addendum or Scientific Services Addendum (each an “Addendum” and collectively “Addenda”). Geron warrants that the Services shall be provided with reasonable skill and care and the same degree of care and diligence that Geron uses for similar activities on its own behalf and shall conform to standards generally observed in the biotechnology industry for similar services and Geron will use commercially reasonable efforts to provide the Services in a timely manner.

2.4. Personnel. Geron will use qualified and experienced personnel with the necessary skills and expertise to perform all Services to be performed under this Agreement.

2.5. Third Party Contractors. Geron may engage qualified third-party contractors, consultants or service providers to perform, or assist Geron in performing, the Services, but only if and to the extent specifically authorized by the applicable Addendum. Geron will remain responsible for the due performance of the Services.

3. Payment for Services.

3.1. Direct Cost Reimbursement. In consideration for the Services, Newco will pay Geron the Direct Cost (as defined in Section 3.2 below) of the Services provided, up to the monetary limit specified in the applicable Addendum. Geron shall not exceed, and Newco shall have no obligation to pay any amounts in excess of any monetary limit stated in the applicable Addendum unless approved in writing in advance by Newco.

3.2. Definition of Direct Costs. The “Direct Cost” of Services shall mean the sum of the following:

     (a) Salaries and wages of Geron’s employees employed in the performance of the Services. Labor charges will be based on time sheets approved by the respective employee’s supervisor or such other method as is appropriate for the type of service provided and customarily used by Geron;

     (b) Geron’s actual cost of employee benefits for such employees (calculated on a pro rata basis by reference to the actual time they are employed in the performance of the Services);

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     (c) Geron’s actual cost for third-party contractors, consultants and service providers authorized pursuant to Section 2.5;

     (d) Geron’s actual cost for supplies purchased for use in the performance of the Services;

     (e) A percentage of Geron’s actual cost for common supplies, calculated based on the allocation method used by Geron for such supplies for government grants;

     (f) Geron’s actual cost for equipment purchased which is substantially dedicated for use in performance of the Services and specifically authorized in the applicable Addendum, and for maintenance of such equipment;

     (g) Geron’s reasonable travel and related expenses incurred in connection with the performance of the Services by employees whose salaries and wages are chargeable under sub-section (a) above who have been reimbursed under Geron’s usual practice and in accordance with Geron’s travel policy, provided that the travel has been approved in advance by Newco in the applicable Addendum or otherwise in writing;

     (h) Other reasonable out-of-pocket expenses incurred by Geron that are necessary for the proper performance of the Services and which have been approved in advance by Newco in the applicable Addendum or otherwise in writing.

3.3. Billing and Payment. Geron shall submit a monthly invoice to Newco for each calendar month on or before the fifteenth (15th) Business Day of the following calendar month. Each such invoice shall state separately for each Addendum the Direct Cost of Services provided in such month under such Addendum. Newco will pay Geron the amount due under each invoice within thirty (30) calendar days after receipt of the invoice.

4. Limitations on Services.

4.1. No Representation or Warranty. The parties acknowledge that Geron is not in the business of providing the Services as set forth in this Agreement, and is entering into this Agreement as an accommodation to Newco in connection with the JV Agreement. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN AN ADDENDUM, Geron does not make any express or implied representations, warranties or guarantees relating to the Services to be provided hereunder or the quality or results of such services. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN AN ADDENDUM, ALL SERVICES PROVIDED HEREUNDER ARE PROVIDED TO NEWCO ON AN “AS IS” BASIS WITHOUT WARRANTY OF ANY KIND. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN AN

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ADDENDUM, GERON HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.2. Alternatives. If Geron reasonably believes it is unable to provide any of the Services because of a failure to obtain necessary consents, licences, sublicences or approvals or because of illegality or another cause beyond Geron’s control, the parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem is otherwise resolved to the satisfaction of the parties, Geron shall use commercially reasonable efforts to continue providing the Services. To the extent an agreed-upon alternative approach requires payment above and beyond that which is included in Geron’s charge for the Services in question, Newco shall be responsible for any such payment only if Newco agrees in advance in writing, provided that if Newco does not agree to be responsible for such payment, Geron will not be required to pursue such alternative approach.

5. Term and Termination.

5.1. Term. The term of this Agreement shall begin on the Effective Date and expire on the eighth (8th) anniversary of the Effective Date, unless earlier terminated as provided below.

5.2. Termination of Agreement. This Agreement and all Addenda shall be terminated automatically, as provided in Clause 13.1.1 of the JV Agreement, if Newco is placed in winding up pursuant to the provisions of Clause 11 or Clause 12 of the JV Agreement or otherwise. In addition, this Agreement may be terminated as follows:

5.2.1. By Newco, upon ten (10) days written notice, if Geron is in material breach of its obligations under this Agreement or any Addendum and such breach, if capable of remedy, has not been remedied to the reasonable satisfaction of Newco at the expiry of 60 days following receipt by Geron of a notice in writing from Newco notifying Geron of such breach and reasonably indicating the steps required to be taken to remedy the failure;

5.2.2. By Newco, upon ten (10) days written notice, if Geron ceases to be a Shareholder of Newco;

5.2.3. By Geron, upon ten (10) days written notice, if Newco is in material breach of its obligations under this Agreement or any Addendum and such breach, if capable of remedy, has not been remedied to the reasonable satisfaction of Geron at the expiry of 60 days following receipt by Newco of a notice in writing from Geron notifying Newco of such

4

breach and Default Notice reasonably indicating the steps required to be taken to remedy the failure;

5.2.4. By Geron, upon sixty (60) days written notice, if Geron ceases to be a Shareholder of Newco.

5.3. Termination of Addendum. Any Addendum may be terminated as follows, unless such Addendum provides otherwise:

5.3.1. By Newco, upon thirty (30) days written notice, with or without cause.

5.3.2. By Newco, upon ten (10) days written notice, if Geron is in material breach of its obligations under such Addendum and such breach, if capable of remedy, has not been remedied to the reasonable satisfaction of Newco at the expiry of 60 days following receipt by Geron of a notice in writing from Newco notifying Geron of such breach and reasonably indicating the steps required to be taken to remedy the failure;

5.3.3. By Geron, upon ten (10) days written notice, if Newco is in material breach of its obligations under such Addendum and such breach, if capable of remedy, has not been remedied to the reasonable satisfaction of Geron at the expiry of 60 days following receipt by Newco of a notice in writing from Geron notifying Newco of such breach and reasonably indicating the steps required to be taken to remedy the failure.

5.3.4. By Geron, upon sixty (60) days’ written notice, if Geron ceases to have available the personnel or resources required to perform the Services under such Addendum, provided that this section 5.3.4 will not apply with respect to personnel or resources designated by Geron as being dedicated to the performance of the Services .

5.4. Upon any termination of an Addendum, Geron shall immediately cease performance of services in respect of such Addendum and Newco shall be liable only for Direct Costs in respect of such Services up to the effective date of termination, and Direct Costs to be incurred after the effective date of termination to the extent that Geron is legally obligated to incur them and is unable to cancel the obligation despite reasonable efforts.

6. Indemnification and Limitation of Liability.

6.1. Indemnification. Geron shall indemnify, defend, and hold harmless Newco and its officers, directors, employees and agents (each person or entity, an “Indemnified Person”), from any liability, loss, claim, expense, proceeding, action and/or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by Geron, its officers, directors, employees and/or agents in connection with the Services, including reasonable attorneys’

5

fees and costs and any amounts expended in the settlement of any such claims of liability, loss, or damage and which arises out of or in relation to or by reason of:

(a)	the negligence, recklessness or intentional misconduct of Geron, its officers, directors, employees and/or agents in the provisions of the Services; or

(b)	any act or omission of Geron, its officers, directors, employees and/or agents outside the prescribed or authorized scope of the Services as defined by the applicable Addendum.

6.2. Limitation of Liability. IN NO EVENT WILL GERON BE LIABLE TO NEWCO FOR INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS.

7. Intellectual Property.

7.1. Subject to the rights of Third Parties in Intellectual Property, Newco shall own all Collaboration Inventions generated by Geron and/or its employees in the course of carrying out the Services.

7.2. In the case of Collaboration Inventions made by employees or agents of Geron (alone or in collaboration with others), Geron shall assign to Newco all its right, title and interest in such Collaboration Inventions.

7.3. Geron shall ensure that its employees and agents shall, where necessary, agree to assign to Newco (or assign to Geron for assignment to Newco under Section 7.2) their interest in any Collaboration Inventions generated by them in the course of carrying out the Services.

7.4. Geron shall use all reasonable endeavours to procure its employees and agents to fully disclose and record all Collaboration Inventions to enable Newco to fully collect, protect, exploit and commercialise the Collaboration Inventions.

7.5. Geron shall procure that, where necessary, written and irrevocable waivers of any such moral or other non-transferable rights in respect of the Collaboration Inventions have been given by its employees and agents in favour of Newco.

7.6. Geron shall do all things reasonably necessary, co-operate in good faith and provide such assistance as may be necessary and do all things as may be required to disclose, protect, maintain, enforce and/or transfer or assign the Collaboration Inventions, and shall procure that its employees and agents shall co-operate in the provision of such assistance including preparing and signing all forms, applications, documents, agreements and deeds to give effect to and complete the transactions, assignments, and licences contemplated by this Section 7.

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7.7. The provisions of this Section 7 shall survive any termination of this Agreement.

8. Confidentiality.

8.1. Confidential Information. “Confidential Information” means all non-public and/or proprietary information owned or possessed by the disclosing party and specifically designated as such. Confidential Information includes, without limitation, any methods, techniques and processes, and technical and scientific data, unpublished findings, biological material, know-how, specifications, patent applications, algorithms, programs, designs, drawings, and formulae, and engineering, manufacturing, marketing, development, sales, research, operations, financial and business plans and data disclosed by a party to the other party hereunder. Each party shall ensure that written confidential information is marked “confidential” or with a comparable marking and that confidential information not disclosed in writing is reduced to writing and marked as “confidential” or with a comparable marking within thirty (30) days of disclosure provided that information (other than scientific know-how and scientific techniques) exchanged by the parties hereunder or otherwise that relates to the business or operations of Newco shall be treated as confidential whether or not so marked.

8.2. Confidentiality Obligations. In the course of this Agreement, either or both of the parties may disclose Confidential Information to the other. Except as expressly set forth in this Agreement, during the term of this Agreement or a period of four (4) years from receipt thereof, whichever is longer, the recipient of the Confidential Information will use such information only for purposes of performing its obligations and/or exercising its rights under this Agreement, and will not disclose such information except to its employees and consultants. Each of the parties will ensure that its employees or consultants who receive access to the other party’s Confidential Information are legally obligated to maintain the confidentiality of such Confidential Information, and such party shall be responsible for the compliance of its employees or consultants. Each party represents to the other that the terms of this Section 8 do not conflict with any of the representing party’s obligations to any other person or entity.

8.3. Exceptions to Confidentiality. The restrictions on use and disclosure of Confidential Information shall not apply to information to the extent any of the following is true:

(a)	the information is now, or hereafter becomes, through no act or failure to act on the part of the recipient, generally known or available to the public;

(b)	the information is known by the recipient or is already in the possession of the recipient before it receives the information from the disclosing party;

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(c)	the information is furnished to the recipient by a third party who did not acquire the information directly or indirectly from the disclosing party or under an obligation of confidentiality to the disclosing party or otherwise under circumstances in which such third party did not have the legal right to acquire and furnish to the recipient the information in question;

(d)	the information is independently developed by the recipient without use or knowledge of the Confidential Information;

(e)	the information is required by law or by order of any court or governmental authority to be disclosed by the recipient. In the event of such compulsory disclosure, however, the recipient shall use reasonable efforts to give the disclosing party sufficient advance written notice to enable it to seek a protective order or other remedy to protect such Confidential Information. The recipient shall use reasonable efforts to disclose only the minimum Confidential Information required to be disclosed, whether or not a protective order or other remedy is in place;

(f)	the information is made available by the disclosing party to a third party without similar restrictions; or

(g)	the information (i) does not relate to the business or operations of Newco or is scientific know-how or scientific techniques and (ii) is not disclosed in writing or reduced to writing and marked as “confidential” or with other comparable marking within thirty (30) days of disclosure.

9. Publication. Except as otherwise specified in the applicable Addendum, publication of results, records, or other information arising out of or relating to Services will be permitted only with the prior written consent of Newco’s Joint Operating Committee. Newco may withhold that consent if Newco believes that such publication or disclosure may compromise or adversely impact Newco’s product development efforts, competitive position, or business. If Geron wishes to make such a publication or disclosure, it will submit a draft manuscript or disclosure for review by Newco at least forty-five (45) days prior to the date of submission for publication or public disclosure. Newco will, within forty-five (45) days after all members of Newco’s Joint Operating Committee have received the draft, communicate to Geron in writing its decision to:

(i) consent to the publication or disclosure as submitted without changes; or

(ii) consent to the publication or disclosure provided that specified information is deleted, or that publication or disclosure is delayed for a period, not to exceed sixty (60) days, sufficient to permit Newco to file any desire patent applications, or both; or

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(iii) withhold consent to the publication or disclosure.

Any publication arising out of or relating to this Agreement shall recognise intellectual contributions by co-authorship and/or acknowledgement, in accordance with applicable academic norms.

10. Miscellaneous.

10.1 Independent Contractor. Geron and Newco agree that, in performing its obligations under this Agreement, Geron shall be an independent contractor, and that neither Geron nor any of its employees or agents shall be deemed for any purpose to be an employee or agent of Newco and Geron shall not hold itself out as such. Nothing in this Agreement shall be deemed to give Geron any right or power to bind Newco to any obligation.

10.2 Governing Law; Dispute Resolution. The validity, construction and enforceability of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong without regard to choice of law provisions. Any dispute arising out of this Agreement shall be resolved as provided in Clause 34.2 of the JV Agreement.

10.3 Notice. Any notice required to be given by either party to the other party may be made (i) by hand delivery by Federal Express or comparable private courier service to the other party’s address given herein or such other address as may from time to time be notified for this purpose or (ii) by facsimile transmission to a facsimile number notified in writing by the other party for this purpose. Any properly addressed notice served by hand shall be deemed to have been served on delivery and any notice served by facsimile transmission shall be deemed to have been served when received, as shown by a confirmed transmission report.

10.4 Severability. If any provision in this Agreement shall be found or be held to be invalid or unenforceable then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by either party. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

10.5 No Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on a party unless the same shall have been set forth in a written document, specifically referring to this Agreement and duly signed by the waiving party. The failure of a party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of

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any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a party to enforce each and every such provision thereafter.

10.6 Assignment. This Agreement may not be assigned without the written consent of both of the parties to this Agreement. Any assignment not in conformance with this Section 10.6 shall be null, void and of no legal effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective permitted successors and assigns.

10.7. Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

10.8. Force Majeure. Neither party shall be liable for any delay in performing any of its obligations under this Agreement to the extent that such delay is directly caused by any occurrence which is beyond the reasonable control of the party so delaying, including, without limitation, delays arising out of acts of God, acts or orders of any government agency or instrumentality thereof, acts of public enemy, riots, embargoes, strikes, casualties or accidents, deliveries of materials, transportation or shortage of cars, trucks, fuel, power, labor or materials, interruption of or delay in transportation, unavailability of, interruption of or delay in telecommunications, or any other causes, circumstances or contingencies within or without the United States of America which are beyond the reasonable control of such party and such party shall be entitled (subject to giving the other party full particulars of the circumstances in question and to using its best endeavours to resume full performance without avoidable delay) to a reasonable extension of time for the performance of such obligations. Notwithstanding the occurrence of any force majeure event, this Agreement shall continue in full force for the remainder of its term and any renewals thereof.

10.9. Variation. No variation or amendment to this Agreement shall be effective unless in writing signed by authorized representatives of each of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Services Agreement as of the day and year first above written.

TA THERAPEUTICS LIMITED		GERON CORPORATION

By:	/s/ Chu Ching-Wu	By:	/s/ David L. Greenwood

	Chu Ching-wu		David L. Greenwood
	Director		Executive Vice President and
Chief Financial Officer

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Schedule 12
Existing Compounds

GRN140665

GRN139951

Schedule 13
Phase I Work Plan

Objectives

A.	*

B.	*

A.     Strategy for Drug Development

1.	*

2.	*

3.	*

4.	*

5.	*

B.     Strategy for Discovery Research

1.	*

2.	*

3.	*

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

A. Drug Development Workplan

*

o	*

➢ *

➢ *

➢ *

➢ *

➢ *

*	*

o	*

➢ *

➢ *

➢ *

o *

➢ *

➢ *

➢ *

➢ *

➢ *

➢ *

o	*

➢ *

➢ *

o	*

➢ *

➢ *

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

o	*

➢ *

➢ *

➢ *

o	*

➢ *

➢ *

o *

B. Discovery Research Workplan

*

1.	*

a.	*

b.	*

c.	*

2.	*

a.	*

3.	*

a.	*

     i. *

     ii. *

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Job Descriptions for TA JV

Phase I FTEs (#)	Responsibilities	Requirements

*	• *	*
• *

*

*	• *	• *
	• *	• *

*	• *	• *
• *

*	• *	• *

*

*	• *	• *
	• *	• *
	• *	• *

*	• *	• *
	• *	• *
• *

*	• *	• *
	• *	• *
	• *	• *

*	• *

*

*	• *	• *
	• *	• *

*

*	• *	• *
	• *	• *
	• *	• *
• *
• *
• *

*	• *	• *
• *

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Discovery Research Phase
I&II FTEs (#)	Responsibilities	Requirements

*

*	• *	• *
	• *	• *

*	• *	• *
	• *	• *

*	• *	• *
• *

*

*	• *	• *
	• *	• *

*	• *	• *

*	• *	• *

*	• *	• *

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 14
Phase II Work Plan

Drug Development Workplan:

*

o *
➢ *
➢ *

o *
➢ *
➢ *
➢ *
➢ *

o *
➢ *
➢ *
➢ *
➢ *

o *

o *

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Phase II FTEs (#)	Responsibilities	Requirements

*

*	*	*

*

*	• *	*
• *
• *
• *

*

*

*	• *	*
• *
• *
• *

*

*

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS whereof this Agreement has been executed by the Parties and is intended to be and is hereby delivered on the date appearing at the head hereof.

SIGNED by	)
for and on behalf of	)
BIOTECHNOLOGY	)	/s/ Roland Chin
RESEARCH CORPORATION	)
LIMITED	)
in the presence of:	)
/s/ Connie SO Yan-yan

SIGNED by David Greenwood	)
for and on behalf of	)
GERON CORPORATION	)
in the presence of:	)

/s/ David L. Greenwood
David Greenwood
Executive Vice President and Chief Financial Officer

/s/ James Griffiths

Witness
Name: James B. Griffiths, Solicitor
Address: 1105 – 1009 Jardine House
1 Connaught Place
Hong Kong.
Occupation: